      As filed with the Securities and Exchange Commission on May 9, 1995
                                                       Registration No. 33-90662

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1

                                      TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                           VICTORIA BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                         6711                   74-1756447
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                               ONE O'CONNOR PLAZA
                             VICTORIA, TEXAS 77902
                                 (512) 573-9432
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             --------------------

                                GREGORY SPRAWKA
                           VICTORIA BANKSHARES, INC.
                               ONE O'CONNOR PLAZA
                             VICTORIA, TEXAS  77902
                                 (512) 573-9432
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             --------------------

              Approximate date of commencement of proposed sale
                       of the securities to the public:

             As soon as practicable following the effective date
                       of this Registration Statement.

                             --------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             -------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               PROPOSED              PROPOSED
        TITLE OF EACH CLASS                AMOUNT               MAXIMUM               MAXIMUM             AMOUNT OF
           OF SECURITIES                   TO BE            OFFERING PRICE           AGGREGATE           REGISTRATION
         TO BE REGISTERED            REGISTERED (1)(2)       PER UNIT (2)         OFFERING PRICE             FEE
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value            307,187               $25.88              $7,950,000            $2,741.38
====================================================================================================================================

(1) Based upon the estimated number of shares to be issued pursuant to an Agreement and Plan of Merger dated January 12, 1995 between the Registrant and United Bancshares, Inc. The actual number of shares to be issued will vary depending on the average closing price for the Registrant's common stock over a ten trading day period ending on the last day of the month ending prior to the consummation of the merger referred to herein.

(2) Based upon the average of the bid and asked prices of the Registrant's common stock as reported by the Nasdaq National Market on March 24, 1995.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           VICTORIA BANKSHARES, INC.

                      ____________________________________

                             CROSS REFERENCE SHEET

                   (Pursuant to Item 501(b) of Regulation S-K
                      and Item 1 of Part I.A of Form S-4)

                   S-4 Item Number and Heading                      Location of Proxy Statement/Prospectus Heading
- ------------------------------------------------------------------------------------------------------------------------------------
     A.  Information About the Transaction
         ---------------------------------
         1.   Forepart of Registration Statement and Outside      Forepart of the Registration Statement; Cross
              Front Cover Page of Prospectus                      Reference Sheet; Outside Front Cover Page of
                                                                  Prospectus

         2.   Inside Front and Outside Back Cover Pages of        Table of Contents; Available Information;
              Prospectus                                          Incorporation of Certain Documents by Reference;
                                                                  Introduction

         3.   Risk Factors, Ratio of Earnings to Fixed            Introduction; Summary; Risk Factors; Selected
              Charges and Other Information                       Financial Data; Market Prices; The Merger; Index
                                                                  to Financial Statements of United

         4.   Terms of the Transaction                            Forepart of the Registration Statement;
                                                                  Introduction; Summary; The Merger; Description of
                                                                  Victoria Common and Preferred Stock; Comparison
                                                                  of Rights of Shareholders of United and Victoria;
                                                                  Information About Victoria; Appendix I and
                                                                  Appendix II

         5.   Pro Forma Financial Information                     Not Applicable

         6.   Material Contacts with the Company Being            Summary--The Merger; The Merger--Background and
              Acquired                                            Reasons for the Merger; Information About United--
                                                                  Certain Transactions

         7.   Additional Information Required for Reoffering      Not Applicable
              by Persons and Parties Deemed to be
              Underwriters

         8.   Interests of Named Experts and Counsel              Relationships with Independent Accountants;
                                                                  Experts; Legal Opinions

         9.   Disclosure of Commission Position on                Indemnification
              Indemnification for Securities Act
              Liabilities

     B.  Information About the Registrant
         --------------------------------
         10.  Information with Respect to S-3 Registrants         Not Applicable

         11.  Incorporation of Certain Information by             Not Applicable
              Reference

         12.  Information with Respect to S-2 or S-3              Outside Front Cover Page of Prospectus; Available
              Registrants                                         Information; Incorporation of Certain Documents
                                                                  by Reference; Summary; Selected Financial Data;
                                                                  Market Prices; Information About Victoria

         13.  Incorporation of Certain Information by             Incorporation of Certain Documents by Reference;
              Reference                                           Information About Victoria

         14.  Information with Respect to Registrants Other       Not Applicable
              Than S-2 or S-3 Registrants

     C.  Information About the Company Being Acquired
         --------------------------------------------
         15.  Information with Respect to S-3 Companies           Not Applicable

         16.  Information with Respect to S-2 or S-3              Not Applicable
              Companies

         17.  Information with Respect to Companies Other         Introduction; Summary; The Merger; Selected
              Than S-2 or S-3 Companies                           Financial Data; Market Prices; Information About
                                                                  United; Comparison of Rights of Shareholders of
                                                                  United and Victoria; Index to Financial
                                                                  Statements of United

     D.  Voting and Management Information
         ---------------------------------
         18.  Information if Proxies, Consents or                 The Proxy Card; Incorporation of Certain
              Authorizations are to be Solicited                  Documents by Reference; Introduction; Summary;
                                                                  The Merger; Information About Victoria;
                                                                  Information About United; Relationships with
                                                                  Independent Accountants; Experts; Appendix II

         19.  Information if Proxies, Consents or                 Not Applicable
              Authorizations are not  to be Solicited, or in
              an Exchange Offer

                            UNITED BANCSHARES, INC.
                                 2214 Avenue H
                             Rosenberg, Texas 77471
                                  P.O. Box 712
                             Rosenberg, Texas 77471

                               ____________, 1995


Dear Shareholders:

         A Special Meeting of Shareholders ("Meeting") of United Bancshares, Inc. ("United") will be held at ____ p.m., Central Standard Time, on _______, ____________, 1995, at United's office located at 2214 Avenue H, Rosenberg, Texas. At the Meeting, shareholders will consider and vote to approve, ratify and adopt the Agreement and Plan of Merger ("Merger Agreement") dated January 12, 1995, providing for the merger ("Merger") of United with and into Victoria Bankshares, Inc. ("Victoria"), a bank holding company located in Victoria, Texas. As a result of the Merger, United's subsidiary bank, Rosenberg Bank and Trust ("RB&T"), will be a wholly-owned subsidiary of Victoria, and United will cease to exist. Immediately after the Merger, Victoria will cause RB&T to be merged into Victoria's bank subsidiary, Victoria Bank and Trust Company ("VB&T").

         Upon receipt of all requisite shareholder and regulatory approvals and the effectiveness of the Merger, the holders of United common stock, $1.00 par value ("United Common Stock"), other than dissenting shareholders, will have their shares of United Common Stock converted into a number of shares of Victoria common stock, $1.00 par value ("Victoria Common Stock") determined in accordance with the provisions of the Merger Agreement, which are described in the accompanying Proxy Statement/Prospectus for the Meeting.

         United's Board of Directors believes that the Merger is in the best interests of the shareholders of United and the customers of RB&T. After the Merger, the shareholders of United who receive Victoria Common Stock will own publicly traded stock in a much larger, more diversified financial institution with a recent history of paying dividends on its common stock. The deposits of RB&T will become deposits of VB&T and will continue to be insured by the FDIC up to the maximum amount permitted by law.

         The enclosed Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus explain the proposed Merger and provide detailed information concerning United and Victoria. We urge you to read these materials carefully.

         You are cordially invited to attend the Meeting. IF YOU ARE A HOLDER OF UNITED COMMON STOCK, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you need assistance in completing your Proxy, please call Mr. D.W. Neuenschwander at United, (713) 342-5501.

         UNITED'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
OF THE MERGER.                                                     ---

                                                   UNITED BANCSHARES, INC.



                                                   D.W. Neuenschwander
                                                   Chairman of the Board

                            UNITED BANCSHARES, INC.
                                 2214 Avenue H
                             Rosenberg, Texas 77471

                                  P.O. Box 712
                             Rosenberg, Texas 77471


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ____________, 1995

         Notice is hereby given that a Special Meeting of Shareholders ("Meeting") of United Bancshares, Inc. ("United") will be held at the offices of United, 2214 Avenue H, Rosenberg, Texas, on ____________, 1995 at ____ p.m., Central Standard Time, for the following purposes:

                 (1) To consider and vote upon a proposal, recommended by the Board of Directors of United, to approve the Agreement and Plan of Merger dated as of January 12, 1995 (the "Merger Agreement"), by and between United and Victoria Bankshares, Inc. ("Victoria"), pursuant to which United will merge with and into Victoria and the holders of common stock of United, $1.00 par value ("United Common Stock"), other than dissenting shareholders, will have their shares of United Common Stock converted into a number of shares of common stock of Victoria, $1.00 par value ("Victoria Common Stock") determined in accordance with the provisions of the Merger Agreement.

                 (2) To transact such other business as may properly come before the Meeting and any adjournments thereof.

         The Board of Directors of United has fixed 5:00 p.m. on ____________, 1995, as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. The specific details of the merger are fully described in the accompanying Proxy Statement/Prospectus and in the Merger Agreement. A copy of the Merger Agreement is attached to the Proxy Statement/Prospectus as Appendix I.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        D.W. Neuenschwander
                                        Chairman of the Board


         IT IS IMPORTANT THAT YOUR SHARES OF UNITED COMMON STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF UNITED OR BY EXECUTION OF A PROXY OF A LATER DATE FILED WITH THE SECRETARY OF UNITED AT OR BEFORE THE MEETING. IN ADDITION, IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING IN PERSON.


___________, 1995
Rosenberg, Texas

             NOTICE TO THE SHAREHOLDERS OF UNITED BANCSHARES, INC.
                    WHO ARE PARTIES TO THE VOTING AGREEMENT
                               DATED MAY 16, 1988


To the Parties to the United Bancshares, Inc. Voting Agreement dated May 16,
1988:

         A Special Meeting of Shareholders ("Meeting") of United Bancshares, Inc. ("United") will be held at _____ p.m., Central Standard Time, on _________________, __________________, 1995, at United's office located at 2214
Avenue H, Rosenberg, Texas. At the Meeting, shareholders will consider and vote to approve, ratify and adopt the Agreement and Plan of Merger ("Merger Agreement") dated January 12, 1995, providing for the merger ("Merger") of United with and into Victoria Bankshares, Inc. ("Victoria"), a bank holding company located in Victoria, Texas. As a result of the Merger, United's subsidiary bank, Rosenberg Bank and Trust ("RB&T"), will be a wholly-owned subsidiary of Victoria, and United will cease to exist. Immediately after the Merger, Victoria will cause RB&T to be merged into Victoria's bank subsidiary, Victoria Bank and Trust Company.

         Each share of United common stock, $1.00 par value ("United Common Stock"), entitles the holder to one vote on the Merger. Holders of shares of Series A 7-1/2% Cumulative Preferred Stock, $7.50 par value, and shares of Series B 10% Cumulative Preferred Stock, $7.50 par value, are not entitled to vote these shares with respect to the Merger.

         Upon receipt of all requisite shareholder and regulatory approvals and the effectiveness of the Merger, the holders of United Common Stock, other than dissenting shareholders, will have their shares of United Common Stock converted into a number of shares of Victoria common stock, $1.00 par value ("Victoria Common Stock"), determined in accordance with the provisions of the Merger Agreement, which are described in the accompanying Proxy Statement/Prospectus.

         As Voting Representative under the Voting Agreement dated May 16, 1988 ("Voting Agreement"), I have the right to vote shares of United Common Stock which are subject to the Voting Agreement, including the right to vote such shares with respect to a proposal to merge United with a third party. Although I have the right to vote the shares of United Common Stock which are subject to the Voting Agreement at the Meeting with respect to the Merger, I have decided to allow each shareholder to vote his own United Common Stock at the Meeting with respect to the Merger.

         The Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus explain the proposed Merger and provide detailed information concerning United and Victoria. I urge you to read these materials carefully.

                                                   VOTING REPRESENTATIVE



                                                   D. W. Neuenschwander

UNITED BANCSHARES, INC.                                VICTORIA BANKSHARES, INC.

                           PROXY STATEMENT/PROSPECTUS

         Victoria Bankshares, Inc., a Texas corporation ("Victoria"), has filed this Proxy Statement/Prospectus with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), with respect to the shares of Victoria common stock, $1.00 par value per share ("Victoria Common Stock") to be issued in the proposed merger (the "Merger") of United Bancshares, Inc., a Texas corporation ("United"), with and into Victoria. As a result of the Merger, Rosenberg Bank and Trust ("RB&T"), a Texas state bank and a wholly-owned subsidiary of United, will become a wholly-owned subsidiary of Victoria. Immediately subsequent to the Merger, Victoria will cause RB&T to merge into Victoria Bank and Trust Company, ("VB&T"), a Texas state bank and indirect wholly-owned subsidiary of Victoria.

         This Proxy Statement/Prospectus constitutes the proxy statement of United relating to the solicitation of proxies by United's Board of Directors for use at the special meeting of shareholders of United (the "Meeting") scheduled to be held on ___________________, _____, 1995 at __________, Central
Standard Time, at the offices of United located at 2214 Avenue H in Rosenberg, Texas, and any adjournment thereof. At the Meeting, the shareholders of United will consider and vote upon a proposal to approve, ratify, confirm and adopt the Agreement and Plan of Merger dated as of January 12, 1995, by and between Victoria and United (the "Merger Agreement"), providing for, among other things, the merger of United with and into Victoria and, in connection therewith, the receipt by holders of United common stock, $1.00 par value per share ("United Common Stock") of Victoria Common Stock. A copy of the Merger Agreement is included as Appendix I and is incorporated herein by reference.


         The Merger Agreement provides that shares of United Common Stock at the effective time of the Merger (the "Effective Time") will be converted into a number of shares of Victoria Common Stock in accordance with the terms of the Merger Agreement. The Merger Agreement provides for an aggregate merger consideration of $7,950,000, payable in shares of Victoria Common Stock based on the market price of Victoria Common Stock determined over a ten-day trading period ending on the last day of the month ending prior to the consummation of the Merger (the "Pricing Average"). If the Effective Time had been in May 1995, and assuming no change in the number of shares of United Common Stock outstanding, the Pricing Average (based on the ten-day trading period ending on the last day of April 1995) would have been $24.48 and each share of outstanding United Common Stock would have been converted into approximately
1.38 shares of Victoria Common Stock. As a condition to consummation of the Merger, Victoria and United have agreed that the Pricing Average must be between $21.25 per share and $33.75 per share, unless both parties waive this condition. If the Pricing Average at the Effective Time is $21.25, each outstanding share of United Common Stock will be converted into approximately
1.59 shares of Victoria Common Stock. If the Pricing Average at the Effective Time is $33.75, each outstanding share of United Common Stock will be converted into approximately 1.00 share of Victoria Common Stock. SEE "SUMMARY--THE MERGER" AND "THE MERGER--GENERAL".


         Victoria will not issue fractional shares of Victoria Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Pricing Average. SEE "SUMMARY--THE MERGER"; "THE MERGER--GENERAL"; "THE MERGER--APPRAISAL RIGHTS"; APPENDIX I; AND APPENDIX II.

         Consummation of the Merger is subject to the receipt of required governmental approvals, the approval of the holders of a majority of the outstanding United Common Stock, and certain other conditions, all as more fully described in this Proxy Statement/Prospectus. SEE "SUMMARY--CONDITIONS TO CONSUMMATION; REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

         This Proxy Statement/Prospectus also constitutes the prospectus of Victoria with respect to the shares of Victoria Common Stock to be issued to the holders of United Common Stock in the Merger; however, it does not cover resales of shares of Victoria Common Stock upon consummation of the proposed Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale. SEE "RESALE OF VICTORIA COMMON STOCK".


         Victoria Common Stock is publicly traded on the Nasdaq National Market. On May 4, 1995, the last reported sale price per share of Victoria Common Stock was $25.00. No active public trading market exists for United Common Stock. SEE "MARKET PRICES".

         This Proxy Statement/Prospectus is first being mailed or delivered to United shareholders on or about __________________, 1995.

         THE SECURITIES OF VICTORIA BANKSHARES, INC. OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Victoria, through its wholly-owned, non-bank subsidiary, Victoria Financial Services, Inc., a Delaware corporation and bank holding company, owns VB&T. Victoria also owns, directly or indirectly, five other non-bank subsidiaries: Transact Financial Corporation (mortgage loans); Central Computers, Inc. (data processing); Victoria Capital Corporation (investments in small businesses); V.B.I., Inc. (foreclosed properties); and Victoria Securities Corporation (discount brokerage services). Central Computers, Inc. and Victoria Capital Corporation are wholly-owned subsidiaries of VB&T. All information concerning Victoria and VB&T has been furnished by Victoria. All information regarding United and RB&T has been furnished by United.

         THE SHARES OF VICTORIA COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS TRANSACTION INVOLVES CERTAIN RISKS. UNITED SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS".

         The date of this Proxy Statement/Prospectus is _________________, 1995.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . .   1         COMPARISON OF RIGHTS OF SHAREHOLDERS OF
                                                                    UNITED AND VICTORIA . . . . . . . . . . . . . . . . . .  42
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . .   1                 Mergers   . . . . . . . . . . . . . . . . . . .  43
                                                                            Appraisal Rights  . . . . . . . . . . . . . . .  43
PROXY STATEMENT/PROSPECTUS                                                  Special Meetings  . . . . . . . . . . . . . . .  43
                                                                            Actions Without a Meeting   . . . . . . . . . .  44
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . .   3                 Purchase of Shares  . . . . . . . . . . . . . .  44
                                                                            Voting Rights   . . . . . . . . . . . . . . . .  44
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . .   6                 Election of Directors   . . . . . . . . . . . .  44
        Parties to the Merger   . . . . . . . . . . . .   6                 Assessability of Capital Stock  . . . . . . . .  45
        The Merger  . . . . . . . . . . . . . . . . . .   6                 Charter Amendments  . . . . . . . . . . . . . .  45
        Reasons for the Merger; Recommendation of Board                     Dissolution . . . . . . . . . . . . . . . . . .  45
          Directors  . . . . . . . . . . . . . . . . .                      Preemptive Rights   . . . . . . . . . . . . . .  45
        The Meeting   . . . . . . . . . . . . . . . . .   8                 Dividends   . . . . . . . . . . . . . . . . . .  46
        Record Date   . . . . . . . . . . . . . . . . .   8                 Liquidation Rights  . . . . . . . . . . . . . .  46
        Shareholder Votes Required  . . . . . . . . . .   8                 Limitation of Liability and
        Dissenters' Rights  . . . . . . . . . . . . . .   8                   Indemnification   . . . . . . . . . . . . . .  46
        Conditions to Consummation; Regulatory                              Inspection of Books and Records   . . . . . . .  47
           Approvals; Termination . . . . . . . . . . .   9
        Federal Income Tax Consequences   . . . . . . .   9         RESALE OF VICTORIA COMMON STOCK . . . . . . . . . . . .  47
        Accounting Treatment  . . . . . . . . . . . . .  10
        Risk Factors  . . . . . . . . . . . . . . . . .  10         INFORMATION ABOUT VICTORIA  . . . . . . . . . . . . . .  48
        Interests of Certain Persons in the Merger  . .  10                 Incorporation of Certain Documents by
                                                                              Reference   . . . . . . . . . . . . . . . . .  48
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . .  11                 Interests of Certain Persons  . . . . . . . . .  48
        Special Considerations with Respect to
           United . . . . . . . . . . . . . . . . . . .  11         INFORMATION ABOUT UNITED  . . . . . . . . . . . . . . .  48
        Loss of Control   . . . . . . . . . . . . . . .  11                 General   . . . . . . . . . . . . . . . . . . .  48
        Special Considerations with Respect to                              Services, Employees and Properties  . . . . . .  48
           Victoria . . . . . . . . . . . . . . . . . .  11                 Competition   . . . . . . . . . . . . . . . . .  48
        Governmental Regulation   . . . . . . . . . . .  11                 Legal Proceedings   . . . . . . . . . . . . . .  49
        Competition   . . . . . . . . . . . . . . . . .  12                 Regulatory Commitments  . . . . . . . . . . . .  49
        Economic Conditions   . . . . . . . . . . . . .  12                 Market Prices and Dividends   . . . . . . . . .  50
        Dividend History and Dividend Restrictions  . .  12                 Management and Principal Shareholders   . . . .  50
        Special Considerations with Respect to the                          Interest of Certain Persons   . . . . . . . . .  57
            Merger  . . . . . . . . . . . . . . . . . .  13
        Floor and Ceiling on Merger Consideration   . .  13         CONSOLIDATED STATEMENTS OF EARNINGS OF UNITED . . . . .  58
        Dilution of Shareholders of Victoria  . . . . .  13
        Interest Rate Risk  . . . . . . . . . . . . . .  14         MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        Anti-takeover Provisions  . . . . . . . . . . .  14         FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UNITED  59
                                                                            Performance Summary   . . . . . . . . . . . . .  59
SUMMARY OF SELECTED FINANCIAL DATA  . . . . . . . . . .  15                 Net Interest Income and Net Interest
                                                                              Margin  . . . . . . . . . . . . . . . . . . .  59
MARKET PRICES . . . . . . . . . . . . . . . . . . . . .  17                 Noninterest Income  . . . . . . . . . . . . . .  61
                                                                            Noninterest Expense   . . . . . . . . . . . . .  61
THE MEETING . . . . . . . . . . . . . . . . . . . . . .  18                 Income Taxes  . . . . . . . . . . . . . . . . .  61
        General   . . . . . . . . . . . . . . . . . . .  18                 Impact of Inflation   . . . . . . . . . . . . .  62
        Proxies   . . . . . . . . . . . . . . . . . . .  18                 Loan Portfolio  . . . . . . . . . . . . . . . .  62
        Principal Shareholders  . . . . . . . . . . . .  18                 Nonperforming Loans and Assets  . . . . . . . .  63
                                                                            Allowance for Credit Losses   . . . . . . . . .  65
THE MERGER  . . . . . . . . . . . . . . . . . . . . . .  19                 Allocation of the Allowance for Credit
        General   . . . . . . . . . . . . . . . . . . .  19                   Losses  . . . . . . . . . . . . . . . . . . .  66
        Redemption of Preferred Stock   . . . . . . . .  21                 Investments   . . . . . . . . . . . . . . . . .  67
        Background of the Merger  . . . . . . . . . . .  21                 Deposits  . . . . . . . . . . . . . . . . . . .  70
        Reasons for the Merger and Recommendation of                        Interest Rate Sensitivity and Liquidity   . . .  71
          the Board of Directors  . . . . . . . . . . .  21                 Capital Resources   . . . . . . . . . . . . . .  72
        Operations After the Merger   . . . . . . . . .  23
        Other Terms and Conditions  . . . . . . . . . .  23         RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS  . . . . . .  73
        Additional Agreements   . . . . . . . . . . . .  27
        Business Pending Effective Time   . . . . . . .  27         EXPERTS . . . . . . . . . . . . . . . . . . . . . . . .  73
        Amendment; Termination  . . . . . . . . . . . .  28
        Exchange of Shares  . . . . . . . . . . . . . .  29         LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . .  73
        Appraisal Rights  . . . . . . . . . . . . . . .  29
        Federal Income Tax Consequences   . . . . . . .  31         INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .  73
        Government Approvals  . . . . . . . . . . . . .  33
        Accounting Treatment . . . . . . . . . . . . .   33         OTHER MATTERS . . . . . . . . . . . . . . . . . . . . .  74
SUPERVISION AND REGULATION  . . . . . . . . . . . . . .  33
        General   . . . . . . . . . . . . . . . . . . .  33          INDEX TO FINANCIAL STATEMENTS OF UNITED
        Regulation of the Companies   . . . . . . . . .  34         APPENDIX I - MERGER AGREEMENT
        Regulation of the Banks   . . . . . . . . . . .  36         APPENDIX II - DISSENTER'S RIGHTS OF APPRAISAL

DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK  . .  40
        Victoria Common Stock   . . . . . . . . . . . .  41
        Dividends   . . . . . . . . . . . . . . . . . .  41
        Preemptive Rights   . . . . . . . . . . . . . .  41
        Voting Rights   . . . . . . . . . . . . . . . .  42
        Liquidation   . . . . . . . . . . . . . . . . .  42
        Victoria Preferred Stock  . . . . . . . . . . .  42


                             AVAILABLE INFORMATION


         Victoria has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act, for the registration of Victoria Common Stock to be issued in the proposed Merger. This Proxy Statement/Prospectus was filed as a part of the Registration Statement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are permitted to be omitted by the rules and regulations of the Commission.
For further information pertaining to Victoria, Victoria Common Stock and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the public reference rooms and facilities of the Commission referred to below.

         Victoria is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the public reference facilities in the New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. The Victoria Common Stock is included for quotation on the Nasdaq National Market and such reports, proxy statements and other information concerning Victoria should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING VICTORIA (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF UNITED STOCK WITHOUT CHARGE UPON REQUEST FROM THE SECRETARY OF VICTORIA BANKSHARES, INC., P. O. BOX 1698, VICTORIA, TEXAS 77902; TELEPHONE NUMBER (512) 573-9432. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY ____________________, 1995.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Victoria with the Commission are incorporated herein by reference:

         (i) Victoria's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-8037); and

         (ii) Victoria's Proxy Statement dated March 20, 1995, relating to its annual meeting of shareholders held on April 18, 1995 (File No. 0-8037).

         All documents filed by Victoria pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting to which this Proxy Statement/Prospectus relates are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

         No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Victoria, United or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than Victoria Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

         Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Victoria, VB&T, United, RB&T or their respective affiliates since the date of this Proxy Statement/Prospectus.





             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                           PROXY STATEMENT/PROSPECTUS

                                  INTRODUCTION

         This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of United Bancshares, Inc., a Texas corporation ("United"), for use at the special meeting of United shareholders to be held at the time and place set forth in the foregoing Notice of Special Meeting of Shareholders, and any adjournments thereof (the "Meeting"). This Proxy Statement/Prospectus also constitutes a prospectus of Victoria Bankshares, Inc. ("Victoria") with respect to the shares of Victoria common stock, $1.00 par value per share ("Victoria Common Stock"), to be issued to the holders of the common stock, $1.00 par value, of United ("United Common Stock") in the proposed merger (the "Merger") of United with and into Victoria. As a result of the Merger, Rosenberg Bank and Trust ("RB&T"), a Texas state bank and a wholly-owned subsidiary of United, will become a wholly-owned subsidiary of Victoria. Immediately subsequent to the Merger, Victoria will cause RB&T to merge into Victoria Bank and Trust Company ("VB&T"), a Texas state bank and indirect wholly-owned subsidiary of Victoria.

         The following proposals will be considered and voted upon at the
Meeting:

         (1) To approve, ratify, confirm and adopt the Agreement and Plan of Merger dated January 12, 1995 by and between Victoria and United (the "Merger Agreement"), pursuant to which United will be merged with and into Victoria; and

         (2) To consider and transact such other business as may properly come before the Meeting.

         United's Board of Directors has fixed ____________________, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting (the "Record Date"). As of the Record Date, United had 5,000,000 shares of United Common Stock authorized, of which 235,806 shares were issued and outstanding, and 92 shares of which were held in treasury.
Each share of United Common Stock entitles the holder to one vote on the Merger and one vote on any other proposal to be voted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of shares of United Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of United Common Stock is required for approval of the Merger Agreement. As of the Record Date, United also had authorized (i) 66,726 shares of Series A 7-1/2% Cumulative Preferred Stock, $7.50 par value per share ("United Series A Preferred Stock"), of which 42,589 shares were issued and outstanding, and none of which were held in treasury, and (ii) 26,667 shares of Series B 10% Cumulative Preferred Stock, $7.50 par value per share ("United Series B Preferred Stock"), all of which were issued and outstanding, and none of which were held in treasury. The holders of United Series A Preferred Stock and United Series B Preferred Stock are not entitled to vote those shares with respect to the Merger. Immediately before the Effective Time, United will cause RB&T to declare a dividend in sufficient amount to enable United to, among other things, redeem all shares of United's issued and outstanding
United Series A Preferred Stock and United Series B Preferred Stock for the liquidation value of such shares plus any accrued and unpaid dividends thereon through the Effective Time. UNITED'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER. SEE "SUMMARY--RECORD DATE"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MEETING--GENERAL";
"THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.


         Of the 235,806 shares of United Common Stock currently outstanding, 164,161 shares, or 69.62%, are subject to a Voting Agreement dated May 16, 1988 (the "United Voting Agreement"). D.W. Neuenschwander, the Chairman of the Board and President of United; G.W. Neuenschwander, a director of United; S.E. McCrory, Jr., a director of United; and approximately 63 other shareholders of United are parties to the United Voting Agreement. The term of the Voting Agreement is for a period of ten years from May 15, 1988, but may be terminated earlier by (i) the written agreement of the parties to the United Voting Agreement owning not less than 80% of the shares of stock subject to the United Voting Agreement, (ii) the sale of all of the shares of stock subject to the United Voting Agreement, as such term is defined in the United Voting Agreement, or
(iii) the final dissolution or liquidation of United. Pursuant to the United Voting Agreement, D.W. Neuenschwander, as Voting Representative thereunder (the "Voting Representative") has the right to vote the shares subject to the United Voting Agreement at any meeting on any issue with respect to which the United shareholders would otherwise have the right to vote their respective shares, including the right to vote with respect to a proposal to merge United with a third party. Although the Voting Representative has the power to vote the shares of United Common Stock which are subject to the United Voting Agreement at the Meeting with respect to the Merger, the Voting Representative has decided to allow each shareholder to vote his own stock with respect to the Merger.



         Subject to certain termination rights, six of the principal holders of United Common Stock have agreed, pursuant to a Voting Agreement and Irrevocable Proxy (each, a "Voting Agreement and Proxy" and collectively, the "Voting Agreements and Proxies"), to vote all of their United Common Stock in favor of the Merger. The parties to the Voting Agreements and Proxies are the six shareholders of United who own 2% or more of the issued and outstanding United Common Stock and include D.W. Neuenschwander, the Chairman of the Board and President of United; RB&T, IRA Custodian for D.W. Neuenschwander; G.W. Neuenschwander, a director of United; RB&T, Custodian for S.E. McCrory, Jr., Self Directed Retirement Account; S.E. McCrory, a director of United; and two other shareholders who are not officers or directors of United. Each Voting Agreement and Proxy applies only with respect to the vote on the Merger and terminates upon the earlier of (i) the termination of the Merger Agreement, or
(ii) the consummation of the Merger. Because these six shareholders have the power to vote an aggregate of 115,374 shares, or 48.93%, of the issued and outstanding shares of United Common Stock, the vote of only 2,530 shares, or 1.07%, of the remaining issued and outstanding United Common Stock will be required to assure approval of the Merger by the holders of United Common Stock. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MEETING--PRINCIPAL SHAREHOLDERS"; "THE MERGER--GENERAL"; "THE MERGER--ADDITIONAL AGREEMENTS"; AND "INFORMATION ABOUT UNITED--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".




         The enclosed proxies are solicited by United's Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger. Failure to submit a proxy or vote at the Meeting will have the same effect as a vote against the Merger. At present, United's Board of Directors knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with United's Board of Directors' recommendation pursuant to the discretionary authority conferred, if any, by the proxy. SEE "THE MERGER--APPRAISAL RIGHTS"; AND APPENDIX II.

         A proxy may be revoked at any time prior to its exercise by filing with the Secretary of United at United's principal executive office a duly executed proxy bearing a later date or a written notice revoking such proxy. Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person by written ballot on any matter presented for a vote at such Meeting, whether or not such shareholder has given a proxy previously, and such action will constitute a revocation of any prior proxy.

         Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of United and RB&T, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed by United for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of this Proxy Statement/Prospectus and accompanying materials to the beneficial owners of United Common Stock, United Series A Preferred Stock and United Series B Preferred Stock (sometimes referred to collectively as the "United Stock") held of record by such persons, and United may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur in that connection. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party incurring the expense.

         Brokerage firms, banks, nominees, fiduciaries and other custodians are requested to forward these proxy materials to the beneficial owners of United Stock held of record by them, and United will reimburse them, upon request, for their reasonable expenses in connection with such mailing or other communications with such beneficial owners.

         Victoria's principal executive offices are located at One O'Connor Plaza, Victoria, Texas 77902; telephone number (512) 573-9432. United's principal executive offices are located at 2214 Avenue H, Rosenberg, Texas 77471; telephone number (713) 342-5501.

                                    SUMMARY

         The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus and the related documents.

PARTIES TO THE MERGER

         Victoria is a Texas corporation organized in 1973. It is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Substantially all of Victoria's revenues are derived from VB&T, an indirect wholly-owned banking subsidiary of Victoria located in Texas.

         VB&T is a Texas banking association headquartered in Victoria and a wholly-owned commercial bank subsidiary of Victoria Financial Services, Inc. VB&T wholly owns Central Computers, Inc. and Victoria Capital Corporation. VB&T conducts a general, full-service commercial and consumer banking business through 37 banking offices located in 30 communities and 21 counties in South Central Texas.

         On December 31, 1994, Victoria and its subsidiaries had consolidated assets of $1.7 billion, consolidated deposits of $1.5 billion and total shareholders' equity of $175 million. Additional information regarding Victoria is included in the Victoria documents incorporated by reference herein. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SELECTED FINANCIAL DATA"; AND "INFORMATION ABOUT VICTORIA".

         United is a Texas corporation organized in 1978. Like Victoria, it is a bank holding company registered with the Federal Reserve under the BHC Act. Substantially all of United's revenues are derived from RB&T, its wholly-owned banking subsidiary located in Rosenberg, Texas. RB&T conducts a general, full-service commercial and consumer banking business through its principal office located at 2214 Avenue H in Rosenberg and its two branch offices located at 3400 Highway 6 and 4555 Sweetwater Boulevard in Sugar Land, Texas.

         On December 31, 1994, United and RB&T had consolidated assets of $68.3 million, consolidated deposits of $63.3 million and total shareholders' equity of $4.2 million. SEE "INFORMATION ABOUT UNITED"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UNITED"; AND INDEX TO FINANCIAL STATEMENTS OF UNITED.

THE MERGER

         The Merger Agreement provides that each share of United Common Stock, at the Effective Time, other than shares held by dissenting shareholders, will be converted into a number of shares of Victoria Common Stock in accordance with the terms of the Merger Agreement. The actual number of shares of Victoria Common Stock to be issued upon consummation of the Merger will be based on the market price of Victoria Common Stock determined over a ten-day trading period ending on the last day of the month ending prior to the consummation of the Merger. Based on a conversion factor which would have been applicable if the Effective Time of the Merger had occurred in May 1995, approximately 1.38 shares of Victoria Common Stock would have been issued for each outstanding share of United Common Stock. As a condition to consummation of the Merger, Victoria and United have agreed that the Pricing Average must be between $21.25 per share and $33.75 per share, unless both parties waive this condition. If the Pricing Average at the Effective Time is $21.25, each outstanding share of United Common Stock will be converted into approximately
1.59 shares of Victoria Common Stock. If the Pricing Average at the Effective Time is $33.75, each outstanding share of United Common Stock will be converted into approximately 1.00 share of Victoria Common Stock. SEE "SUMMARY--THE MERGER" AND "THE MERGER--GENERAL". SEE "INTRODUCTION"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--GENERAL"; "THE MERGER--APPRAISAL RIGHTS"; APPENDIX I; AND APPENDIX II.


         Victoria will be the surviving entity in the Merger, and the officers and directors of Victoria will continue to be the officers and directors of Victoria after the Merger. SEE "THE MERGER--GENERAL" AND "INFORMATION ABOUT UNITED".

         As of March 24, 1995, there were 235,806 shares of United Common Stock issued and outstanding. Other than United Series A Preferred Stock and United Series B Preferred Stock, which will be redeemed by United before the Merger for the liquidation value of such shares plus any accrued and unpaid dividends thereon through the Effective Date, there are presently no outstanding debentures, subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments obligating United to issue any shares of United Stock. SEE "INTRODUCTION"; "THE MERGER- -GENERAL"; AND APPENDIX I.

         The Merger Agreement was the result of arm's length negotiations between representatives of Victoria and United. United's Board of Directors believes the terms of the Merger are fair and in the best interest of United's shareholders. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS" AND "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER".

REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS


         The Board of Directors of United, after due consideration and study, has concluded unanimously that the proposed Merger is advisable and in the best interests of United and its shareholders. In reaching its determination to enter into the Merger Agreement, the Board of Directors considered a number of factors, including but not limited to the following: the financial terms of the Merger; the increased investment liquidity that the Merger would provide United's shareholders; the financial condition and business prospects for Victoria; the prospects for United and RB&T continuing to operate as an independent community-based financial institution, including the current and prospective economic environment, competitive constraints and regulatory requirements; and the other terms of the Merger Agreement, including the tax-free nature of the exchange and the ability of United to redeem its outstanding preferred stock. Consummation of the Merger offers the holders of United Common Stock the opportunity to acquire publicly traded stock in a larger, more diversified financial institution. United Common Stock is not publicly traded. United's Board of Directors anticipates that the Merger will expand the banking products and services offered to RB&T's customers and community. As part of a larger holding company system, RB&T's facilities will be provided with specialized staff resources in accounting, auditing, investment, trust management, loan review, marketing, data processing and
electronic funds transfer services.   UNITED'S BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT HOLDERS OF UNITED COMMON STOCK VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the United shareholders entitled to vote at the Meeting and the satisfaction of certain other conditions. SEE "INTRODUCTION"; "MARKET PRICES"; "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER"; "DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK"; "INFORMATION ABOUT VICTORIA"; AND "INFORMATION ABOUT UNITED".

THE MEETING

         The Meeting will be held on ______________, 1995 at _____ p.m.,
Central Standard Time, at the offices of United, 2214 Avenue H, Rosenberg, Texas, for purposes of (i) approving, ratifying, confirming and adopting the Merger Agreement; and (ii) transacting such other business as may properly come before the Meeting. SEE "INTRODUCTION", AND "THE MEETING--GENERAL". RECORD DATE

         The Record Date has been set by United's Board of Directors as 5:00 p.m. on ______________________, 1995. Only holders of United Common Stock as of the Record Date will be entitled to vote at the Meeting. SEE "INTRODUCTION"; AND "THE MEETING-- GENERAL".

SHAREHOLDER VOTES REQUIRED

         The Merger must be approved by the affirmative vote of the holders of a majority of the shares of United Common Stock, issued and outstanding and entitled to vote at the Meeting.

         Of the 235,806 shares of United Common Stock currently outstanding, 164,161 shares, or 69.62%, are subject to the United Voting Agreement pursuant to which the Voting Representative thereunder has the right to vote such shares at any meeting on any issue with respect to which holders of United Common Stock would otherwise have the right to vote their respective shares, including the right to vote with respect to a proposal to merge United with a third party. Although the Voting Representative has the power to vote the shares of United Common Stock which are subject to the United Voting Agreement with respect to the Merger, the Voting Representative has decided to allow each shareholder to vote his own shares with respect to the Merger.


         Six principal holders of United Common Stock have agreed, pursuant to the Voting Agreements and Proxies and subject to the terms and conditions thereof, to vote their United Common Stock in favor of the Merger. Because these six shareholders have the power to vote 115,374 shares, or 48.93%, of the issued and outstanding United Common Stock, the vote of only 2,530 shares, or 1.07%, of the remaining issued and outstanding United Common Stock will be required to assure approval of the Merger by the holders of United Common Stock. SEE "INTRODUCTION"; "THE MERGER--GENERAL"; "THE MERGER--ADDITIONAL AGREEMENTS"; AND "INFORMATION ABOUT UNITED--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".


         Subject to the satisfaction or waiver of all of the conditions to Victoria's obligations to effect the Merger, Victoria has approved the Merger Agreement in the manner prescribed by the Texas Business Corporation Act ("TBCA"). SEE "THE MERGER--GENERAL".

DISSENTERS' RIGHTS


         Under the TBCA, a shareholder has the right to dissent from the Merger and receive payment in cash of the fair value of his shares of United Common Stock by (i) filing a written notice of objection to the Merger with the presiding officer of the Meeting at or prior to the Meeting and by not voting in favor of the Merger at the Meeting; (ii) within ten (10) days after receiving notice that the Merger was effected, making a written demand on Victoria for payment of the fair value of his shares; and (iii) within twenty (20) days after demanding payment for his shares, submitting the certificates to Victoria for notation that such a demand has been made. A shareholder must follow the exact procedure required by the TBCA in order to properly exercise his dissenter's rights of appraisal and avoid waiver of those rights. VOTING IN FAVOR OF THE MERGER OR RETURNING AN UNMARKED PROXY WILL EFFECTIVELY WAIVE A SHAREHOLDER'S RIGHTS OF APPRAISAL. For a more detailed description of the statutory dissenters' rights procedure, see the applicable provisions of the TBCA which are reproduced in full in Appendix II to this Proxy Statement/Prospectus. SEE "THE MERGER--APPRAISAL RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--APPRAISAL RIGHTS"; AND APPENDIX II.


CONDITIONS TO CONSUMMATION; REGULATORY APPROVALS; TERMINATION

         Consummation of the Merger is subject to approval of the Merger by the United shareholders, receipt of required regulatory approvals or waivers from the Banking Commissioner of Texas ("Commissioner"), the Federal Reserve and the Federal Deposit Insurance Corporation ("FDIC"), and the satisfaction or waiver of certain other conditions. SEE "THE MERGER--OTHER TERMS AND CONDITIONS". Merger applications have been filed with the Commissioner and the FDIC for the merger of RB&T into VB&T, and a waiver request by Victoria to merge with United has been filed with the Federal Reserve. It is expected that the Commissioner and the FDIC will approve the applications and the Federal Reserve will grant a waiver, although there can be no assurance they will do so. SEE "THE MERGER--GOVERNMENT APPROVALS"; AND "THE MERGER-- FEDERAL INCOME TAX CONSEQUENCES".

         Following Federal Reserve waiver and FDIC approval, the United States Department of Justice ("Justice Department") has at least fifteen days in which to bring action opposing the Merger under the antitrust laws, which action would stay the approval of the transaction unless otherwise ordered by an appropriate judicial authority. No Justice Department objection or adverse action is anticipated.

         The respective Boards of Directors of Victoria and United may terminate the Merger Agreement for, among other reasons, the failure of any of the several conditions to each of their respective obligations to consummate the Merger, or the failure of the Merger to become effective on or before the expiration of nine months from the date of the Merger Agreement, or such later date agreed to in writing by Victoria and United. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; "THE MERGER--BUSINESS PENDING EFFECTIVE TIME"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Bracewell & Patterson, L.L.P., based upon certain assumptions and representations, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" under the Internal Revenue Code of 1986, as amended (the "Code"), and as a result of such qualification, no gain or loss should be recognized by holders of United Common Stock for federal income tax purposes upon receipt of Victoria Common Stock in accordance with the Merger Agreement. Any gain attributable to cash received by holders of United Common Stock in lieu of fractional shares of Victoria Common Stock will be taxed as ordinary income (loss) or capital gain

(loss) depending upon each shareholder's situation. Those shareholders who receive cash upon exercise of their dissenters' rights will recognize gain or loss for federal income tax purposes which may be ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. No information is provided herein with respect to the tax consequences, if any, of the Merger to shareholders under any state, local or foreign tax laws. SEE "THE MERGER-- FEDERAL INCOME TAX CONSEQUENCES"; AND "LEGAL OPINIONS".


EACH UNITED SHAREHOLDER IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME OR OTHER TAX LAWS. SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES".


ACCOUNTING TREATMENT

         Victoria will account for the Merger under the pooling-of-interests method for financial reporting and all other purposes. SEE "THE
MERGER--ACCOUNTING TREATMENT".

RISK FACTORS

         Ownership of Victoria Common Stock involves certain risks. In considering how to vote with respect to the Merger, holders of United Common Stock should carefully examine the "Risk Factors" section of this Proxy Statement/Prospectus, as well as other pertinent information set forth in this Proxy Statement/Prospectus. SEE "RISK FACTORS".

INTERESTS OF CERTAIN PERSONS IN THE MERGER


         Following consummation of the Merger, VB&T will employ Mr. D.W. Neuenschwander, Chairman of the Board and President of United and RB&T, as a consultant pursuant to a three-year Consulting Agreement entered into between VB&T and Mr. Neuenschwander. In addition to being reimbursed for reasonable and customary expenses incurred in providing consulting services to VB&T, Mr. Neuenschwander will receive $294,000 as compensation for services rendered under the Consulting Agreement with such sum to be paid in equal monthly installments during the three-year term of the Consulting Agreement. Mr. Neuenschwander may also participate in all medical and health insurance plans generally provided by VB&T to its employees. Pursuant to the Consulting Agreement, VB&T will provide Mr. Neuenschwander with an office in the main office of RB&T which, after the consummation of the Merger and the subsequent merger of RB&T with VB&T, will be a branch of VB&T. SEE "THE MERGER--ADDITIONAL AGREEMENTS".



         Immediately prior to the Effective Time of the Merger, United will redeem all of the issued and outstanding shares of United Series A Preferred Stock and United Series B Preferred Stock for the liquidation value of such shares plus any accrued and unpaid dividends thereon through the Effective Time of the Merger. United intends to continue to pay the scheduled dividends on its United Series A Preferred Stock prior to redemption. Assuming a June 30, 1995 Effective Time, United would redeem each share of United Series A Preferred Stock for $7.50 and each share of United Series B Preferred Stock for approximately $11.62. Assuming a redemption date of June 30, 1995, the executive officers and directors of United and the executive officers of RB&T, and their related interests, would receive the following in connection with the redemption of the United Series A Preferred Stock and United Series B Preferred
Stock: Andrew Dow $1,672.50; D.W. Neuenschwander $335,270.04 and G.W. Neuenschwander $76,260.00. SEE "THE MERGER--REDEMPTION OF PREFERRED STOCK".

                                  RISK FACTORS

         In connection with their consideration of the proposed Merger, holders of United Common Stock should carefully examine this entire Proxy
Statement/Prospectus and give particular consideration to the risks set forth below.


SPECIAL CONSIDERATIONS WITH RESPECT TO UNITED


Loss of Control


         United shareholders currently control United, and indirectly control RB&T, through their ability to elect the Board of Directors and vote on various matters affecting United. The Merger will transfer control of United and RB&T from United's shareholders to Victoria, and the former offices of RB&T will become branches of VB&T. As of the Effective Time, the holders of United Common Stock will become shareholders of Victoria. Assuming all United shareholders exchange their shares for Victoria Common Stock, at a Pricing Average of $24.48, the United shareholders will own 324,755 shares, or 3.9%, of Victoria Common Stock. At a Pricing Average of $33.75, the United shareholders will own 235,556, or 2.9%, of Victoria Common Stock. At a Pricing Average of $21.25, the United shareholders will own 374,118, or 4.5%, of Victoria Common Stock. As a result of the Merger, the former holders of United Common Stock will no longer have the ability to control or influence the management policies of United's or RB&T's operations, and as shareholders of Victoria, they will have little ability to influence the management policies of Victoria because they will hold a relatively small percentage of the voting stock of Victoria.



SPECIAL CONSIDERATIONS WITH RESPECT TO VICTORIA


Governmental Regulation

         Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. Victoria is subject to the BHC Act and to regulation and supervision by the Federal Reserve. As a state bank, VB&T is subject to regulation and supervision by the Texas Department of Banking and, as a result of the insurance of its deposits, by the FDIC. Although the various laws and regulations which apply to Victoria and VB&T are intended to insure safe and sound banking practices, they are primarily intended to benefit depositors and the federal deposit insurance fund, and not primarily the shareholders of Victoria. Victoria and VB&T are subject to changes in federal and state law, as well as changes in regulations and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of Victoria and its subsidiaries in the future. SEE "SUPERVISION AND REGULATION".


         The Federal Reserve has adopted a regulation which requires a bank holding company such as Victoria to serve as a source of financial strength to its banking subsidiaries. The Federal Reserve has ordered bank holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" regulation, which could have the effect of decreasing funds available for distributions to shareholders. In addition, as an institution with total assets of $500 million or more, VB&T is required to file annual reports with federal and state regulators that RB&T is not required to file, the financial impact of which is not material. Other than these annual reports VB&T is required to file, United and RB&T are subject to the same regulatory scheme as Victoria and VB&T. SEE "SUPERVISION AND REGULATION".

Competition

         The banking business is highly competitive, and the profitability of Victoria depends principally upon VB&T's ability to compete in its market area. VB&T competes with other commercial and savings banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and certain other non-financial institutions, including retail stores which may maintain their own credit programs and certain governmental organizations which may offer more favorable financing than VB&T. Some of such competitors may have greater financial and other resources than Victoria. Although VB&T has been able to compete effectively in the past, no assurances may be given that VB&T will continue to be able to compete effectively in the future.

         The State of Texas permits statewide branch banking and statewide savings and loan branching which also increases competition for VB&T. In addition, in the fall of 1994, the United States Congress passed and President Clinton signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), which expands the authority of bank holding companies and banks to engage in interstate bank acquisitions and interstate branching. The Riegle-Neal Act may increase the level of competition facing Victoria and VB&T. In light of the legislative initiatives relating to the banking industry introduced during the past several years, there can be no assurance that the United States Congress will not enact additional legislation that may further increase competitive pressures on VB&T.

         VB&T competes with other financial institutions on the basis of service, convenience and price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial and non- financial entities offering similar products. Competition from both financial and non-financial institutions is expected to continue.

Economic Conditions


         General economic conditions have a significant impact on the banking industry. The credit quality of Victoria's loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which it conducts its business. In general, real estate values, as well as real estate development and sales activities, tend to reflect a region's economic environment. The Texas real estate environment has improved in recent years. The continued financial success of Victoria and its subsidiaries depends somewhat on factors that are beyond Victoria's control, including national and local economic conditions, the supply and demand for investable funds, interest rates, regulatory policies and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Victoria's financial condition and results of operations, which in all likelihood, would adversely affect the market price of Victoria Common Stock. SEE "MARKET PRICES".


Dividend History and Dividend Restrictions

         Holders of Victoria Common Stock are entitled to receive dividends when as and if declared by Victoria's Board of Directors from funds legally available therefor, after payment of all dividends on Victoria Preferred Stock, if any, outstanding. Victoria has no shares of Victoria Preferred Stock outstanding at this time. Subject to the restrictions more fully described herein, Victoria has the ability to issue multiple series of Victoria Preferred Stock with preferential treatment in terms of certain rights and preferences, including the right to receive dividends, liquidation preferences and redemption rights. SEE "DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK--VICTORIA PREFERRED STOCK" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--DIVIDENDS".

         Under Texas law, Victoria may pay dividends out of surplus. Dividends paid by its subsidiaries are the primary source of funds available to Victoria for payment of dividends to its shareholders and for other needs.

Victoria's ongoing ability to pay dividends is, therefore, contingent upon its subsidiaries' ability to pay dividends to Victoria. Federal and state banking regulations applicable to Victoria and VB&T require the retention of minimum levels of capital which limit the amounts available for payment of dividends. In addition, bank regulatory authorities have the ability to prohibit or restrict dividend payments through written agreements and other enforcement measures. Victoria paid cash dividends of $4.1 million and $2.9 million to holders of Victoria Common Stock during 1994 and 1993, respectively. Victoria has paid cash dividends for eleven consecutive quarters. In January 1995, Victoria declared a $.16 per share quarterly dividend, an increase of 23% from its previous quarterly dividend of $.13 per share, and a special $.09 per share dividend, both of which were paid on February 14, 1995. There can be no assurance that the payment of dividends by Victoria will continue. SEE "SUPERVISION AND REGULATION"; "DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK-- DIVIDENDS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--DIVIDENDS".


SPECIAL CONSIDERATIONS WITH RESPECT TO THE MERGER


Floor and Ceiling on Merger Consideration


         As a condition to Victoria's and United's respective obligations to consummate the Merger, the parties have agreed that the Pricing Average must be between $21.25 per share and $33.75 per share. If the Pricing Average either falls below or rises above this range, the Merger will not occur unless both parties waive this condition. There can be no assurance that United and Victoria will waive this condition. In that event, the Merger Agreement would terminate, United shareholders would not receive any Merger Consideration but would retain their United Common Stock, and United would continue to operate as the owner of RB&T. In the event that the Merger is not consummated, United will not redeem its United Series A Preferred Stock or United Series B Preferred Stock. If the Effective Time had been in May 1995, the Pricing Average would be $24.48 and each share of United Common Stock would have been converted into approximately 1.38 shares of Victoria Common Stock. If the Pricing Average at the Effective Time is $21.35, each outstanding share of United Common Stock will be converted into 1.59 shares of Victoria Common Stock. If the Pricing Average at the Effective Time is $33.75, each outstanding share of United Common Stock will be converted into approximately
1.00 share of Victoria Common Stock. SEE "THE MERGER--OTHER TERMS AND CONDITIONS" AND APPENDIX I.



Integration of RB&T into VB&T



         The systems and operations of RB&T will be converted to and integrated with those utilized by VB&T. Based on Victoria's past experience in integrating institutions comparable to RB&T into VB&T, Victoria does not presently foresee any difficulties in accomplishing this conversion. There can be no assurance, however, that complications will not arise in connection with the integration of one or more of the systems, operations, policies or procedures of RB&T with the corresponding systems, operations policies or procedures of VB&T.


Dilution of Shareholders of Victoria

         Victoria's Articles of Incorporation do not provide shareholders with a preemptive right to subscribe for additional shares of Victoria Common Stock upon any increase thereof. Thus, upon the issuance of any additional shares of Victoria Common Stock or other voting securities of Victoria, or securities convertible into Victoria Common Stock or other voting securities of Victoria, shareholders of United who receive shares of Victoria Common Stock in the Merger may be unable to maintain their pro rata voting ownership in Victoria. SEE "DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK--VICTORIA COMMON STOCK" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--PREEMPTIVE RIGHTS".

Interest Rate Risk

         Victoria's earnings depend to a great extent upon the level of net interest income generated by VB&T, which is the difference between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have an adverse effect on net interest margins and results of operations of Victoria. The difference between VB&T's interest-rate sensitive assets and interest-rate sensitive liabilities for a specified time-frame is referred to as "GAP". Interest rate sensitivity reflects the potential effect on net interest income of a movement in interest rates. A company is considered to be asset sensitive, or having a positive GAP, when the amount of its interest-earning assets maturing or repricing within a given period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a company is considered to be liability sensitive, or having a negative GAP, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of its interest-earning assets also maturing or repricing within that time period. During a period of rising interest rates, a positive GAP would tend to increase net interest income, while a negative GAP would tend to adversely affect net interest income. During a period of falling interest rates, a positive GAP would tend to adversely affect net interest income, while a negative GAP would tend to increase net interest income. At December 31, 1994, Victoria had a positive GAP of $67.9 million, as its interest-earning assets maturing within one year exceeded the amount of its interest-bearing liabilities within that time period. As a result, Victoria's net interest income would be expected to increase during a period of rising interest rates. This type of analysis is as of a point- in-time position, when in fact that position can quickly change as market conditions, customer needs, and management strategies change. Thus, interest rate changes do not affect all categories of assets and liabilities equally or at the same time.

         In addition, interest rates are highly sensitive to many factors which are beyond the control of VB&T including the influence of domestic and foreign economic conditions, and, in particular, the monetary and fiscal policies of the United States government, the Federal Reserve and federal agencies. The nature, timing and effect of any future changes in federal monetary and fiscal policies on VB&T and its results of operations are not predictable.

Anti-takeover Provisions

         Victoria's Articles of Incorporation, as well as certain Texas and federal laws and regulations, will assist Victoria in maintaining its status as an independent publicly-owned corporation. Victoria's Articles of Incorporation provide for noncumulative voting for directors and authorize the Board of Directors of Victoria to issue shares of Victoria Preferred Stock without shareholder approval. Shares of Victoria Preferred Stock may be issued by Victoria in the future without shareholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Victoria Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Victoria Preferred Stock that may be issued in the future. The issuance of Victoria Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in Victoria. Victoria has no present plans to issue any shares of Victoria Preferred Stock. SEE "DESCRIPTION OF VICTORIA COMMON
AND PREFERRED STOCK--VICTORIA PREFERRED STOCK". These provisions in Victoria's governing instruments may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors of Victoria. Accordingly, holders of United Common Stock who will receive shares of Victoria Common Stock in connection with the Merger may be deprived of an opportunity to sell their shares of Victoria Common Stock at a substantial premium over the market price of such shares. In addition, federal law also requires the approval of the Federal Reserve prior to the acquisition of "control" of a bank holding company. SEE "SUPERVISION AND REGULATION".

                       SUMMARY OF SELECTED FINANCIAL DATA


         The following table summarizes certain financial data of Victoria and United. The historical data for the five years in the period ended December 31, 1994 are derived from the audited consolidated financial statements of Victoria and the audited consolidated financial statements of United. The unaudited proforma combined financial data assume the Merger was accounted for as a pooling-of-interests and was in effect for all periods presented. The unaudited proforma combined financial data also assume a Pricing Average of $24.48 per share, total Merger Consideration of $7,950,000 and an Exchange Ratio of 1.38. The actual Pricing Average and Merger Consideration may differ from these amounts. SEE "SUMMARY--THE MERGER". The proforma financial data do not purport to be indicative of the results that would have actually been obtained if the Merger had been in effect as of the dates indicated or that may be obtained in future periods. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.


                                                                     As of and for the Years Ended
                                                                              December 31,
                                                     ------------------------------------------------------------
                                                         1994         1993         1992        1991        1990
                                                     ----------   ----------   ----------   ----------   ----------
                                                            (In thousands, except per share and share data)
        Average total assets
             Victoria   . . . . . . . . . . . . .    $1,745,472   $1,736,413   $1,528,855   $1,531,908   $1,431,631
             United   . . . . . . . . . . . . . .        67,449       66,330       60,586       60,175       58,276
        Average total deposits
             Victoria   . . . . . . . . . . . . .     1,461,755    1,477,213    1,277,782    1,270,199    1,158,313
             United   . . . . . . . . . . . . . .        62,136       61,310       55,962       55,551       53,621
        Average long-term debt
             Victoria   . . . . . . . . . . . . .         1,037        1,644        5,560       12,880       35,476
             United   . . . . . . . . . . . . . .             0            0            0            0            0
        Average total stockholders' equity
             Victoria   . . . . . . . . . . . . .       169,483      147,137      121,462      105,771       97,639
             United   . . . . . . . . . . . . . .         4,368        4,064        3,460        2,845        2,896
        Average total stockholders' equity
          as a percent of average total assets
             Victoria   . . . . . . . . . . . . .         9.71%        8.47%        7.94%        6.90%        6.82%
             United   . . . . . . . . . . . . . .         6.48%        6.13%        5.71%        4.73%        4.97%
        Net interest income
             Victoria   . . . . . . . . . . . . .        63,460       61,892       59,074      50,496       44,266
             United   . . . . . . . . . . . . . .         2,627        2,720        2,460       2,149        1,903
        Net income (loss)
             Victoria   . . . . . . . . . . . . .        16,593       18,528       19,053      12,936        3,946
             United   . . . . . . . . . . . . . .           359          606          477         321        (359)
        Net income (loss) as a percent of average
          total assets
             Victoria   . . . . . . . . . . . . .         0.95%        1.07%        1.25%       0.84%       0.28%
             United   . . . . . . . . . . . . . .         0.53%        0.91%        0.79%       0.53%      (0.62%)
        Net income (loss) as a percent of average
          total stockholders' equity
             Victoria   . . . . . . . . . . . . .         9.79%       12.59%       15.69%      12.23%       4.04%
             United   . . . . . . . . . . . . . .         8.22%       14.91%       13.79%      11.28%     (12.40%)
                                                                                                       (cont'd.)

                                                                            AS OF AND FOR THE YEARS ENDED
                                                                                      DECEMBER 31,
                                                             ------------------------------------------------------------
                                                                1994         1993         1992         1991        1990
                                                             ----------   ----------   ----------   ---------   ----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
        Net income (loss) per common share
             Victoria   . . . . . . . . . . . . . . . . .          2.09         2.50         2.69        1.83         0.56
             United   . . . . . . . . . . . . . . . . . .          1.33         2.38         1.89        1.28        (1.87)
             Pro Forma(1)   . . . . . . . . . . . . . . .          2.05         2.46         2.63        1.79         0.48
        Cash dividends per common share
             Victoria   . . . . . . . . . . . . . . . . .          0.52         0.40         0.31        0.03         0.02
             United   . . . . . . . . . . . . . . . . . .             0            0            0           0            0
             Pro Forma  . . . . . . . . . . . . . . . . .          0.50         0.38         0.29        0.02         0.02
        Book value per common share
             Victoria   . . . . . . . . . . . . . . . . .         21.99        20.67        18.31       15.93        14.13
             United   . . . . . . . . . . . . . . . . . .         15.46        15.87        13.40       11.44        10.13
             Pro Forma  . . . . . . . . . . . . . . . . .         21.56        20.31        17.96       15.62        13.85
        Weighted average number of shares outstanding . .
             Victoria   . . . . . . . . . . . . . . . . .     7,937,975    7,423,772    7,080,621   7,080,621    7,080,621
             United   . . . . . . . . . . . . . . . . . .       235,806      235,806      230,004     215,689      215,689
             Pro Forma(1)   . . . . . . . . . . . . . . .     8,262,730    7,748,527    7,397,385   7,377,671    7,377,671
        Number of shares of common outstanding
           at end of period
             Victoria   . . . . . . . . . . . . . . . . .     7,962,512    7,915,621    7,080,621   7,080,621    7,080,621
             United   . . . . . . . . . . . . . . . . . .       235,806      235,806      235,806     215,689      215,689
             Pro Forma  . . . . . . . . . . . . . . . . .     8,287,267    8,240,376    7,397,385   7,377,671    7,377,671



(1) If the Pricing Average was $21.25, then the pro forma net income per common share would be $2.03, and the weighted average number of shares outstanding would be 8,312,093. If the Pricing Average was $33.75, then the pro forma net income per common share would be $2.07, and the weighted average number of shares outstanding would be 8,173,531.

                                 MARKET PRICES


         Victoria Common Stock is traded on the Nasdaq National Market under the symbol "VICT". The following table sets forth the actual high and low prices for Victoria Common Stock for the periods indicated as reported in The
                                                                          ---
Wall Street Journal.  The prices shown do not include mark-ups, mark-downs or
- -------------------
commissions. All share values have been rounded to the nearest one-eighth of one dollar.



                                                                             VICTORIA COMMON STOCK
                                                                             ----------------------
                                          PERIOD                             HIGH              LOW
                    --------------------------------------------------       -----            -----
                                           1993

                    First Quarter . . . . . . . . . . . . . . . . . .       27.25             23.75

                    Second Quarter  . . . . . . . . . . . . . . . . .       27.00             21.50

                    Third Quarter . . . . . . . . . . . . . . . . . .       29.00             21.75

                    Fourth Quarter  . . . . . . . . . . . . . . . . .       29.00             26.25

                                           1994
                    First Quarter . . . . . . . . . . . . . . . . . .       27.75             23.75

                    Second Quarter  . . . . . . . . . . . . . . . . .       27.25             24.00

                    Third Quarter . . . . . . . . . . . . . . . . . .       29.00             25.25

                    Fourth Quarter  . . . . . . . . . . . . . . . . .       27.00             21.75


                                           1995
                    First Quarter . . . . . . . . . . . . . . . . . .       26.50             21.75

                    Second Quarter (through May 4, 1995)  . . . . . .       26.00             23.75




         On January 11, 1995, the last trading day prior to the announcement of the Merger, the last sale price for Victoria Common Stock was $21.88, and on May 4, 1995, the last sale price for such stock was $25.00 As of March 24, 1995, there were approximately 2,910 holders of Victoria Common Stock. There is no assurance that such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.


         There is no active public trading market for United Common Stock and it is traded infrequently in private transactions. As of the date of this Proxy Statement/Prospectus, there were 133 holders of United Common Stock. The last transaction in United Common Stock known to United's management to have occurred prior to the announcement of the Merger was on December 14, 1994, when 6,000 shares of United Common Stock were sold at a price of $6.50 per share. This is the only trade in United Common Stock of which United's management is aware of the price paid per share which has occurred since January 1, 1993. This price is not necessarily indicative of the fair market value of United Common Stock.

                                  THE MEETING

GENERAL

         This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of United for use at the Meeting. The Meeting is a special meeting of shareholders of United held for the purpose of considering and voting on the proposed Merger of United with and into Victoria on the terms and conditions set forth in the Merger Agreement. The Meeting will be held on ______________________, 1995 at ______ p.m., at the principal executive offices of United, 2214 Avenue H, Rosenberg, Texas.


         The holders of record of United Common Stock at the close of business on _________________, 1995 are entitled to notice of and to vote at the Meeting. At the close of business on such date, United had issued and outstanding and entitled to vote at the Meeting 235,806 shares of United Common Stock. Each holder of United Common Stock will be entitled to one vote for each share of United Common Stock owned of record on the Record Date. The affirmative vote of a majority of the United Common Stock is required to approve the Merger.


PROXIES

         Proxies, in the form enclosed, which are properly executed by the holders of United Common Stock and returned to United and not subsequently revoked, will be voted at the Meeting in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any properly executed proxy on which voting instructions are not specified will be voted in favor of the ratification and approval of the Merger Agreement. A proxy may be revoked at any time before it is voted by giving written notice to the Secretary of United, by execution of a proxy of a later date filed with the Secretary of United at or before the Meeting or by voting in person at the Meeting.

         This proxy solicitation is made by the Board of Directors of United. United shall be responsible for its expenses incurred in preparing, assembling, printing, and mailing this Proxy Statement/Prospectus. Proxies will be solicited through the mail. Additionally, directors, officers and regular employees of United and RB&T intend to solicit proxies personally or by telephone without receiving special compensation therefor. United will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

PRINCIPAL SHAREHOLDERS


         As of the date of this Proxy Statement/Prospectus, the following persons own beneficially 5% or more of the United Common Stock: Kirkendall & Collins and Mr. D.W. Neuenschwander. SEE "INFORMATION ABOUT UNITED--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".


         Of the 235,806 shares of United Common Stock currently outstanding, 164,161 shares, or 69.62%, are subject to the United Voting Agreement pursuant to which the Voting Representative thereunder has the right to vote such shares at any meeting on any issue with respect to which the United shareholders would otherwise have the right to vote their respective shares, including the right to vote on a proposal to merge United with a third party. Although the Voting Representative has the power to vote the shares of United Common Stock which are subject to the United Voting Agreement at the Meeting with respect to the Merger, the Voting Representative has decided to allow each shareholder to vote his own stock with respect to the Merger.


         Subject to certain termination rights, six of the principal holders of United Common Stock, have agreed, pursuant to the Voting Agreements and Proxies, to vote all of their United Common Stock in favor of the Merger. The Voting Agreements and Proxies apply only with respect to the vote on the Merger and terminate upon the earlier of (i) the termination of the Merger Agreement, or (ii) the consummation of the Merger. Because these six shareholders have the power to vote in the aggregate 115,374 shares, or 48.93%, of the issued and outstanding United Common Stock, the vote of only 2,530 shares, or 1.07%, of the remaining issued and outstanding United Common Stock will be required to assure approval of the Merger by the holders of United Common Stock. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER-- ADDITIONAL AGREEMENT"; AND "INFORMATION ABOUT UNITED--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".



                                   THE MERGER


         The following information sets forth the material terms of the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I and is incorporated herein by reference.


GENERAL

         The Merger Agreement provides for the merger of United with and into Victoria. As a result of the Merger, RB&T will become a wholly-owned subsidiary of Victoria. Immediately subsequent to the Merger, Victoria will cause RB&T to merge into VB&T. Victoria will be the surviving entity in the Merger and the officers and directors of Victoria will continue to be the officers and directors of Victoria after the Merger. SEE "THE MERGER--ADDITIONAL AGREEMENTS".


         Pursuant to the Merger Agreement, the outstanding shares of United Common Stock, other than shares held by dissenting shareholders, will be converted into a number of shares of Victoria Common Stock determined in accordance with the provisions of the Merger Agreement. The exchange ratio used to determine the number of shares of Victoria Common Stock into which each outstanding share of United Common Stock will be converted will be calculated by dividing (i) the aggregate number of shares of Victoria Common Stock payable as merger consideration ("Merger Consideration") by (ii) the number of shares of United Common Stock outstanding immediately prior to the Effective Time of the Merger. The Merger Consideration is determined by dividing $7,950,000 by the average closing price for Victoria Common Stock as reported by Nasdaq National Market over a ten-day trading period ending on the last day of the month ending prior to the consummation of the Merger ("Pricing Average"). If the Effective Time had been in May 1995, and assuming no change in the number of shares of United Common Stock outstanding, the Pricing Average (based on the ten-day trading period ending on the last day of April 1995) would have been $24.48 and each share of outstanding United Common Stock would have been converted into approximately 1.38 shares of Victoria Common Stock.
As a condition to consummation of the Merger, Victoria and United have agreed that the Pricing Average must be between $21.25 per share and $33.75 per share unless both parties waive this condition. If the Pricing Average at the Effective Time is $21.25, each outstanding share of United Common Stock will be converted into approximately 1.59 shares of Victoria Common Stock. If the Pricing Average at the Effective Time is $33.75, each outstanding share of United Common Stock will be converted into approximately 1.00 share of Victoria Common Stock. SEE "SUMMARY--THE MERGER"; "SUMMARY--APPRAISAL RIGHTS"; "THE MERGER--APPRAISAL RIGHTS"; APPENDIX I; AND APPENDIX II.



         During the negotiation of the Merger Consideration, United and Victoria disagreed over the value of a certain parcel of real estate held by RB&T that RB&T was attempting to sell. In order to resolve this disagreement and to give the United shareholders additional consideration for a sale of the real estate at a price above the value placed on the real estate by Victoria,
Section 1.7 of the Merger Agreement provides that in the event that United is able to sell the real estate prior to the Effective Time of the Merger for an aggregate price of $372,000 or greater, the Merger Consideration shall be a number which, when multiplied by the Pricing Average, shall equal

$8,100,000. As of the date of this Proxy Statement/Prospectus, there are no outstanding offers to purchase such real estate at a price of $372,000 or greater.


         As of March 24, 1995, there were 235,806 shares of United Common Stock issued and outstanding. SEE "INTRODUCTION"; "SUMMARY--THE MERGER"; AND APPENDIX I.

         Victoria will not issue fractional shares of Victoria Common Stock, but Victoria will instead pay cash to any United shareholder otherwise entitled to receive a fractional share. Such cash payment will be based on the Pricing Average.

         The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of United Common Stock entitled to vote at the Meeting. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

         Of the 235,806 shares of United Common Stock currently outstanding, 164,161 shares, or 69.62%, are subject to the United Voting Agreement pursuant to which the Voting Representative thereunder has the right to vote such shares at any meeting on any issue with respect to which the United shareholders would otherwise have the right to vote their respective shares, including the right to vote with respect to a proposal to merge United with a third party.
Although the Voting Representative has the power to vote the shares of United Common Stock which are subject to the United Voting Agreement at the Meeting with respect to the Merger, the Voting Representative has decided to allow each shareholder to vote his own stock with respect to the Merger.


         Subject to certain termination rights, six of the principal holders of United Common Stock have agreed, pursuant to the Voting Agreements and Proxies, to vote their United Common Stock in favor of the Merger. The Voting Agreements and Proxies apply only with respect to the vote on the Merger and terminate upon the termination of the Merger Agreement. Because these six shareholders have the power to vote 115,374 shares, or 48.93%, of the issued and outstanding United Common Stock, the vote of only 2,530 shares, or 1.07%, of the remaining issued and outstanding United Common Stock will be required to assure approval of the Merger by the holders of United Common Stock. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MEETING--PRINCIPAL SHAREHOLDERS"; "THE MERGER--GENERAL"; "THE MERGER--ADDITIONAL AGREEMENTS"; AND "INFORMATION ABOUT UNITED--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".


         As of March 24, 1995, there were 7,962,512 shares of Victoria Common Stock issued and outstanding. Subject to the satisfaction or waiver of all of the conditions to Victoria's obligations to effect the Merger, Victoria has approved the Merger Agreement in the manner prescribed by the TBCA. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED".

         The Merger will be effective upon the filing of Articles of Merger with the Texas Secretary of State in the form required by and executed in accordance with the TBCA, and upon the issuance of a Certificate of Merger by the Texas Secretary of State. At the Effective Time, by operation of law, holders of United Common Stock (other than those shareholders who perfect their dissenters' rights) will automatically become owners of Victoria Common Stock, and will no longer be owners of United Common Stock. All certificates representing shares of United Common Stock dated before the Effective Time, other than shares held by dissenting shareholders, will represent the right to receive Victoria Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "SUMMARY-- APPRAISAL RIGHTS"; "THE MERGER--APPRAISAL RIGHTS"; AND APPENDIX II.

         Immediately after the Merger, VB&T will continue to be an indirect wholly-owned subsidiary of Victoria. SEE "SUMMARY--REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OPERATIONS AFTER THE MERGER"; "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

REDEMPTION OF PREFERRED STOCK


         Immediately prior to the Effective Time of the Merger, United plans to redeem all of its issued and outstanding shares of United Series A Preferred Stock and United Series B Preferred Stock for the liquidation value of such shares plus any accrued and unpaid dividends thereon through the Effective Time of the Merger. United intends to continue to pay the scheduled dividends on its United Series A Preferred Stock prior to redemption. Assuming a June 30, 1995 Effective Time, United would redeem each share of United Series A Preferred Stock for $7.50 and each share of Series B Preferred Stock for approximately $11.62. Assuming a redemption date of June 30, 1995, the executive officers and directors of United and the executive officers of RB&T, and their related interests, would receive the following in connection with the redemption of the United Series A Preferred Stock and United Series B Preferred
Stock: Andrew Dow $1,672.50; D.W. Neuenschwander $335,270.04; and G.W. Neuenschwander $76,260.00.



BACKGROUND OF THE MERGER



         During 1994, several financial institutions, including Victoria, contacted United representatives to discuss a possible business combination. Representatives of Victoria and United then began discussions concerning a possible affiliation of the two entities. Most of the discussions took place between United's Chairman and President, D.W. Neuenschwander and Victoria's Chief Financial Officer, Gregory Sprawka, with Victoria's Chairman, Charles R. Hrdlicka, sometimes participating in the discussions. These discussions, which were accompanied by the exchange of financial data by the parties, resulted in Victoria making an offer to acquire United in October 1994, subject to the performance of due diligence, board approvals and other conditions.



         At a special meeting of the Board of Directors of United held on October 6, 1994, the Board carefully considered Victoria's offer along with a competing offer from another financial institution. Upon review of the two proposals, each of which was subject to the negotiation of a satisfactory definitive merger agreement, it was clear that Victoria's offer provided the higher value to all of United's shareholders. The competing offer provided that approximately two-thirds of the proposed consideration would be paid in the form of cash, which would be a taxable transaction to United shareholders, and that the remaining consideration would be paid in the form of a preferred stock which would not have been publicly traded or had any other kind of ascertainable trading market. In addition, United would have had to use a substantial part of the consideration offered in the competing offer to retire its existing debt and redeem the United Preferred Stock, thereby leaving for United's common shareholders an amount of consideration less than that they would receive pursuant to the Victoria offer. At this meeting, the Board of Directors of United authorized its management to negotiate the terms of a definitive merger agreement. The Merger Agreement was negotiated by United and its counsel and entered into with Victoria on January 12, 1995.



REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS



         The terms of the Merger Agreement, including the Merger Consideration, are the result of arms-length negotiations between Victoria and United and their respective representatives. United consulted with its own legal counsel during the course of negotiations. United's Board of Directors believes that the Merger is fair to and in the best interests of its shareholders. In reaching its decision to recommend approval of the Merger, United's Board of Directors considered a number of factors. United's Board of Directors did not assign any relative or specific weights to the individual factors considered. Among other things, the Board of Directors considered:



         (i) The financial terms of the Merger. United's Board of Directors took into account the substantial premium represented by the consideration offered to United's shareholders in relation to the book value per share of United Common Stock. United's Board of Directors believes that the exchange ratio represents a fair multiple of United's per share book value and historical and projected earnings. United's Board of Directors also considered the financial terms of other recent business combinations in the banking industry and determined that the financial terms of the Merger compared favorably to such other transactions.



         (ii) Investment liquidity. The shares of Victoria Common Stock to be received in the Merger by holders of United Common Stock will be listed for trading on the Nasdaq National Market and should provide United's shareholders with investment liquidity that is currently unavailable to them as holders of United Common Stock, for which an active trading market does not exist.



         (iii) Certain financial and other information concerning Victoria. Such information included, but was not limited to, the financial condition, asset quality, historical earnings and historical operations of Victoria and the market price and book value of Victoria Common Stock. In addition, United's Board of Directors considered the future growth prospects of Victoria following the Merger and the potential synergies and economics of scale expected to be realized from the Merger.



         (iv) The business and prospects of United were it to remain independent. In this regard, United's Board of Directors considered the economic and competitive conditions in the market served by United and RB&T, the capital and other regulatory requirements to which United and RB&T were subject and RB&T's customers' diverse demands for products and services. United's Board of Directors determined that a business combination with Victoria would provide both greater short-term and long-term value to United's shareholders than other alternatives available, including remaining independent, and would offer United's shareholders the prospect of receiving dividends and owning a publicly traded stock.



         (v) The terms of the Merger other than the Merger Consideration. In particular, United's Board of Directors considered the anticipated tax free nature of the Merger to holders of United Common Stock receiving shares of Victoria Common Stock. In addition, the terms of the Merger Agreement provided protection to United shareholders by giving United an opportunity to terminate the Merger Agreement in the event that the trading price per share of Victoria Common Stock fell below certain levels. Finally, the Merger Agreement provides for the redemption by United of all its shares of United Series A Preferred Stock and United Series B Preferred Stock prior to consummation of the Merger, which will enable all holders of United's Preferred Stock to receive their liquidation value plus all accumulated and unpaid dividends with respect to their United Preferred Stock.



         United's Board of Directors believes that United's and RB&T's businesses can be substantially enhanced by the financial resources and diversified operations of Victoria, that the Merger will produce a financial institution better able to meet the competitive challenges in the financial institution's industry and that combining United with Victoria will result in economies of scale and increase the market served by VB&T in the Texas Gulf Coast region.



         Certain holders of United Common Stock will be subject to transfer restrictions on the shares of Victoria Common Stock received in the Merger. SEE "THE MERGER--ADDITIONAL AGREEMENTS" AND "RESALE OF VICTORIA COMMON STOCK".

         United's Board of Directors believes the terms of the Merger are fair and in the best interest of United's shareholders. UNITED'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITED SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the United shareholders and the satisfaction of certain other conditions. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS".

OPERATIONS AFTER THE MERGER

         Upon completion of the Merger, all of United's assets and liabilities will be the assets and liabilities of Victoria. Likewise, after the merger of RB&T with and into VB&T, all of RB&T's assets and liabilities will be the assets and liabilities of VB&T, and VB&T will continue to be indirectly wholly-owned by Victoria. The resignation of the directors of United and RB&T is a condition to Closing under the Merger Agreement. The facilities of United and RB&T will be the facilities of VB&T through which VB&T will conduct a full service banking business in Rosenberg and Sugar Land, Texas. SEE "SUMMARY--CONDITIONS TO CONSUMMATION; REGULATORY APPROVALS; TERMINATION" AND "THE MERGER--OTHER TERMS AND CONDITIONS"; AND "THE MERGER--ADDITIONAL AGREEMENTS".

OTHER TERMS AND CONDITIONS

         The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

         (i) Receipt of required regulatory approvals or waivers from the FDIC, Federal Reserve, the Commissioner and any other applicable regulatory agency, and the expiration of any applicable waiting periods with respect thereto. SEE "THE MERGER--GOVERNMENT APPROVALS";

         (ii) The Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (iii) The Pricing Average shall not decrease below $21.25 per share or rise above $33.75 per share;

         (iv) The approval of the Merger by the holders of a majority of the United Common Stock entitled to vote at the Meeting;

         (v) The Registration Statement for Victoria Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or blue sky laws, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose, or any proceedings under the Commission or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending or threatened by the Commission or any applicable state securities or blue sky authorities;

         (vi) The continued accuracy of the representations and warranties made by the parties in the Merger Agreement;

         (vii) The performance of and compliance with the respective obligations and covenants undertaken by the parties in the Merger Agreement;

         (viii) There shall not have occurred any change in the financial or business condition, prospects, operations or results of operations or net worth of the parties in the Merger Agreement (and RB&T and VB&T, respectfully) which would constitute a Material Adverse Effect (as defined in Section 11.13(b) of the Merger Agreement);

         (ix) Victoria shall have received resignations of United's and RB&T's directors, and an instrument dated the Effective Time releasing United and RB&T from claims of their directors, except with respect to (i) accrued compensation, (ii) rights of indemnification pursuant to the articles of incorporation or association or bylaws of United or RB&T, respectively and (iii) any indebtedness or contractual obligation or liability such as their deposits and accounts;

         (x) Victoria shall have received an instrument dated the Effective Time releasing United and RB&T from claims of its officers, except with respect to (i) accrued compensation, (ii) rights of indemnification pursuant to the articles of incorporation or association or bylaws of United or RB&T, respectively and
                 (iii) any indebtedness or contractual obligation or liability such as their deposits and accounts;


         (xi) Victoria shall have received the opinions of counsel to United acceptable to it as to the following matters:



                 a) due organization, due qualification, valid existence and good standing of United and RB&T under Texas law and the BHC Act; Corporate power and authority of United and RB&T to carry on their business and to own, lease and operate their properties and assets;



                 b) power and authority of United to execute and deliver the Merger Agreement and any other agreements contemplated by the Merger Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by United to execute and deliver the Merger Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Merger Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of United enforceable against United in accordance with their terms, subject to the effect of
                          (a) any applicable bankruptcy or other similar laws relating to creditors' rights generally and (b) general principles of equity;



                 c) the number of shares of authorized capital stock of United, and the number of such shares that are issued and outstanding or held in treasury; United is the record holder of all of the issued and outstanding capital stock of RB&T; all of the outstanding shares of United Common Stock and all of the shares of capital stock of RB&T are validly issued, fully paid and nonassessable; and to the best knowledge of United's counsel, none of such stock was issued in violation of the preemptive rights of any person;



                 d) outstanding agreements or commitments obligating United or RB&T to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;



                 e) violations of or defaults resulting from execution, delivery and consummation of the transactions contemplated by the Merger Agreement under (a) the articles of incorporation or association or bylaws of United or RB&T, (b) to the best knowledge of United's counsel, any agreement, contract, judgment or order to which United or RB&T is a party, and (c) to the best knowledge of United's counsel, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to United or RB&T;



                 f) consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by United of the Merger Agreement;

                 g) Proceedings (as defined in the Merger Agreement) threatened against or affecting United or RB&T;



                 h) material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located by United or RB&T; and



                 i) consummation of the transactions contemplated by the Merger Agreement and the legal consequences thereof specified in Article 5.06 of the TBCA;


         (xii) The holders of no more than seven percent (7%) of the outstanding shares of United Common Stock shall have taken all steps necessary as of the Effective Time to perfect their dissent from the Merger;

         (xiii) Victoria shall have received a letter from Grant Thornton dated as of the Effective Time, stating that, in accordance with generally accepted accounting principles, United is a poolable entity;

         (xiv)   There shall be no outstanding indebtedness of United;


         (xv) Certain loans VB&T desires to exclude from its loan portfolio shall no longer be owned by RB&T;


         (xvi) All of the outstanding United Series A Preferred Stock and United Series B Preferred Stock shall have been redeemed;

         (xvii) United and RB&T shall have discontinued their mortgage warehousing operations, and shall have sold or otherwise disposed of any existing mortgage warehouse loans;


         (xviii) Victoria shall have received from holders of United's Common
                 Stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Victoria Common Stock received pursuant to the Merger; Victoria has received such representations from the six shareholders who have executed the Voting Agreements and Proxies;


         (xix) United shall have delivered to Victoria a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of United of which it has knowledge from and including the date of the Merger Agreement through the Effective Time;

         (xx) Victoria shall have determined in its sole judgment that certain liabilities and obligations do not have a Material Adverse Effect (as defined in Section 11.13(b) of the Merger Agreement);

         (xxi) VB&T shall have received certificates of certain officers of United as to the items in (vi)-(viii), (xii), (xiv) (xv) (xvi) and (xvii);

         (xxii) United shall have received certificates of Victoria and VB&T as to the items in (vi) and (vii);


         (xxiii) United shall have received an opinion of counsel to Victoria acceptable to it as to the following matters:



                 a) due organization, due qualification, valid existence and good standing of Victoria under Texas law and the BHC Act; Corporate power and authority of Victoria to carry on its business and to own, lease and operate its properties and assets;

                 b) power and authority of Victoria to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by Victoria to execute and deliver the Merger Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Merger Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of Victoria enforceable against Victoria in accordance with its terms, subject to the effect of (a) any applicable bankruptcy or other similar laws relating to creditors' rights generally and (b) general principles or equity;



                 c)        the shares of Victoria Common Stock to be issued
                          pursuant to the Merger Agreement are validly issued, fully paid and nonassessable; to the best knowledge of Victoria's counsel, the shares of Victoria Common Stock issued pursuant to the Merger Agreement are not subject to any agreements or understandings with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;



                 d) violations of or defaults resulting from execution, delivery and consummation of the transactions contemplated by the Merger Agreement under (a) the articles of incorporation or bylaws of Victoria, (b) to the best knowledge of Victoria's counsel, any agreement, contract, judgment or order to which Victoria is a party, and (c) to the best knowledge of Victoria's counsel, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Victoria;



                 e) consents, approvals, authorizations, actions or filings with any court, governmental agency or public body required in connection with the execution, delivery and performance by Victoria of the Merger Agreement;



                 f) to the best knowledge of Victoria's counsel, violations of or defaults under the Articles of Incorporation or Bylaws of Victoria or any agreement, document or instrument under which Victoria is obligated or bound, or any law, order, judgment, or regulation applicable to Victoria or any of its Subsidiaries (as defined in the Merger Agreement), the violation of which could have a material adverse effect on Victoria and its Subsidiaries taken as a whole; and



                 g)        registration of the shares of Victoria Common Stock
                          to be issued pursuant to the Merger Agreement under the Securities Act.


         (xxiv) United and RB&T shall deliver to the directors of United and RB&T an instrument dated the Effective Time releasing such directors from claims of United and RB&T, except with respect to (i) any action arising from intentional fraud, deceit or willful misconduct, or (ii) obligations or liabilities to United or RB&T in connection with any indebtedness or any contractual obligation or liability;

         (xxv) The shares of Victoria Common Stock to be delivered to shareholders of United under the Merger Agreement shall have been authorized for listing on the Nasdaq National Market;

         (xxvi) United shall have received all regulatory approvals necessary to redeem its preferred stock and repay its indebtedness;

         (xxvii) United shall have received an opinion, dated as of the Effective Time, of counsel to United that, for federal income tax purposes, the Merger, will, among other things, constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

Any condition to the consummation of the Merger, except the required shareholder and regulatory approvals, may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

         VB&T and Mr. Neuenschwander, the Chairman of the Board and President of both United and RB&T, have entered into a Consulting Agreement dated as of January 12, 1995, whereby Mr. Neuenschwander will act as a general business consultant and advisor to VB&T for a period of three years beginning at the Effective Time. VB&T entered into the Consulting Agreement because it values the knowledge, management expertise and other skills of Mr. Neuenschwander with regard to the present and future assets, customers and business of the main office and branches of RB&T, which will become branches of VB&T following consummation of the Merger and the merger of RB&T with and into VB&T. In addition to being reimbursed for reasonable and customary expenses incurred in providing consulting services to VB&T, Mr. Neuenschwander will receive $294,000 as compensation for services rendered under the Consulting Agreement with such sum to be paid in equal monthly installments during the three-year term of the Consulting Agreement. Mr. Neuenschwander may also participate in all medical and health insurance plans generally provided by VB&T to its employees. Pursuant to the Consulting Agreement, VB&T will provide Mr. Neuenschwander with an office in the main office of RB&T which, after the consummation Merger and the subsequent merger of RB&T into VB&T, will be a branch of VB&T.

         Pursuant to the Merger Agreement, United has agreed to use its best efforts to cause each of the directors, executive officers and principal shareholders of United to enter into a Pooling Transfer Restrictions Agreement with Victoria and United pursuant to which they have agreed, among other things, (i) not to transfer any of their respective shares of United Common Stock, United Series A Preferred Stock or United Series B Preferred Stock within thirty days prior to the Effective Time, (ii) not to transfer any shares of Victoria Common Stock acquired by them in the Merger until the publication of financial results covering at least thirty days of post-Merger combined operations of United and Victoria, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement and (iii) not otherwise to transfer such Victoria Common Stock in a manner which is inconsistent with Victoria's accounting for the Merger using the pooling of interests method of accounting.


         Pursuant to the Voting Agreements and Proxies, six holders of United Common Stock have agreed to vote their shares of United Common Stock in favor of the Merger at the Meeting. As part of the Voting Agreements and Proxies, the six United shareholders granted to Victoria a proxy with respect to such shares for the purpose of voting such shares in favor of the Merger in the event such United shareholders do not vote in favor of the Merger. Because these six shareholders have the power to vote 115,374 shares, or 48.93%, of the issued and outstanding United Common Stock, the vote of only 2,530 shares, or 1.07%, of the remaining issued and outstanding United Common Stock will be required to assure approval of the Merger by the holders of United Common Stock. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MEETING--PRINCIPAL SHAREHOLDERS"; "THE MERGER--GENERAL"; AND "INFORMATION ABOUT
UNITED--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".


BUSINESS PENDING EFFECTIVE TIME


         The Merger Agreement imposes certain limitations on the conduct of United's and RB&T's businesses pending consummation of the Merger. Among other things, United must conduct, and use its best efforts to cause RB&T to conduct, their businesses only in the ordinary course, consistent with prudent banking practices. In addition, the Merger Agreement requires United to (i) divest itself of certain loans that VB&T desires to exclude from its loan portfolio, (ii) redeem all of its outstanding United Series A Preferred Stock and United Series B Preferred Stock, (iii) discontinue its mortgage warehousing operations and (iv) attempt to sell a parcel of real estate at a price of $372,000 or greater in order to increase the Merger Consideration payable to United's shareholders. In the event that the Merger is not consummated, United will retain the loans that it would have divested pursuant to the Merger Agreement and will not redeem its United Series A Preferred Stock and United Series B Preferred Stock. United has already begun to wind down its mortgage warehousing operations, which will completely run off by the end of May 1995. United does not plan to engage in this activity again even if the Merger is not consummated. Whether or not the Merger is consummated, United will continue to seek a reasonable price for the
parcel of real estate that it is attempting to sell.   SEE "THE MERGER--OTHER
TERMS AND CONDITIONS"; "INFORMATION ABOUT UNITED--MARKET PRICE AND DIVIDENDS"; "INFORMATION ABOUT UNITED-- MANAGEMENT AND PRINCIPAL SHAREHOLDERS"; "INFORMATION ABOUT UNITED--CERTAIN TRANSACTIONS"; AND APPENDIX I.


AMENDMENT; TERMINATION

         The Merger Agreement may be amended or supplemented at any time, before or after the Meeting, by an instrument in writing duly executed by both parties to the Merger Agreement. However, no change which reduces the Merger Consideration or which materially and adversely affects the rights of United shareholders can be made after the Meeting without the required approval of United shareholders.

         The Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by United shareholders, at any time before the Effective Time by:

         (i) mutual written consent duly authorized by the Boards of Directors of Victoria and United;

         (ii) Victoria (a) if Victoria learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of United in Article III of the Merger Agreement which constitutes a Material Adverse Effect (as defined in the Merger Agreement), (b) due to certain unacceptable environmental circumstances pursuant to Section 7.9 of the Merger Agreement, (c) if the Board of Directors of United does not recommend that the shareholders of United vote in favor of the approval and adoption of the Merger Agreement, or
                 (d) if any of the conditions to Closing contained in Section
                 8.1 or 8.2 of the Merger Agreement are not satisfied or waived in writing by Victoria;

         (iii)   United if any of its conditions to Closing contained in
                 Section 8.1 or 8.3 of the Merger Agreement are not satisfied or waived in writing by United;

         (iv) Victoria or United if the Effective Time shall not have occurred on or before the expiration of nine months from the date of the Merger Agreement (September 12, 1995), or such later date agreed to in writing by Victoria and United; or

         (v) Victoria or United if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable.

SEE "SUMMARY--CONDITIONS TO CONSUMMATION; REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

         Upon termination of the Merger Agreement, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, except that the parties are not relieved of liability for any breach of the Merger Agreement.

EXCHANGE OF SHARES

         As soon as practicable after the Effective Time, VB&T, as exchange agent ("Exchange Agent"), under an Exchange Agent Agreement to be entered into between Victoria, United and VB&T providing for the exchange of United Common Stock for Victoria Common Stock ("Exchange Agent Agreement"), will furnish each holder of record of United Common Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing United Common Stock for certificates representing Victoria Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Victoria Common Stock will be delivered to the persons entitled thereto within a reasonable time after delivery of United Common Stock certificates for exchange accompanied by the appropriate transmittal materials.

         Under the terms of the Merger Agreement, Victoria will not issue certificates representing fractional shares of Victoria Common Stock, and in lieu thereof, shall pay cash to any holder of United Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Pricing Average, which is the average closing price for Victoria Common Stock as reported by the Nasdaq National Market over a ten (10) trading day period ending on the last day of the month ending before the consummation of the Merger. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; AND APPENDIX I.

         Persons who are entitled to receive Victoria Common Stock pursuant to the Merger will not be entitled to vote such Victoria Common Stock or to receive any dividends thereon until they have properly surrendered their United Common Stock certificates in exchange for Victoria Common Stock.

APPRAISAL RIGHTS


         The following summary is a materially complete statement of the statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the TBCA, which are reproduced in full in Appendix II to this Proxy Statement/Prospectus. A SHAREHOLDER MUST FOLLOW THE EXACT PROCEDURE REQUIRED BY THE TBCA IN ORDER TO PROPERLY EXERCISE DISSENTER'S RIGHTS OF APPRAISAL AND AVOID WAIVER OF THOSE RIGHTS.



         Holders of United Common Stock have a statutory right to dissent from the Merger, by following the specific procedures set forth below. If the Merger is approved and consummated, any holder of United Common Stock who properly perfects dissenters' rights will be entitled to receive an amount of cash equal to the fair value of all (but not less than all) his shares of United Common Stock rather than being required to accept the consideration therefor provided in the Merger Agreement. Thus, any holder of United Common Stock who exercises the statutory dissenters' rights of appraisal will not have any ownership interest in Victoria.


         Any holder of United Common Stock who desires to dissent from the Merger must file a written objection to the Merger with the Secretary of United, Ms. Kathy Norris, 2214 Avenue H, Rosenberg, Texas 77471, prior to the Meeting at which a vote on the Merger shall be taken. The written notice must state that the shareholder will exercise his right to dissent if the Merger is consummated and give the shareholder's address to which notice of effectiveness of the Merger shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's statutory right to dissent from the Merger. If the Merger is consummated, each shareholder who sent notice to United as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger ("Dissenting Shareholder"). FAILURE TO VOTE AGAINST THE MERGER WILL NOT CONSTITUTE A WAIVER OF THE DISSENTERS' RIGHTS OF APPRAISAL; ON THE OTHER HAND, A VOTE IN FAVOR OF THE MERGER WILL CONSTITUTE SUCH A WAIVER.

         Victoria will be liable for any payments to Dissenting Shareholders and shall, within ten (10) days of the Effective Time, notify the Dissenting Shareholders in writing that the Merger has been effected. Each Dissenting Shareholder so notified must, within ten (10) days of the delivery or mailing of such notice, make a written demand on Victoria at One O'Connor Plaza, Victoria, Texas 77902, Attention: Mr. Gregory Sprawka, for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder. Failure to follow this procedure will constitute a waiver of dissenter's rights of appraisal by such Dissenting Shareholder. The demand shall state the number and class of the shares owned by the Dissenting Shareholder and the fair value of the shares as estimated by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who fail to make a written demand within the ten (10) day period will be bound by the Merger and lose their rights to dissent. Within twenty (20) days after making a demand, the Dissenting Shareholder must submit certificates representing shares of United Common Stock to Victoria for notation thereon that such demand has been made. Dissenting Shareholders who have made a demand for payment of their shares shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for their shares pursuant to the provisions of the TBCA and the right to maintain an appropriate action to obtain relief on the basis of fraud.

         Within twenty (20) days after receipt of a Dissenting Shareholder's demand letter as described above, Victoria shall deliver or mail to the Dissenting Shareholder written notice (i) stating that Victoria accepts the amount claimed in the demand letter and agrees to pay that amount, within ninety (90) days after the Effective Time, upon surrender of the relevant certificates of United Common Stock duly endorsed by the Dissenting Shareholder, or (ii) containing Victoria's written estimate of the fair value of the shares of United Common Stock together with an offer to pay such amount within ninety (90) days after the Effective Time, if Victoria receives notice, within sixty (60) days after the Effective Time, stating that the Dissenting Shareholder agrees to accept that amount and upon surrender of the relevant certificates of United Common Stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in United or Victoria following payment of the agreed value.


         If the Dissenting Shareholder and Victoria cannot agree on the fair value of the shares within sixty (60) days after the Effective Time, the Dissenting Shareholder or Victoria may, within sixty (60) days of the expiration of the initial sixty (60) day period, file a petition ("Petition") in any court of competent jurisdiction in Victoria County, Texas requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. Whether Victoria would file a Petition would depend on the facts and circumstances surrounding the negotiations with the Dissenting Shareholder. If Victoria decided not to file a Petition, the Dissenting Shareholder must be prepared to do so to avoid waiver of his dissenter's right of appraisal. Each Dissenting Shareholder, however, is not required to file a separate Petition. If one Dissenting Shareholder files a Petition, Victoria must file, with the clerk of the court in which the Petition was filed, a list containing the names and addresses with whom agreements as to the value of their shares have not been reached. The Court will give notice of the time and place of the hearing on the Petition to the Dissenting Shareholders named on the list. Dissenting Shareholders so notified by the court will be bound by the final judgment of the court regarding fair value of the shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with Victoria on the value of their shares shall be bound by the Merger and lose their rights to dissent.



         After a hearing concerning the Petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the TBCA and have become entitled to the valuation of, and payment for, their shares, and shall appoint one or more qualified appraisers to determine the value of the shares of United Common Stock in question. In determining the fair value of the United Common Stock, an appraiser will have the power to examine any of the books and records of United and to conduct such investigation as seems proper to the appraiser. The appraiser will also afford the Dissenting Shareholders and Victoria a reasonable opportunity to submit pertinent evidence as to the value of the United Common Stock. In addition the appraiser shall also have such power and authority as may be conferred on Masters in Chancery by the Texas Rules of Civil Procedure or by the court order appointing the appraiser. After determining the fair value, the appraiser shall file a report with the court. The court shall then in its judgment determine the fair value of the shares of United Common Stock, which judgment shall be binding on Victoria and all Dissenting Shareholders receiving notice of the hearing. This value may be more than, less than or equal to what is received by non-dissenting Shareholders. The court shall direct Victoria to pay such amount, together with interest thereon to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to Victoria of certificates representing shares of United Common Stock duly endorsed by the Dissenting Shareholder. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in Victoria or United. All court costs shall be allotted between the Dissenting Shareholders and Victoria in the manner that the court determines to be fair and equitable.


         Any Dissenting Shareholder who has made a written demand on Victoria for payment of the fair value of his United Common Stock may withdraw such demand at any time before payment for his shares has been made or before a petition has been filed with an appropriate court for determination of the fair value of such shares. If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the Merger and his status as a former shareholder of United shall be restored without prejudice to any corporate proceedings, dividends, or distributions which may have occurred during the interim.

         In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right of appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the Merger.


         United shareholders wishing to exercise their rights as dissenters should file their objections with Ms. Kathy Norris, Secretary, United Bancshares, Inc., 2214 Avenue H, Rosenberg, Texas 77471. SEE
"SUMMARY--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--APPRAISAL RIGHTS"; AND APPENDIX II.


FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a summary of the opinion provided by Bracewell & Patterson, L.L.P. concerning certain federal income tax consequences to holders of United Common Stock who dispose of their United Common Stock in the Merger. This discussion is primarily based on the Code and the Treasury Regulations promulgated thereunder.


         EACH UNITED SHAREHOLDER IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME OR OTHER TAX LAWS.


         The following discussion is limited to the material federal income tax aspects of the Merger to a holder of United Common Stock who is a citizen or resident of the United States and who, on the date of disposition of his shares of United Common Stock, holds such shares as a capital asset. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment circumstances, or to certain types of investors, including insurance companies, tax-exempt organizations, financial institutions, broker- dealers, "S" corporations, limited liability corporations, foreign corporations, and taxpayers subject to alternative minimum tax. Further, this discussion does not consider the state, local, or foreign tax consequences of the Merger to a holder of United Common Stock.


         United has been advised by its special counsel, Bracewell & Patterson, L.L.P., that based on the Code, judicial decisions, and certain factual assumptions, the Merger will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code. The following is a summary of the federal income tax consequences set forth in the legal opinion delivered by Bracewell & Patterson, L.L.P., a copy of which is included as an exhibit to the Registration Statement filed by Victoria. That opinion and the summary thereof address the material federal income tax aspects of the Merger, as noted above. In rendering this opinion, Bracewell & Patterson, L.L.P. has assumed, among other matters, that no shareholder of United receiving Victoria Common Stock in the Merger has the intention, at the time of the Merger, of disposing of any Victoria Common Stock received or requesting registration of any shares except as permitted under the Merger Agreement or the agreement executed by the affiliates of United in favor of Victoria. In making these assumptions, Bracewell & Patterson, L.L.P. has relied on certain representations made by the managements of both Victoria and United. SEE "RESALE OF VICTORIA COMMON STOCK".



         The Merger qualifies for federal income tax purposes as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and, as such, will result in the following federal income tax consequences to holders of United Common Stock:


         1. No gain or loss will be realized by holders of United Common Stock to the extent their shares of United Common Stock are converted into shares of Victoria Common Stock pursuant to the terms of the Merger.

         2. The basis of Victoria Common Stock received by each United shareholder in the Merger will be the same as the basis of the United Common Stock surrendered and exchanged therefor, decreased by the amount of cash received and increased by the amount of gain realized by the shareholder under the exchange.

         3. The holding period of Victoria Common Stock received by each United shareholder will include the period during which United Common Stock surrendered therefor was held, provided the United Common Stock is a capital asset in the hands of the United shareholder on the date of the exchange. The payment of cash in lieu of fractional shares of Victoria Common Stock will be treated as a sale or exchange of such fractional shares eligible for capital gains treatment.

         4. Dissenting Shareholders whose shares of United Common Stock are disposed of pursuant to the exercise of appraisal rights will realize gain or loss equal to the difference between the amount of cash received from the exercise of such dissenters rights and such Dissenting Shareholder's aggregate adjusted tax basis in the stock exchanged.

         5. Unless an exemption applies, under the backup withholding rules of Section 3406 of the Code, an exchange agent (such as VB&T) shall be required to withhold, and will withhold, 31% of all cash payments to which a United shareholder is entitled pursuant to the Merger (unless such shareholder provides his taxpayer identification number--social security number in the case of an individual, or Employer Identification Number in other cases) and certifies that such number is correct. Each United shareholder should complete and sign Treasury Form W-9 included as part of the letter of transmittal (to be provided after the Merger becomes effective) so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is provided in a manner satisfactory to the exchange agent in connection with the Merger.

Neither the foregoing discussion nor the opinion of Bracewell & Patterson, L.L.P. to United is binding on the Internal Revenue Service ("IRS") or the courts. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES".


         Certain legislative tax proposals currently are being considered by Congress, as more specifically set out in the House of Representatives' Republican members' "Contract with America". It is uncertain whether any such proposals will be enacted, and if enacted, whether such proposals will be in a form that affects the federal income tax consequences of the Merger to the United shareholders.

GOVERNMENT APPROVALS

         The Merger is subject to, and conditioned upon, receipt of approvals or waivers from the Commissioner, the Federal Reserve and the FDIC. Merger applications to the FDIC and the Commissioner have been submitted for the merger of RB&T into VB&T, and approvals are expected to be issued in a timely manner. Concurrently, a waiver request to acquire United has been filed by Victoria with the Federal Reserve. The Merger may not be consummated for a period of at least 15 days after waiver by the Federal Reserve and FDIC approval, during which time the Justice Department may object to the Merger on antitrust grounds, which action would stay the approval of the transaction unless otherwise ordered by the appropriate judicial authority. Neither Victoria nor United have any reason to believe that the Justice Department will take any action to stay the approval of the Merger. SEE "SUMMARY--CONDITIONS TO CONSUMMATION; REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OTHER TERMS AND CONDITIONS" AND "SUPERVISION AND REGULATION".

ACCOUNTING TREATMENT

         Victoria expects to account for the Merger using the "pooling-of-interests" method of accounting. Victoria will receive a letter from Grant Thornton, dated as of the Effective Time to the effect that, in accordance with generally accepted accounting principles, United is a poolable entity. Under this accounting method, at the Effective Time, Victoria's and United's assets and liabilities will be added together at their recorded book values and presented on a combined basis in Victoria's consolidated balance sheet. Earnings and cash flows will include amounts from both Victoria and United for the entire year in which the merger occurs. Financial statements of Victoria issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations, financial position and cash flows of Victoria and United as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY--ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".


                           SUPERVISION AND REGULATION

GENERAL


         In addition to the generally applicable state and federal laws governing businesses and employers, Victoria and United (hereinafter sometimes referred to collectively as the "Companies") and VB&T and RB&T (hereinafter sometimes referred to collectively as the "Banks") are further extensively regulated by special federal and state laws and regulations specifically applicable to financial institutions and their parent companies. Virtually all aspects of the Companies' and Banks' operations are subject to specific requirements or restrictions and general regulatory oversight, from laws regulating consumer finance transactions, such as the Truth in Lending Act, the Home Mortgage Disclosure Act and the Equal Credit Opportunity Act, to laws regulating collections and confidentiality, such as the Fair Debt Collection Practices Act, the Fair Credit Reporting Act and the Right to Financial Privacy Act. With few exceptions, state and federal banking laws also have as their principal objective either the maintenance of the safety and soundness of financial institutions and the federal deposit insurance system or the protection of consumers or classes of consumers, rather than the specific protection of stockholders of the

Companies and the Banks. The following discussion sets forth certain material statutory and regulatory provisions governing the Companies and the Banks.


REGULATION OF THE COMPANIES

         The Companies are bank holding companies within the meaning of the BHC Act, and therefore are subject to regulation and supervision by the Federal Reserve. As such, the Companies are required to file reports with and to furnish such other information as the Federal Reserve may require pursuant to the BHC Act, and the Companies and their affiliates are subject to examination by the Federal Reserve. The Federal Reserve has the authority to issue orders to bank holding companies to cease and desist from unsound banking practices and violations of conditions imposed by, or violations of agreements with, the Federal Reserve. The Federal Reserve is also empowered to assess civil monetary penalties against companies or individuals who violate the BHC Act or orders or regulations thereunder, to order termination of non-banking activities of non-banking subsidiaries of bank holding companies, and to order termination of ownership and control of a non-banking subsidiary by a bank holding company. Certain violations may also result in criminal penalties.

Safe and Sound Banking Practices

         The Federal Reserve takes the position that a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve's position that, in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve to be an unsafe and unsound banking practice or a violation of the Federal Reserve regulations or both. This doctrine has become known as the "source of strength" doctrine. In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") amendments to the Federal Deposit Insurance Act ("FDIA") require the holding company parent of an undercapitalized bank to guarantee, up to certain limits, the bank's compliance with a capital restoration plan approved by the bank's primary federal supervisory agency.

         Bank holding companies are not permitted to engage in unsafe and unsound banking practices. For example, the Federal Reserve's Regulation Y generally requires a holding company to give the Federal Reserve prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the company's consolidated net worth. Certain exemptions from the notice requirements exist for well capitalized bank holding companies. The Federal Reserve may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. As another example, a holding company could not impair its subsidiary bank's soundness by causing it to make funds available to nonbanking subsidiaries or their customers if the Federal Reserve believed it not prudent to do so.

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") expanded the Federal Reserve's authority to prohibit activities of bank holding companies and their nonbanking subsidiaries which represent unsafe and unsound banking practices or which constitute violations of laws or regulations. Notably, FIRREA increased the amount of civil money penalties which the Federal Reserve can assess for certain activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as large as $1,000,000 for each day the activity continues. FIRREA also expanded the scope of the individuals and entities against which such penalties may be assessed.

Acquisitions of Bank Holding Companies and Banks

         The BHC Act and the Change in Bank Control Act, together with regulations promulgated by the Federal Reserve, require that, depending on the particular circumstances, either Federal Reserve approval must be obtained or notice must be furnished to the Federal Reserve and not disapproved prior to any person or company acquiring "control" of a bank or bank holding company subject to certain exemptions. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank or bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the company has registered securities under Section 12 of the Securities Exchange Act of 1934, as amended, or no other person will own a greater percentage of that class of voting securities immediately after the transaction.

         As bank holding companies, the Companies are required to obtain approval prior to merging or consolidating with any other bank holding company, acquiring all or substantially all of the assets of any bank or acquiring ownership or control of shares of a bank or bank holding company if, after the acquisition, the Companies would directly or indirectly own or control 5% or more of the voting shares of such bank or bank holding company. In considering any application for approval of an acquisition or merger, the Federal Reserve is also required to consider the financial and managerial resources of the companies and the banks concerned, as well as the applicant's record of compliance with the Community Reinvestment Act (the "CRA").

Scope of Permissible Activities

         The Companies are also prohibited from acquiring a direct or indirect interest in or control of more than 5% of the voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiary banks, except that they may engage in and may own shares of companies engaged in certain activities found by the Federal Reserve to be so closely related to banking or managing and controlling banks as to be a proper incident thereto. These activities include, among others, operating a mortgage, finance, credit card, or factoring company; performing certain data processing operations; providing investment and financial advice; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; and providing certain stock brokerage and investment advisory services. In approving acquisitions or the addition of activities, the Federal Reserve considers whether the acquisition or the additional activities can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh such possible adverse effects as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

Capital Adequacy Requirements

         The Federal Reserve monitors the capital adequacy of bank holding companies. As discussed below, the Banks are also subject to the capital adequacy requirements of the FDIC and the Texas Department of Banking. The Federal Reserve uses a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy.

         The Federal Reserve has adopted a system using risk-based capital guidelines to evaluate the capital adequacy of bank holding companies. Under the guidelines, specific categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. In addition, the guidelines define the capital components. Total capital is defined as the sum of "Tier 1" and "Tier 2" capital elements, with "Tier 2" being limited to 100% of "Tier 1." For bank holding companies, "Tier 1" capital includes, with certain restrictions, common stockholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries. "Tier 2" capital includes, with certain limitations, certain forms of perpetual preferred stock, as well as maturing capital instruments and the reserve for possible loan losses.

         The guidelines require a minimum ratio of total capital-to-risk-weighted assets of 8.0% (of which at least 4.0% is required to consist of "Tier 1" capital elements). At December 31, 1994, Victoria's ratios of "Tier 1" and total capital to risk-weighted assets were approximately 17.54% and 18.69%, respectively. At December 31, 1994, United's ratios of "Tier 1" and total capital to risk-weighted assets were approximately 16.02% and 16.52%, respectively.

         In addition to the risk-based capital guidelines, the Federal Reserve uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio is defined as a company's "Tier 1" capital divided by its average total consolidated assets. "Average total consolidated assets" is defined as the quarterly average total assets (net of the allowance for loan and lease losses) reported on a company's consolidated financial statements less goodwill and any other intangible assets or investments in subsidiaries that the Federal Reserve determines should be deducted from Tier 1 capital. The leverage ratio requires a 3.0% "Tier 1" capital to average total consolidated assets ratio for institutions with a CAMEL rating of 1. All other institutions are expected to maintain a 100 to 200 basis point cushion (i.e., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%). At December 31, 1994, Victoria's leverage ratio was 8.75% and United's leverage ratio was 6.73%.

REGULATION OF THE BANKS

         Each of the Banks is a Texas-chartered banking association, the deposits of which are insured by the Bank Insurance Fund of the FDIC. Neither of the Banks is a member of the Federal Reserve System; therefore, the Banks are subject to supervision and regulation by the FDIC and the Texas Department of Banking. Such supervision and regulation subjects the Banks to special restrictions, requirements and potential enforcement actions. Because the Federal Reserve regulates the bank holding company parents of the Banks, the Federal Reserve also has supervisory authority which directly affects the Banks.

Permissible Activities

         The Texas Constitution, as amended in 1986, provides that a Texas-chartered bank has the same rights and privileges that are or may be granted to national banks domiciled in Texas. To the extent that the Texas laws and regulations may have allowed state-chartered banks to engage in a boarder range of activities than national banks, FDICIA has operated to limit this authority. FDICIA provides that no state bank or subsidiary thereof may engage as principal in any activity not permitted for national banks, unless the institution complies with applicable capital requirements and the FDIC determines that the activity poses no significant risk to the insurance fund. In general, statutory restrictions on the activities of banks are aimed at protecting the safety and soundness of depository institutions.

         In general, FDICIA prohibits state banks from directly or indirectly acquiring or retaining any equity investment of a type, or in an amount, not permitted for national banks. This prohibition does not apply to investments in majority-owned subsidiaries; investments in qualified lower-income housing projects; and other investments specifically delineated by the FDIC. Other restrictions may apply to such investments. FDICIA requires the divestiture of impermissible equity investments as quickly as is prudent, but no later than December 19, 1996. Neither of the Banks presently hold any equity securities which would be subject to divestiture under FDICIA.

Branching

         Texas law provides that a Texas-chartered bank can establish a branch anywhere in Texas provided that the branch is approved in advance by the Texas Department of Banking. The branch must also be approved by the FDIC, which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers. The recently enacted Riegle-Neal Act expands the authority of bank holding companies and banks to engage in interstate bank acquisitions and interstate branching. Each state has the option of "opting out" of the interstate branching (but not banking) scheme. Interstate banking will be effective September 29, 1995, and interstate branching will be effective June 1997, unless Texas "opts out." The Texas Legislature is currently considering "opt-out" legislation.

         FDICIA generally requires the Banks to notify the FDIC and branch customers 90 days prior to a branch closing, including a detailed statement regarding the reasons for the closing.

Restriction on Transactions with Affiliates and Insiders

         FDIA makes certain Federal Reserve restrictions on transactions among related parties applicable to the Banks even though each is a nonmember bank. Further, Texas law provides that a state bank can make any loan allowed for a national bank, which would also be subject to the Federal Reserve restrictions. The first set of restrictions is found in Section 23A of the Federal Reserve Act, which affects loans to and investments in affiliates of the Banks.
Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for such loans. It also limits the amount of advances to third parties which are collateralized by the securities or obligations of Victoria or its subsidiaries.

         Another set of restrictions is found in Section 23B of the Federal Reserve Act. Among other things, Section 23B requires that certain transactions between the Banks, including their subsidiaries, and their affiliates must be on terms substantially the same, or at least as favorable to the Banks or their subsidiaries, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons. In the absence of such comparable transactions, any transaction between the Banks and their affiliates must be on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated persons.

         The restrictions on loans to directors, executive officers, principal shareholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to specified insiders and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the FDIC may determine that a lesser amount is appropriate.

Restrictions on Dividends

         Dividends paid by VB&T have provided a substantial part of Victoria's operating funds and it is anticipated that dividends paid by VB&T to Victoria after consummation of the Merger will be Victoria's major source of operating funds. Under Texas law, prior to the declaration of any dividend by any state-chartered bank, it must transfer to "certified surplus" an amount not less that 10% of its net profits earned since the last dividend was declared, so long as certified surplus is less than the capital stock of such bank.
Under federal law, neither of the Banks can pay a dividend if it will cause the Bank to be "undercapitalized". The amount of retained earnings available to Victoria from its subsidiaries for payment of dividends without prior regulatory approval was approximately $68,706,000 at December 31, 1994. SEE "RISK FACTORS--DIVIDEND HISTORY AND DIVIDEND RESTRICTIONS".

Examinations

         The FDIC periodically examines and evaluates insured banks. Based upon such an evaluation, the FDIC may revalue the assets of an insured institution and require that it establish specific reserves to compensate for the difference between the FDIC-determined value and the book value of such assets. The Commissioner also conducts examinations annually, unless additional examinations are deemed necessary to safeguard the interests of shareholders, depositors and creditors. The Commissioner may accept the results of a federal examination in lieu of conducting and independent examination.

Audit Reports

         Insured institutions with total assets of $500 million or more must submit annual reports to federal and state regulators and make them available to the public. In some instances, the annual report of the institution's holding company can be used to satisfy this requirement. Auditors must receive examination reports, supervisory agreements and reports of enforcement actions, and must apply procedures agreed to by the FDIC to test compliance by the institution or holding company with legal requirements designated by the FDIC. The annual report must include financial statements prepared in accordance with generally accepted accounting principles, statements and assertions by management concerning their responsibility for the financial statements, internal controls and compliance with legal requirements designated by the FDIC, an auditor's report on the financial statements, and an attestation by the auditor regarding the assertions of management with respect to financial reporting internal controls. For institutions with total assets of more than $3 billion, independent auditors may be required to review quarterly financial statements. FDICIA requires that independent audit committees be formed, consisting of outside directors only. The committees of such large institutions must include members with experience in banking or financial management, must have access to outside counsel, and must not include representatives of large customers.

Capital Adequacy Requirements

         The FDIC's risk-based capital guidelines require state banks to have a minimum ratio of Tier 1 of core capital- to-total risk-weighted assets of 4% and a ratio of total capital-to-total risk-weighted assets of 8%. "Total capital" is defined as the sum of Tier 1 and Tier 2 capital elements, with Tier 2 being limited to 100% of Tier 1 capital. Tier 1 and Tier 2 capital have the same definitions for the Banks as for the Companies. The FDIC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. As of December 31, 1994, VB&T's ratio of Tier 1 capital to total risk-weighted assets was 14.40% and its ratio of total capital to total risk-weighted assets was 15.52%, and RB&T's ratio of Tier 1 capital to total risk-weighted assets was 18.38% and its ratio of total capital to total risk-weighted assets was 18.88%.

         The FDIC's leverage guidelines require state banks to maintain Tier 1 capital of no less than 5% of average total assets, except in the case of certain highly rated banks for which the requirement is 3% of average total assets. The Texas Department of Banking has issued a policy which generally requires state chartered banks to maintain a leverage ratio (defined in accordance with federal capital guidelines) of 6%. As of December 31, 1994, VB&T's ratio of Tier 1 capital to average total assets was 7.51%, and RB&T's ratio of Tier 1 capital to average total assets was 7.54%.

Corrective Measures for Capital Deficiencies

         FDICIA requires the federal bank regulators to take "prompt corrective action" with respect to any institution which does not meet specified minimum capital requirements. The applicable regulations establish five capital levels, ranging from "well-capitalized" to "critically capitalized," which require or permit the federal bank examiners to take supervisory action. Under these regulations, which became effective December 19, 1992, a bank is considered well capitalized if it has a total risk-based capital ratio of 10.0% or greater, a Tier I risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and it is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. A bank is considered adequately capitalized if it has a total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio and leverage capital ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of an undercapitalized institution. A bank is considered undercapitalized if it has a total risk-based capital ratio that is less than 8%, a Tier I risk-based capital ratio that is less than 4%, or a leverage ratio that is less than 4.0% (or a leverage ratio that is less than 3.0% if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines). A significantly undercapitalized institution is one which has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0%, or a leverage ratio that is less than 3.0%. A critically undercapitalized institution is one which has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

         In addition to requiring undercapitalized institutions to submit a capital restoration plan, FDICIA contains broad restrictions on certain activities of such institutions involving asset growth, acquisitions, branch establishment, and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

         As an institution's capital decreases, the FDIC's power becomes greater. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The FDIC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

         Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

Deposit Insurance Assessments

         The Banks must pay assessments to the FDIC for federal deposit insurance protection under a risk based assessment system. FDIC-insured depository institutions that are members of the Bank Insurance Fund pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications (that is, institutions that pose a greater risk of loss to their respective deposit insurance finds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments to cover the cost of borrowings from the U.S. Treasury, the Federal Financing Bank, and Bank Insurance Fund member banks. VB&T has been notified by the FDIC that its assessment rate for 1995 will remain at the lowest level risk-based premium available. This assessment level requires VB&T to be both well capitalized, as defined by the FDIC, and in good standing with its regulators.

Brokered Deposit Restrictions

         FIRREA and FDICIA generally bar institutions which are not well capitalized from accepting brokered deposits. The FDIC rules prohibit undercapitalized institutions from soliciting deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which the deposits are being solicited.
Adequately capitalized institutions may not solicit, accept or renew brokered deposits unless they obtain a waiver from the FDIC. Even in that event, they may not pay an effective yield of more than 75 basis points over the effective yield paid on deposits of comparable size and maturity in the institution's normal market area for deposits accepted from within that area, or the national rate paid on deposits of comparable size and maturity for deposits accepted from outside the institution's normal market area. These restrictions on soliciting, accepting or renewing brokered deposits may limit the interest rate the Banks' can pay on deposits, and consequently, limit their ability to attract deposits as a funding source.

Instability of the Regulatory Structure

         The laws and regulations affecting banks and bank holding companies change frequently. The rules of the regulatory agencies in this area have changed significantly over recent years, and there is reason to expect that similar changes will continue in the future. Legislative and regulatory initiatives are underway at the state and federal levels which could have positive and negative effects on the ability of the Banks to compete successfully. It is difficult to predict the outcome of these proposed changes.

Expanded Enforcement Authority

         As a result of FDICIA, banking regulators have increased ability to monitor the activities of banks and their holding companies. In addition, the Federal Reserve and FDIC possess extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years.

Effect on Economic Environment

         The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

         Federal Reserve monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and earnings of Victoria and its subsidiaries cannot be predicted.


               DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK


         The following summary of the material terms and provisions of Victoria Common Stock and Victoria Preferred Stock is qualified in its entirety by reference to Victoria's Restated Articles of Incorporation ("Victoria's Articles of Incorporation"), which expressly include the terms of Victoria Common Stock and Victoria Preferred Stock. Victoria's Articles of Incorporation are incorporated by reference as Exhibit 3.1 to the Registration Statement of which this Proxy Statement/Prospectus is a part.

VICTORIA COMMON STOCK

         Victoria is incorporated under the TBCA. As of March 24, 1995, Victoria was authorized to issue 35,000,000 shares of Victoria Common Stock of which 7,962,512 shares were issued and outstanding. Victoria's Board of Directors may at any time, without additional approval of the holders of Victoria Common Stock, issue additional authorized but previously unissued shares of Victoria Common Stock.

Dividends

         Holders of Victoria Common Stock are entitled to receive dividends ratably when, as and if declared by Victoria's Board of Directors from assets legally available therefor, after payment of all dividends on Victoria Preferred Stock, if any, outstanding. Under Texas law, Victoria may pay dividends only out of surplus. Dividends paid by its subsidiaries are the primary source of funds available to Victoria for payment of dividends to its shareholders and for other needs. Victoria paid cash dividends of $4.1 million and $2.9 million to holders of Victoria Common Stock during 1994 and 1993, respectively. Victoria has paid cash dividends for eleven consecutive quarters. In March 1994, cash dividends were increased 30% from $.10 per share to $.13 per share. In January 1995, Victoria declared a $.16 per share quarterly dividend, an increase of 23%, and a special $.09 per share dividend, both of which were paid on February 14, 1995. The declaration and amount of future dividends, however, will depend on circumstances existing at the time, including Victoria's earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Victoria's Board of Directors deems relevant, and there can be no assurance that any such dividends will be declared.

         Victoria's principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Victoria and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. VB&T is governed by the laws of the State of Texas, and, under certain circumstances, is restricted in the declaration and payment of dividends to the extent that before declaring any dividends it must transfer to its "certified surplus" account an amount not less than ten percent of its net profits earned since the last dividend was declared, except that there is no requirement for a transfer to certified surplus of a sum which would increase the certified surplus to more than the capital stock of VB&T. The certified surplus of VB&T currently exceeds its capital stock account. In addition, FDICIA amended the FDIA and other banking laws which govern VB&T. FDICIA prohibits the payment of any dividend if and when VB&T fails to meet or exceed any relevant capital measure prescribed by the FDIC. VB&T currently meets or exceeds all such measures, but no assurance can be given that it will continue to do so. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--DIVIDENDS"; AND "INFORMATION ABOUT VICTORIA".

Preemptive Rights

         The holders of Victoria Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Victoria before such securities are offered to others. The absence of preemptive rights increases Victoria's flexibility to issue additional shares of Victoria Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Victoria Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Victoria Common Stock after the Effective Time is likely to reduce former United shareholders' proportionate interest in Victoria. SEE "RISK FACTORS--DILUTION OF SHAREHOLDERS OF VICTORIA".

Voting Rights

         The holders of Victoria Common Stock are entitled to one vote per share on all matters presented to shareholders and are not entitled to cumulate their votes in the election of directors.

Liquidation

         Upon liquidation, dissolution or the winding up of the affairs of Victoria, holders of Victoria Common Stock are entitled to receive their pro rata portion of the remaining assets of Victoria after the holders of Victoria Preferred Stock have been paid in full any sums to which they may be entitled.

VICTORIA PREFERRED STOCK

         Victoria has authorized 1,000,000 shares of $1.00 par value Victoria Preferred Stock, none of which is issued and outstanding. The Preferred Stock is issuable in one or more series. Victoria's Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Victoria's Board of Directors at its discretion from time to time for any proper corporate purpose may issue Victoria Preferred Stock without approval of the holders of Victoria Common Stock.

         Victoria presently has no plans or arrangements to issue any of the authorized shares of Victoria Preferred Stock. However, the availability of such shares would enable Victoria to meet possible contingencies and opportunities for which the issuance of such shares may be deemed advisable.

         The availability of Victoria Preferred Stock for issuance has a potential anti-takeover effect, depending upon the specific terms of the Victoria Preferred Stock when issued. For example, the authorization of shares of Victoria Preferred Stock with unspecified voting rights may be used to create voting impediments with respect to changes in control of Victoria or, as a result of a conversion feature, to dilute the stock ownership of holders of Victoria Common Stock seeking to obtain control of Victoria. The terms of such shares could be designed to render more difficult the removal of incumbent management (even if such removal would be beneficial to shareholders generally) or the assumption of control by a holder of a large block of Victoria securities. The terms of such shares could also be designed to discourage a merger, tender offer or proxy contest involving Victoria or its securities and, accordingly, such terms could have an adverse impact on shareholders who might desire to vote in favor of such merger or participate in such tender offer. However, Victoria's Board of Directors has no present intention to cause shares of Victoria Preferred Stock to be issued for anti-takeover purposes or otherwise. SEE "RISK FACTORS--ANTI-TAKEOVER PROVISIONS".


          COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA


         As a result of the Merger, holders of United Common Stock will become shareholders of Victoria and their rights as shareholders will continue to be governed primarily by the TBCA, the material provisions of which are discussed below. In addition, a description of corresponding material provisions contained in Victoria's and United's respective charters and bylaws, as such differences and provisions may affect the rights of shareholders, are set forth below. The following summary is qualified in its entirety by reference to the provisions of the TBCA and the charters and bylaws of Victoria and United.

MERGERS

         Texas law generally permits a merger to become effective without the approval of the surviving corporation's shareholders if the articles of incorporation of the surviving corporation do not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed twenty percent of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger. Where shareholder approval is required under Texas law, the merger must be approved by the holders of two-thirds of the outstanding shares of the Texas corporation entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class (as is often the case), in which event the merger must be approved by the holders of two-thirds of the outstanding shares of each class of stock entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote; provided that the articles of incorporation may require a vote of a different number, not less than a majority, of the shares outstanding. Victoria's Articles of Incorporation do not provide for a different number of shares for approval of a merger or permit the shares of any class or series to vote thereon. United's Restated Articles of Incorporation, as amended ("United's Articles of Incorporation"), however, require only the vote of a majority of the shares of United or any class or series thereof, respectively, entitled to vote thereon. Neither Victoria nor United presently have any shares of capital stock issued and outstanding which are entitled to vote as a class. SEE "RISK FACTORS".

APPRAISAL RIGHTS

         Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets of the corporation, and, with the exceptions discussed below, a merger or consolidation. The appraisal rights of a shareholder of United are set forth in full in Appendix II. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE
MERGER--APPRAISAL RIGHTS"; AND APPENDIX II.

         No appraisal rights are available under Texas law for the holders of any shares of a class or series of stock of a Texas corporation with respect to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock. Further, Texas law has a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders. Notwithstanding the above, under Texas law, a shareholder will be entitled to dissent and be paid for his shares if the shareholder is required to accept for his shares any consideration other than (a) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

SPECIAL MEETINGS

         A special meeting of shareholders of a Texas corporation may be called by the holders of shares entitled to cast not less than ten percent of all shares entitled to vote at the meeting, unless a different percentage, not to exceed a majority, is provided for in the articles of incorporation.
Victoria's Bylaws, as restated on April 19, 1994 ("Victoria's Bylaws"), provide that special meetings of shareholders may be called at any time by the holders of a least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, the Board of Directors, the Senior Chairman of the Board of Directors, the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors or the President. United's Bylaws, as restated ("United's Bylaws") provide that special meetings of shareholders may be called at any time by the President upon the request of the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, the Board of Directors or the President.

ACTIONS WITHOUT A MEETING

         Under Texas law, shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders; provided, however, that the articles of incorporation may provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting. Victoria's Articles of Incorporation do not contain such a provision. Victoria's Bylaws allow shareholders to act without a meeting only if all shareholders entitled to vote at the meeting give their written consent. Likewise, under United's Articles of Incorporation and United's Bylaws, shareholders of United are permitted to act without a meeting only if all shareholders entitled to vote at the meeting give their written consent.

PURCHASE OF SHARES

         In general, a Texas corporation may purchase its own shares out of surplus provided the corporation is not rendered insolvent. Notwithstanding that TBCA provision, a Texas corporation may purchase its own shares, provided the net assets of the Texas corporation equal or exceed the purchase price and the corporation will not be rendered insolvent, for the purposes of eliminating fractional shares, collecting or compromising indebtedness owed by or to the corporation, paying dissenting shareholders entitled to payment for their shares under the TBCA or redeeming redeemable shares in accordance with the TBCA.

VOTING RIGHTS

         Under the TBCA, each outstanding share of a corporation, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless otherwise provided in the corporation's articles of incorporation. Victoria's Articles of Incorporation provide that shareholders of Victoria Common Stock are entitled to one vote per share in any election of directors and for all other purposes, subject to any limitation imposed by law or as may be otherwise limited by Victoria's Articles of Incorporation. No such charter limitation presently exists. Victoria's shareholders are not entitled to vote cumulatively in the election of directors.

         The holders of United Common Stock have the exclusive right to elect the directors of United and to vote on all other matters submitted to the shareholders, subject to the voting rights expressly conferred by law, by United's Articles of Incorporation or by United's Board of Directors in establishing the United Series A Preferred Stock, the United Series B Preferred Stock and any other series of United preferred stock, if any. Specifically, United's Articles of Incorporation grant to holders of United Series A Preferred Stock and holders of United Series B Preferred Stock the right to elect two additional members of the Board of Directors, if and whenever dividends payable on any of such preferred stock shall be in default in an amount equal to six or more full quarterly dividends per share. Although United has not paid dividends on the United Series B Preferred Stock since 1988, the holders of United Series B Preferred Stock have not exercised their right to elect any additional members to the Board of Directors. Under United's Bylaws, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

ELECTION OF DIRECTORS

         The directors of a corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Victoria's Articles of Incorporation and United's Articles of Incorporation both expressly prohibit cumulative voting in an election of directors. SEE "RISK FACTORS--ANTI-TAKEOVER PROVISIONS"; AND "DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK--VOTING RIGHTS".

ASSESSABILITY OF CAPITAL STOCK

         Under the TBCA, shares of stock issued by a Texas corporation, such as outstanding Victoria Common Stock and United Common Stock, upon payment of the consideration therefor, are considered fully paid and nonassessable.

CHARTER AMENDMENTS

         Under Texas law, an amendment to the articles of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least two-thirds of the shares within each class or series entitled to vote thereon as a class and of at least two-thirds of the total outstanding shares entitled to vote thereon; provided that the articles of incorporation may require the vote of a different number, not less than a majority, of the shares outstanding. Victoria's Articles of Incorporation do not so specify. United's Articles of Incorporation, however, permit amendment thereof upon the vote of the holders of a majority of the shares of United or any class or series thereof, respectively, entitled to vote on such an amendment.

DISSOLUTION

         Under Texas law, the sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets, with or without the goodwill of a Texas corporation, if not made in the usual and regular course of its business, requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, unless any class or series of shares of the corporation is entitled to vote as a class thereon, in which event the vote required for authorization by the shareholders shall be the affirmative vote of the holders of at least two-thirds of the outstanding shares within each such class or series entitled to vote thereon as a class and at least two-thirds of the outstanding shares otherwise entitled to vote thereon; provided that the articles of incorporation may require the vote of a different number, not less than a majority, of the shares outstanding. Victoria's Articles of Incorporation do not provide for a different voting requirement or entitle the shares of any class or series to vote thereon. United's Articles of Incorporation, however, require only the vote of a majority of the shares of United or any class or series thereof, respectively, entitled to vote thereon.

         The dissolution of a Texas corporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required for dissolution shall be the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class or series of shares entitled to vote as a class thereon, as well as the affirmative vote of two-thirds of the total outstanding shares; provided that the articles of incorporation may require the vote of a different number, not less than a majority, of the shares outstanding. Each outstanding share of a Texas corporation is entitled to vote on dissolution. Victoria's Articles of Incorporation do not provide for a different number of shares for approval of dissolution or permit the shares of any class or series to vote thereon. United's Articles of Incorporation, however, require only the vote of a majority of the shares of United or any class or series thereof, respectively, entitled to vote thereon.

PREEMPTIVE RIGHTS

         Under Texas law, shareholders possess preemptive rights as to the issuance of additional or treasury securities by the corporation, unless the corporation's articles of incorporation provide otherwise. Victoria's Articles of Incorporation and United's Articles of Incorporation both deny preemptive rights, and, therefore, neither Victoria shareholders nor United shareholders have preemptive rights as to newly issued or treasury shares. SEE "RISK FACTORS--DILUTION OF SHAREHOLDERS OF VICTORIA".

DIVIDENDS

         A Texas corporation may make distributions only out of surplus. Holders of Victoria Common Stock are entitled to receive dividends ratably when, as and if declared by Victoria's Board of Directors from assets legally available therefor, after payment of all dividends on Victoria Preferred Stock, if any is outstanding. Holders of Victoria Preferred Stock (none of which is presently outstanding) are entitled to cumulative cash dividends, payable quarterly, when, as and if declared by Victoria's Board of Directors. Holders of United Common Stock are entitled to receive dividends ratably when, as and if declared by United's Board of Directors from assets legally available therefor, after payment of all dividends on United Series A Preferred Stock, United Series B Preferred Stock and any other series of United preferred stock, if any, outstanding. While United has continued to make its regular scheduled dividend payments with respect to its United Series A Preferred Stock, United has not paid dividends on its United Series B Preferred Stock since December 31, 1989. As of December 31, 1994, accrued but unpaid dividends on the United Series B Preferred Stock totalled $100,000. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF VICTORIA COMMON AND PREFERRED STOCK"; AND "INFORMATION ABOUT UNITED MARKET PRICE AND DIVIDENDS".

LIQUIDATION RIGHTS

         Generally, under the TBCA, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their association or corporation. Preferred shareholders typically participate in the distribution of assets of a dissolved corporation only to extent of their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the pro rata distribution of any remaining assets. Pursuant to Victoria's Articles of Incorporation, upon liquidation, dissolution or the winding up of the affairs of Victoria, holders of Victoria Common Stock are entitled to receive their pro rata portion of the remaining assets of Victoria after the holders of Victoria Preferred Stock have been paid in full any sums to which they may be entitled. Upon liquidation, dissolution or the winding up of the affairs of United, holders of United Series A Preferred Stock, United Series B Preferred Stock, and any other series of United preferred stock outstanding, if any, will receive the liquidation preference set forth in the designation of rights and preferences of such series plus accrued and unpaid dividends. The liquidation preference for the United Series A Preferred Stock is $7.50 per share, and the liquidation preference for the United Series B Preferred Stock is $7.50 per share. After payment in full to all holders of each outstanding series of United's preferred stock, the remaining assets of United, if any, would be distributed ratably among the holders of United Common Stock.


LIMITATION OF LIABILITY AND INDEMNIFICATION

         Texas law permits a corporation to set limits on the extent of a director's liability. Texas law permits a corporation to indemnify any officer, director, employee or agent if such person acted in good faith and in a manner as such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification is not allowed under Texas law, absent a court order to the contrary, if an officer, director, employee or agent of the corporation is finally adjudged liable to the corporation.

         Under Victoria's Articles of Incorporation, to the fullest extent not prohibited by law, a director will not be liable to Victoria or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director received an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office,

(iv) an act or omission for which the liability of a director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend. United's Articles of Incorporation do not limit the liability of a director to United or its shareholders. Victoria's Bylaws and United's Bylaws require and permit indemnification of officers, directors and others to the fullest extent required or permitted by Texas law. SEE "AVAILABLE INFORMATION"; "INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS"; AND "INDEMNIFICATION".

INSPECTION OF BOOKS AND RECORDS

         Under Texas law, any person who has been a shareholder of record for at least six months preceding his demand, or who is the holder of at least five percent of all of the outstanding shares of a corporation, is entitled to examine a corporation's relevant books and records for any proper purpose.

         Although certain of the specific differences between the voting and other rights of Victoria shareholders and United shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under the respective charters and bylaws of Victoria and United. Additionally, the identification of certain specific differences is not meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by the specific provisions of Victoria's Articles of Incorporation and Bylaws, and United's Articles of Association and Bylaws. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "RISK FACTORS"; AND "INFORMATION ABOUT VICTORIA".


                        RESALE OF VICTORIA COMMON STOCK

         Victoria Common Stock to be issued to holders of United Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of United within the meaning of Rule 145 under the Securities Act. The directors and executive officers of United, the beneficial owners of ten percent or more of United Common Stock and certain of their related interests may be deemed to be affiliates of United. Such affiliates are not permitted to transfer any Victoria Common Stock except in compliance with certain resale requirements set forth in the Securities Act and the rules and regulations thereunder. Under current law, these requirements include: (i) the further registration under the Securities Act of the shares of Victoria Common Stock to be sold, (ii) compliance with Rule 145 promulgated under the Securities Act permitting limited sales under certain circumstances, or (iii) the availability of another exemption from such registration. United is required to use its best efforts to cause such affiliates to deliver to Victoria prior to the Effective Time, a written agreement providing that each such affiliate will not sell, pledge, transfer, or otherwise dispose of Victoria Common Stock to be received by such person in the Merger, except in a manner which is consistent with Victoria's accounting for the Merger as a pooling-of-interests and in compliance with the applicable provisions of the Securities Act and the respective rules and regulations thereunder. SEE "SUMMARY--ACCOUNTING TREATMENT"; "THE MERGER--ACCOUNTING TREATMENT"; AND APPENDIX I.

         As a condition to consummation of the Merger, Victoria must receive from United shareholders receiving at least 50% of the aggregate Merger Consideration a representation that they currently have no present plan or intention to sell or otherwise dispose of the shares of Victoria Common Stock received pursuant to the Merger. SEE "THE MERGER".

         The Merger Agreement provides for the filing by Victoria of a listing application with Nasdaq National Market covering the shares of Victoria Common Stock issuable upon consummation of the Merger. It is a condition to the consummation of the Merger that such shares of Victoria Common Stock shall have been authorized for listing on Nasdaq National Market.

                           INFORMATION ABOUT VICTORIA

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents filed by and relating to Victoria, including Victoria's Annual Report on Form 10-K for the year ended December 31, 1994, are incorporated herein by reference. This Proxy Statement/Prospectus is accompanied by Victoria's 1994 Annual Report to Shareholders. The following information contained in Victoria's 1994 Annual Report to Shareholders is incorporated herein by reference: (i) certain information concerning Victoria Common Stock included on page 48 under the heading "Quotations and Cash Dividends on Capital Stock" and on page 38 under Note 11 of the "Notes to Financial Statements"; (ii) the selected financial data presented on page 45;
(iii) the supplemental financial information consisting of selected quarterly financial data set forth in Note 17 of the "Notes to Financial Statements" on page 44; and (iv) Management's Discussion and Analysis of the Financial Condition and Results of Operations of Victoria on pages 7 through 24. SEE "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

INTERESTS OF CERTAIN PERSONS

         No director or executive officer of Victoria has any material direct or indirect financial interest in United or the Merger, except as a director, executive officer or shareholder of Victoria or its subsidiaries. SEE "THE MERGER- -ADDITIONAL AGREEMENTS".


                            INFORMATION ABOUT UNITED

GENERAL

         United is a bank holding company registered under the BHC Act, which was incorporated and organized as a Texas business corporation in 1977 for the purpose of acquiring RB&T, which acquisition was accomplished in May of 1978. RB&T was organized and opened for business in 1909. United and RB&T derive all of their revenues and income from the furnishing of banking and banking-related services. United functions primarily as the holder of 100% of the stock of RB&T. United's principal executive offices are located at 2214 Avenue H, Rosenberg, Texas and its telephone number is (713) 342-5501. At December 31, 1994, United had assets of $68,288,000, deposits of $63,282,000 and stockholders' equity of $4,165,000.

SERVICES, EMPLOYEES AND PROPERTIES

         United offers a diversified range of commercial banking services for customers located primarily in Fort Bend County and the Southwest Harris County area of Texas. As of December 31, 1994, United and RB&T had 34 full- time employees, four of whom were executive officers. The principal executive offices of United and RB&T are located at 2214 Avenue H in Rosenberg, Texas in a building owned by RB&T. In addition to its main banking house, RB&T owns two branch offices located at 3400 Highway 6, and 4555 Sweetwater Boulevard in Sugar Land, Texas.

COMPETITION

         RB&T encounters strong competition both in making loans and attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies as well as a degree of interstate banking has created a highly competitive environment for commercial banking in RB&T's primary market area. Moreover, RB&T competes with other commercial and savings banks, savings and loan associations, credit unions, finance companies, asset-based lenders, mutual funds, insurance companies, brokerage and investment banking companies, and certain other nonfinancial institutions, including retail stores which may maintain their credit programs and certain governmental organizations. Certain of these competitors, some of which are affiliated with large bank holding companies, have substantially greater resources and lending limits, and offer certain services that RB&T does not currently provide. Many of RB&T's non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and state chartered and insured banks.

LEGAL PROCEEDINGS

         The nature of United's business causes it to be involved in routine legal proceedings from time to time. Other than such proceedings incidental to United's business, management of United believes that there are no pending or threatened legal proceedings which, upon resolution, would have a material adverse impact on the financial condition of United or RB&T.

REGULATORY COMMITMENTS

United

         As a bank holding company, United is subject to regulation by the Federal Reserve. The Federal Reserve's capital adequacy guidelines require a minimum ratio of total capital to risk-weighted assets of 8.0% (of which at least 4.0% is required to consist of ``Tier 1'' capital elements). At December 31, 1994, United's ratios of ``Tier 1'' and total capital to risk-weighted assets were approximately 16.02% and 16.52%, respectively. Both ratios significantly exceed regulatory minimums. SEE "SUPERVISION AND REGULATION--REGULATION OF THE COMPANIES".

         In addition to the risk-based capital guidelines, the Federal Reserve uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio requires a 3.0% ``Tier 1'' capital to average total consolidated assets ratio for institutions with a CAMEL rating of 1. All other institutions are expected to maintain a 100 to 200 basis point cushion (i.e., these institutions will be expected to maintain a leverage ratio of 4.0% to 5.0%). United's leverage ratio at December 31, 1994, was 6.73%. SEE "SUPERVISION AND REGULATION-- REGULATION OF THE COMPANIES".

RB&T

         RB&T is a Texas-chartered banking association, the deposits of which are insured by the Bank Insurance Fund of the FDIC. RB&T is not a member of the Federal Reserve System; therefore, it is subject to supervision and regulation by the FDIC and the Texas Department of Banking.

         The FDIC's risk-based capital guidelines require state banks to have a minimum ratio of Tier 1 or core capital- to-total risk-weighted assets of 4% and a ratio of total capital-to-total risk-weighted assets of 8%. The FDIC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. "Total Capital" is defined as the sum of Tier 1 and Tier 2 capital elements, with Tier 2 being limited to 100% of Tier 1 capital. Tier 1 and Tier 2 capital have the same definitions for RB&T as for United. As of December 31, 1994, RB&T's ratio of Tier 1 capital to total risk-weighted assets was 18.3% and its ratio of total capital to total risk-weighted assets was 18.8%.

         The FDIC's leverage guidelines require state banks to maintain Tier 1 capital of no less than 5% of average total assets, except in the case of certain highly rated banks for which the requirement is 3% of average total assets. The Texas Department of Banking has issued a policy which generally requires state chartered banks to maintain a leverage ratio (defined in accordance with federal capital guidelines) of 6%. As of December 31, 1994, RB&T's ratio of Tier 1 capital to average total assets was 7.54%.

         With certain exceptions (including money on deposit), Texas law prohibits a state bank from incurring indebtedness or liabilities in excess of its capital (defined as common stock) and certified surplus, without the prior approval of the Texas Banking Department.

MARKET PRICES AND DIVIDENDS

Market Prices

         There is no established trading market for United Common Stock, although there are occasional transactions in the stock. The last transaction in United Common Stock known to United's management to have occurred prior to the announcement of the Merger was on December 14, 1994, at a price of $6.50 per share. This is the only trade in United Common Stock of which United's management is aware of the price paid per share which has occurred since January 1, 1993.

Dividends

         United has never declared or paid any cash dividends on the United Common Stock and the payment of any such dividends is subject to the prior payment in full of any accrued but unpaid dividends on the United Series A Preferred Stock and the United Series B Preferred Stock. At December 31, 1994, there were no unpaid dividends on the United Series A Preferred Stock, but accumulated and unpaid dividends on the United Series B Preferred Stock totalled $100,000.

         United's ability to pay dividends to its shareholders depends upon the dividends received from RB&T. Dividends paid by RB&T are subject to restrictions under various federal and Texas banking laws. In addition, RB&T must maintain certain capital levels in order to comply with legal and regulatory requirements, which may also restrict its ability to pay dividends to United. SEE "RISK FACTORS--DIVIDEND HISTORY AND DIVIDEND RESTRICTIONS"; SUPERVISION AND REGULATION"; "DESCRIPTION OF VICTORIA COMMON STOCK AND PREFERRED STOCK"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--DIVIDENDS".

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Board of Directors


         The following table sets forth information as of December 31, 1994 concerning members of the Board of Directors of United. The dates set forth below are the dates each director first became a director of United. Under United's Bylaws, directors are elected annually by the shareholders and serve until a successor has been elected and qualified or until resignation, removal or death. United does not pay fees to directors for service as a United director. Except as noted otherwise, each director's principal occupation has not materially changed during the past five years.



          DIRECTOR              AGE      DIRECTOR SINCE        PRINCIPAL OCCUPATION, BUSINESS
          --------              ---      --------------        ------------------------------
D. Ann Komar  . . . . . . .      42           1994          President/MGSI Securities
S. E. McCrory, Jr.  . . . .      58           1990          Real Estate Investments
D.W. Neuenschwander . . . .      60           1978          Chairman of the Board and President of United;
                                                            Chairman of the Board and President of RB&T
G.W. Neuenschwander(1)  . .      81           1978          Senior Vice President of RB&T



(1)      G.W. Neuenschwander is the father of D.W. Neuenschwander.

Executive Officers

         The following table sets forth the names, ages and positions as of December 31, 1994 of the principal executive officers of United and RB&T. Under both United's and RB&T's Bylaws, officers are elected annually by the Board of Directors and serve until a successor has been elected and qualified or until resignation, removal or death. Each of United's or RB&T's executive officers has held the position shown during the last five years unless otherwise described below.


           NAME                    AGE        OFFICER SINCE                 POSITION HELD
           ----                    ---        -------------                 -------------
D.W. Neuenschwander . . . .        60              1978            Chairman of the Board and President of
                                                                   United; Chairman of the Board and
                                                                   President of RB&T

Andrew Dow  . . . . . . . .        44              1987            Executive Vice President of RB&T

G.W. Neuenschwander . . . .        81              1978            Senior Vice President of RB&T

Renee Bourland(1) . . . . .        38              1991            Senior Vice President, Cashier and
                                                                   Comptroller of RB&T

_________________
(1) During the two years prior to Ms. Bourland's employment with RB&T she worked as a Financial Technician for the Resolution Trust Corporation and as a Production Coordinator for ICM Mortgage Corporation.

Stock Ownership of Executive Officers and Directors

         The following table sets forth as of March 15, 1995 the beneficial ownership of United Stock by each named executive officer of United and RB&T, each director of United and by each of such directors and executive officers a group. Except as otherwise noted, each shareholder has sole voting and dispositive power with respect to his shares of United Stock.


         NAME AND ADDRESS OF                                     AMOUNT AND NATURE OF       PERCENT OF
          BENEFICIAL OWNER                TITLE OF CLASS         BENEFICIAL OWNERSHIP         CLASS
         -------------------              --------------         --------------------       ----------
Andrew Dow  . . . . . . . . . . . . .   Common                              326(1)             0.14%
  P. O. Box 712                         Series A Preferred                  223(2)             0.52%
  Rosenberg, Texas  77471

S. E. McCrory, Jr.(10)  . . . . . . .   Common                            8,988(3)             3.81%
  1111 Hermann Dr.
  Warwick Tower
  Houston, Texas 77004

D.W. Neuenschwander(10) . . . . . . .   Common                          164,196(4)            69.63%
  P. O. Box 25294                       Series A Preferred               26,991(5)            63.38%
  Houston, Texas  77265                 Series B Preferred               26,667(6)           100.00%

         NAME AND ADDRESS OF                                     AMOUNT AND NATURE OF       PERCENT OF
          BENEFICIAL OWNER                TITLE OF CLASS         BENEFICIAL OWNERSHIP         CLASS
         -------------------              --------------         --------------------       ----------
G.W. Neuenschwander(10) . . . . . . .   Common                            5,814(7)             2.47%
  P. O. Box 712                         Series A Preferred               10,168(8)            23.88%
  Rosenberg, Texas  77471

All directors and executive . . . . .   Common                          164,491(9)            69.76%
  officers as a group (6 persons)       Series A Preferred               27,186(9)            63.84%
                                        Series B Preferred               26,667(9)           100.00%

_________________
(1) Includes 31 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by Andrew Dow.

(2) Includes 28 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by Andrew Dow.

(3) Consists of 8,988 shares held of record by RB&T as custodian for S.E. McCrory, Jr., Self Directed Retirement Account. All of these shares are subject to the United Voting Agreement.


(4) Consists of 60,367 shares held of record by D.W. Neuenschwander; 1,366 shares held of record by DWN Co. of which D.W. Neuenschwander is the President; 19,628 shares held of record by RB&T, as IRA custodian for D.W. Neuenschwander; 92 shares held as treasury stock by United Bancshares, Inc. of which D.W. Neuenschwander is the President (all of the above-mentioned shares are subject to the United Voting Agreement); 82,708 shares held of record by other shareholders which are subject to the Voting Agreement; and 35 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by D.W. Neuenschwander.


(5) Consists of 7,091 shares held of record by D.W. Neuenschwander, all of which are subject to the United Voting Agreement; 18,265 shares held of record by other shareholders which are subject to the United Voting Agreement; and 1,635 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan, 14 shares of which may be acquired by D.W. Neuenschwander.

(6) Consists of 24,267 shares held of record by DWN Co. of which D.W. Neuenschwander is the President and which are subject to the United Voting Agreement and 2,400 shares held of record by John E. Smith which are subject to the United Voting Agreement.

(7) Consists of 4,894 shares held of record by G.W. Neuenschwander, all of which are subject to the United Voting Agreement and 920 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by G.W. Neuenschwander.

(8) Consists of 877 shares held of record by G.W. Neuenschwander; 8,907 shares held of record by G.W. Neuenschwander, as trustee for the Christine Lynn Neuenschwander Trust (all the above-mentioned shares are subject to the United Voting Agreement); and 384 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by G.W. Neuenschwander.

(9) To the extent the shares beneficially owned by the named executive officers of United and RB&T and by the directors of United represent identical holdings, they have been counted only once for purposes of calculating director and executive officer beneficial ownership. Ms. Komar and Ms. Bourland do not own any shares of the outstanding capital stock of United.

(10) The shares of United Common Stock held by these shareholders are subject to Voting Agreements and Proxies, and therefore may be voted by Victoria in connection with the Merger.


         The following table sets forth the beneficial ownership in Victoria Common Stock that each named executive officer of United and RB&T, each director of United, and all such executive officers and directors as a group, will have if the Merger occurs in May 1995 and there are no Dissenting Shareholders.


                                           AMOUNT AND NATURE OF BENEFICIAL
                                           OWNERSHIP OF SHARES OF VICTORIA         PERCENT OF CLASS OF VICTORIA
         NAME AND ADDRESS OF                  COMMON STOCK AS IF MERGER             COMMON STOCK AS IF MERGER
          BENEFICIAL OWNER                    OCCURRED IN MAY 1995 (1)               OCCURRED IN MAY 1995(1)
         -------------------               ---------------------------------       -----------------------------
Andrew Dow  . . . . . . . . . . . .                     450(2)                                  0.01%
  P. O. Box 712
  Rosenberg, Texas  77471

S. E. McCrory, Jr.  . . . . . . .                    12,403(3)                                  0.15%
  1111 Hermann Dr.
  Warwick Towers
  Houston, Texas 77004

D.W. Neuenschwander . . . . . . . .                 112,326(4)                                  1.36%
  P. O. Box 712
  Rosenberg, Texas  77471

G.W. Neuenschwander . . . . . . . .                   8,023(5)                                  0.10%
  P. O. Box 712
  Rosenberg, Texas 77471

All directors and executive . . . .                 133,202(6)                                  1.61%
  officers as a group (6 persons)

_________________


(1) The number of shares of Victoria Common Stock given as consideration for each share of United Common Stock is based on an Exchange Ratio of
         1.38. This would be the Exchange Ratio if the Effective Time occurred in May 1995 based on a Pricing Average of $24.48 per share. If the Pricing Average at the Effective Time is $21.25, the number of shares of Victoria Common Stock to be received by United shareholders will increase by approximately 15%, or if the Pricing Average at the Effective Time is $33.75, the number of shares of Victoria Common Stock to be received by United shareholders will decrease by approximately 27%.



(2) Includes 43 shares received in conversion of shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by Andrew Dow.



(3) Consists of 12,403 shares received in conversion of shares held of record by RB&T as custodian for S.E. McCrory, Jr., Self Directed Retirement Account.



(4) Consists of 83,306 shares received in conversion of shares held of record by D.W. Neuenschwander; 1,885 shares received in conversion of shares held of record by DWN Co. of which D.W. Neuenschwander is the President; 27,087 shares received in conversion of shares held of record by RB&T, as IRA custodian for D.W. Neuenschwander; and 48 shares received in conversion of shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by D.W. Neuenschwander.

(5) Consists of 6,754 shares received in conversion of shares held of record by G.W. Neuenschwander and 1,270 shares received in conversion of shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by G.W. Neuenschwander.


(6) To the extent the shares that would be beneficially owned by the named executive officers of United and RB&T and by the directors of United represent identical holdings, they have been counted only once for purposes of calculating director and executive officer beneficial ownership. No shares will be owned by Ms. Komar and Ms. Bourland.


Employee Savings Plan

         The Employee Savings Plan of RB&T ("RB&T Savings Plan") is intended to qualify under Section 401(k) of the Code. The RB&T Savings Plan is available to all employees of RB&T. RB&T's contributions include profit sharing contributions, deferral contributions and matching contributions. The Board of Directors of RB&T determines the amount of profit sharing contributions each year. In 1994, RB&T contributed $5,000 to the RB&T Savings Plan. An employee's matching contributions in a given year may not exceed ten percent of the employee's compensation. The RB&T Savings Plan is administered by the Administrative Committee appointed by the Board of Directors of RB&T. An employee's participation in the RB&T Savings Plan ends upon termination of employment for any reason, including death, disability or retirement.

Employee Stock Ownership Plan


         United adopted an Employee Stock Ownership Plan and Trust ("United Stock Plan") to provide its employees with an equity interest in United and to encourage their loyalty to United. Funds in the United Stock Plan are to be held for investment in United Stock. The United Stock Plan is available to all employees of United and RB&T who have met the service requirements designated by the United Stock Plan. The trust department of RB&T is the trustee of the United Stock Plan. Under the United Stock Plan, contributions include (1) voluntary contributions by United; (2) deferral contributions; (3) voluntary contributions by participating employees; and (4) voluntary matching contributions. A participating employee may make voluntary contributions to the United Stock Plan which in aggregate do not exceed ten percent of such employee's compensation since he joined the United Stock Plan. United may make voluntary contributions to the United Stock Plan in the form of United Stock or cash. In 1994, United did not make a contribution to the United Stock Plan.
As of December 31, 1994, the United Stock Plan held of record 3,671 shares of United Common Stock and 1,635 shares of United Series A Preferred Stock. The participants in the United Stock Plan have designated Linda Sebesta, a vice president of RB&T, and Wanda Warren, an operations officer of RB&T, to vote the shares of United Common Stock held of record by the United Stock Plan. Both Linda Sebesta and Wanda Warren have indicated that they will vote the shares of United Common Stock held by the United Stock Plan in favor of the Merger.


         United has received a letter from the Internal Revenue Service stating that it may terminate the United Stock Plan without adversely affecting its qualification for federal tax purposes. As a result of the Merger, the United Stock Plan will terminate and shares of Victoria Common Stock received in consideration for shares of United Common Stock held by the United Stock Plan will be distributed to the beneficiaries of the United Stock Plan.

Principal Shareholders

         The following table sets forth as of March 15, 1995 the beneficial ownership of United Stock by each shareholder known to United to be a beneficial owner of more than five percent (5%) of the issued and outstanding United Common Stock, United Series A Preferred Stock or United Series B Preferred Stock. Except as otherwise noted, each shareholder has sole voting and dispositive power with respect to his shares of United Stock.

        NAME AND ADDRESS OF                                       AMOUNT AND NATURE OF       PERCENT
         BENEFICIAL OWNER                 TITLE OF CLASS          BENEFICIAL OWNERSHIP       OF CLASS
        -------------------               --------------          --------------------       --------
BENEFICIAL OWNERSHIP

Erlene Bramlett . . . . . . . . .         Common                           2,802                 1.19%
 P. O. Box 1644                           Series A Preferred               2,802                 6.58%
 Baytown, Texas 77522


Kirkendall & Collins(7) . . . . .         Common                          16,000                 6.79%
 700 Louisiana, Suite 4800
 Houston, Texas 77002

D.W. Neuenschwander(7)  . . . . .         Common                         164,196(1)             69.63%
 P. O. Box 25294                          Series A Preferred              26,991(2)             63.38%
 Houston, Texas 77265                     Series B Preferred              26,667(3)            100.00%

G.W. Neuenschwander(7)  . . . . .         Common                           5,814(4)              2.47%
 P. O. Box 712                            Series A Preferred              10,168(5)             23.88%
 Rosenberg, Texas 77471

John E. Smith . . . . . . . . . .         Series B Preferred               2,400(6)              9.00%
 710 N. Post Oak Road, Suite 308
 Houston, Texas 77024

Joyce Ann Yarling . . . . . . . .         Common                           2,225                 0.94%
 P. O. Box 271                            Series A Preferred               2,225                 5.22%
 Rosenberg, Texas 77471

Mary E. Yarling . . . . . . . . .         Common                           2,225                 0.94%
 2321 Bernie                              Series A Preferred               2,225                 5.22%
 Rosenberg, Texas  77471

_________________


(1) Consists of 60,367 shares held of record by D.W. Neuenschwander; 1,366 shares held of record by DWN Co. of which D.W. Neuenschwander is the President; 19,628 shares held of record by RB&T, as IRA custodian for D.W. Neuenschwander; 92 shares held as treasury stock by United Bancshares, Inc. of which D.W. Neuenschwander is the President (all of the above-mentioned shares are subject to the United Voting Agreement); 82,708 shares held of record by other shareholders which are subject to the United Voting Agreement, and 35 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by D.W. Neuenschwander.



(2) Consists of 7,091 shares held of record by D.W. Neuenschwander, all of which are subject to the United Voting Agreement, 18,265 shares held of record by other shareholders which are subject to the United Voting Agreement, and 1,635 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan, 14 shares of which may be acquired by D.W. Neuenschwander.



(3) Consists of 24,267 shares held of record by DWN Co., of which D.W. Neuenschwander is the President and which are subject to the Voting Agreement and 2,400 shares held of record by John E. Smith which are subject to the United Voting Agreement.

(4) Consists of 4,894 shares held of record by G.W. Neuenschwander, all of which are subject to the United Voting Agreement and 920 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by G.W. Neuenschwander.

(5) Consists of 877 shares held of record by G.W. Neuenschwander; 8,907 shares held of record by G.W. Neuenschwander, as trustee for the Christine Lynn Neuenschwander Trust, all of the above-mentioned shares are subject to the United Voting Agreement; and 384 shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by G.W. Neuenschwander.

(6) Consists of 2,400 shares held of record by John E. Smith, all of which are subject to the United Voting Agreement.


(7) The shares of United Common Stock held by these shareholders are subject to Voting Agreements and Proxies, and therefore may be voted by Victoria in connection with the Merger.


         The following table sets forth the beneficial ownership in Victoria by each shareholder of United known to United to be a beneficial owner of more than five percent (5%) of the issued and outstanding United Common Stock, United Series A Preferred Stock or United Series B Preferred Stock if the Merger occurs in May 1995 and there are no Dissenting Shareholders.



                                             AMOUNT AND NATURE OF BENEFICIAL                   PERCENT OF CLASS OF
                                             OWNERSHIP OF SHARES OF VICTORIA                  VICTORIA COMMON STOCK
        NAME AND ADDRESS OF                   COMMON STOCK AS IF THE MERGER                      AS IF THE MERGER
         BENEFICIAL OWNER                       OCCURRED IN MAY 1995(1)                      OCCURRED IN MAY 1995(1)
        -------------------                  -------------------------------                 -------------------------
Erlene Bramlett . . . . . . . . . . .                        3,867                                  0.05%
  P.O. Box 1644
  Baytown, Texas 77522


Kirkendall & Collins  . . . . . . . .                       22,080                                  0.27%
  700 Louisiana, Suite 4800
  Houston, Texas 77002

D.W. Neuenschwander . . . . . . . . .                      112,326(2)                               1.36%
  P.O. Box 25294
  Houston, Texas 77265

G.W. Neuenschwander . . . . . . . . .                        8,023(3)                               0.10%
  P.O. Box 712
  Rosenberg, Texas 77471

John E. Smith . . . . . . . . . . . .                            0                                  0.00%
  710 N. Post Oak Road, Suite 308
  Houston, Texas 77024


Joyce Ann Yarling . . . . . . . . . .                        3,071                                  0.04%
  P.O. Box 271
  Rosenberg, Texas 77471


                                      AMOUNT AND NATURE OF BENEFICIAL                   PERCENT OF CLASS OF
                                      OWNERSHIP OF SHARES OF VICTORIA                  VICTORIA COMMON STOCK
 NAME AND ADDRESS OF                   COMMON STOCK AS IF THE MERGER                      AS IF THE MERGER
  BENEFICIAL OWNER                       OCCURRED IN MAY 1995(1)                      OCCURRED IN MAY 1995(1)
 -------------------                  -------------------------------                 -------------------------


Mary E. Yarling . . . . . . . . . . .                        3,071                                  0.04%
  2321 Bernie
  Rosenberg, Texas 77471



(1) The number of shares of Victoria Common Stock given as consideration for each share of United Common Stock is based on an Exchange Ratio of
         1.38. This would be the Exchange Ratio if the Effective Time occurred in May 1995 based on a Pricing Average of $24.48 per share. If the Pricing Average at the Effective Time is $21.25, the number of shares of Victoria Common Stock to be received by United shareholders will increase by approximately 15%, or if the Pricing Average at the Effective Time is $33.75, the number of shares of Victoria Common Stock to be received by United shareholders will decrease by approximately 27%.



(2) Consists of 83,306 shares received in conversion of shares held of record by D.W. Neuenschwander; 1,885 shares received in conversion of shares held of record by DWN Co. of which D.W. Neuenschwander is the President; 27,087 shares received in conversion of shares held of record by RB&T, as IRA custodian for D.W. Neuenschwander; and 48 shares received in conversion of shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by D.W. Neuenschwander.



(3) Consists of 6,754 shares received in conversion of shares held of record by G.W. Neuenschwander and 1,270 shares received in conversion of shares held of record by the United Bancshares, Inc. Employee Stock Ownership Plan which may be acquired by G.W. Neuenschwander.


INTEREST OF CERTAIN PERSONS

         Certain of the principal shareholders of United and the directors and officers of RB&T and United are presently customers of RB&T or are officers, directors or shareholders of corporations or owners of a participation or other interest in entities or ventures which currently have or in the past have had transactions with RB&T. In order to comply with regulations promulgated under the Federal Reserve Act, such transactions are required to be made in the ordinary course of business of RB&T, on substantially the same terms, including interest rate, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not affiliated with RB&T or United, and should not involve more than the normal risk of collectability or present other unfavorable features. The aggregate indebtedness to RB&T of the executive officers and directors of United and RB&T or their affiliates, directly or indirectly, as of December 31, 1994, was $1,376,246, or approximately 5.7% of total loans and 26.0% of total shareholders' equity at such date.

                 CONSOLIDATED STATEMENTS OF EARNINGS OF UNITED

         The consolidated statements of earnings set forth below with respect to the results of United's operations for each of the years in the three-year period ended December 31, 1994 should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus.


                                                                         YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------
                                                                 1994              1993               1992
                                                              ----------         ---------          ---------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income:
   Loans, including fees  . . . . . . . . . . . . . . .        $   2,208         $   2,443          $   2,389
   Investment securities:
      Taxable . . . . . . . . . . . . . . . . . . . . .            1,389             1,546              1,667
      Nontaxable  . . . . . . . . . . . . . . . . . . .               93                69                 62
   Other  . . . . . . . . . . . . . . . . . . . . . . .                7                 4                  2
   Federal funds sold . . . . . . . . . . . . . . . . .              304               127                142
                                                              ----------         ---------          ---------
      Total interest income . . . . . . . . . . . . . .            4,001             4,189              4,262
                                                              ----------         ---------          ---------
Interest expense:
   Demand and savings deposits  . . . . . . . . . . . .              735               776                962
   Certificates and other time deposits . . . . . . . .              594               655                799
   Notes payable  . . . . . . . . . . . . . . . . . . .               45                38                 41
                                                              ----------         ---------          ---------
      Total interest expense  . . . . . . . . . . . . .            1,374             1,469              1,802
                                                              ----------         ---------          ---------
Net interest income . . . . . . . . . . . . . . . . . .            2,627             2,720              2,460
   Provision for credit losses  . . . . . . . . . . . .               15               155                337
                                                              ----------         ---------          ---------
      Net interest income after provision for credit
       losses . . . . . . . . . . . . . . . . . . . . .            2,612             2,565              2,123
                                                              ----------         ---------          ---------
Noninterest income:
   Customer service fees  . . . . . . . . . . . . . . .              706               781                709
   Investment securities gains, net . . . . . . . . . .                0                55                145
   Other  . . . . . . . . . . . . . . . . . . . . . . .              168               132                123
                                                              ----------         ---------          ---------
      Total noninterest income  . . . . . . . . . . . .              874               968                977
                                                              ----------         ---------          ---------
Noninterest expenses:
   Salaries and employee benefits . . . . . . . . . . .            1,317             1,237              1,158
   Data processing  . . . . . . . . . . . . . . . . . .              268               245                241
   Net occupancy expense  . . . . . . . . . . . . . . .              374               340                346
   Amortization of goodwill . . . . . . . . . . . . . .                0                 0                  0
   Other  . . . . . . . . . . . . . . . . . . . . . . .              985               764                740
                                                              ----------        ----------          ---------
      Total noninterest expense . . . . . . . . . . . .            2,944             2,586              2,485
                                                              ----------        ----------          ---------
Earnings before income taxes, extraordinary credit and
 cumulative effect of accounting change . . . . . . . .              542               947                615
Provision for income taxes  . . . . . . . . . . . . . .              183               305                220
                                                              ----------        ----------          ---------
Earnings before extraordinary credit and cumulative
 effect of accounting change  . . . . . . . . . . . . .              359               642                395
Extraordinary credit, less income taxes . . . . . . . .                0                 0                 82
                                                              ----------        ----------          ---------
Earnings before cumulative effect of accounting change               359               642                477
Cumulative effect of accounting change for income
 taxes on years prior to 1993 . . . . . . . . . . . . .                0               (36)                 0
                                                              ----------        ----------          ---------
Net earnings  . . . . . . . . . . . . . . . . . . . . .       $      359        $      606          $     477
                                                              ==========        ==========          =========
Net earnings per common share . . . . . . . . . . . . .       $     1.33        $     2.38          $    1.89
                                                              ==========        ==========          =========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF UNITED

         Management's Discussion and Analysis of Financial Condition and Results of Operations of United analyzes the major elements of United's consolidated balance sheets and statements of earnings. This section should be read in conjunction with United's consolidated financial statements and accompanying notes and other detailed information appearing elsewhere in this Proxy Statement/Prospectus.

PERFORMANCE SUMMARY

         United's net earnings for the year ended December 31, 1994 were $359,000, compared with $606,000 in net earnings for 1993, a 40.76% decrease. The decrease in 1994 was attributable almost entirely to costs related to the opening of RB&T's new branch on Sweetwater Boulevard in Sugar Land, Texas. Although the branch was opened in April of 1994, most of the staff was hired in early 1994. These start-up costs were anticipated and were within budgeted amounts. Net earnings increased from $477,000 in 1992 to $606,000 in 1993, a 27.04% increase. This increase was primarily due to an improvement in the net interest margin. Each of the other factors contributing to the increase in net earnings are insignificant when taken individually.

         On a weighted average per share basis, net earnings per share of United Common Stock was $1.33, $2.38 and $1.89 for 1994, 1993 and 1992,
respectively. Net earnings per share of United Common Stock for 1992 was affected by the issuance of 20,117 new shares of United Common Stock in April 1992.

         Two industry measures of the performance by a banking institution are its return on average assets and return on average equity. Return on average assets ("ROA") measures net earnings in relation to average total assets and generally indicates an institution's ability to use its assets profitably. During 1994, United's ROA was .53%, compared with .91% in 1993, and .79% in 1992.

         Return on average common equity ("ROE") is determined by dividing annual net earnings by average common shareholder's equity and indicates how effectively an institution can generate net income on the capital invested by its shareholders. During 1994, United's ROE was 9.58%, compared with 17.49% in 1993, and 16.56% in 1992.

NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income represents the amount by which interest income on interest-earning assets, including investment securities and loans, exceeds interest paid on interest-bearing liabilities, including deposits and other borrowed funds. Net interest income is the principal source of United's earnings. Interest rate fluctuations, as well as changes in the amount and type of earning assets and liabilities, combine to affect net interest income.

         United's net interest income for 1994 was $2,627,000 compared with $2,720,000 for 1993. The slight decrease in net interest income was primarily due to a significant reduction in home mortgage warehouse lines of credit and lower yields on mortgage backed securities. For 1994, the yield on interest-earning assets was 6.59%, a decrease of 34 basis points from 6.93% for 1993. Total funding costs decreased 14 basis points from 2.90% to 2.76% between the two years. The declines in the yield on interest-earning assets and total funding costs were due to lower loan demand and a reduction in higher yielding time deposits. For 1994, the net interest margin decreased 17 basis points from 4.50% in 1993 to 4.33%.

         Net interest income for 1993 increased $260,000, or 10.57%, over the $2,460,000 recorded for 1992. This improvement in net interest income was mainly due to a decline in total interest expense of $333,000 in 1993 compared with 1992, despite a $4,114,000 increase in average interest-bearing deposits between the two periods.

For 1993, the yield on interest earning assets was 6.93%, a decrease of 101 basis points from 7.94% for 1992. Total funding costs decreased 95 basis points from 3.85% to 2.90% between the two years. The declines in the yield on interest earning assets and total funding costs were due to lower prevailing interest rates during 1993. For 1993, the net interest margin decreased 8 basis points from 4.58% in 1992 to 4.50%. This decrease was partly a result of funding costs increasing at a faster rate than the increase in the rate earned on earning assets.

         To provide a more in-depth analysis of net interest income, the following average balance sheets and net interest income analysis detail the contribution of interest-earning assets to overall net interest income and the impact of the cost of funds.

                                                                 YEARS ENDED DECEMBER 31,
                             ------------------------------------------------------------------------------------------------
                                           1994                            1993                             1992
                             -------------------------------  -------------------------------  ------------------------------
                              AVERAGE               AVERAGE    AVERAGE               AVERAGE    AVERAGE             AVERAGE
                              BALANCE    INTEREST  YIELD/RATE  BALANCE   INTEREST   YIELD/RATE  BALANCE  INTEREST  YIELD/RATE
                             ---------  ---------  ---------- ---------  ---------  ----------  -------  --------  ----------
                                                                (DOLLARS IN THOUSANDS)
Interest-earning
  assets:
Deposits in financial
  institutions  . . . . . .   $   199    $     7     3.52%     $   124    $     4      3.23%    $    51    $     2      3.92%
Federal funds sold  . . . .     7,399        304     4.11        4,145        127      3.06       4,087        142      3.47
Investment securities . . .    28,225      1,482     5.25       28,841      1,615      5.60      25,161      1,729      6.87
Loans, net of unearned
   discount   . . . . . . .    24,908      2,208     8.86       27,325      2,443      8.94      24,363      2,389      9.81
                              -------    -------    -----      -------    -------      ----     -------    -------      ----
Total interest-earning
assets  . . . . . . . . . .    60,731      4,001     6.59       60,435      4,189      6.93      53,662      4,262      7.94
Noninterest-earning
  assets:
Cash and due from banks . .     2,794                            2,894                            4,087
Premises and equipment,
  net . . . . . . . . . . .     2,571                            2,053                            2,123
Other assets  . . . . . . .     1,553                            1,193                              956
Allowance for credit
  losses  . . . . . . . . .      (200)                            (245)                            (242)
                              -------                          -------                          -------
Total assets  . . . . . . .   $67,449                          $66,330                           60,586
                              =======                          =======                          =======
Interest-bearing
  liabilities:
Deposits:
   Demand deposits  . . . .   $15,501    $   308     1.99%     $14,422    $   311      2.16%    $12,506    $   419      3.35%
   Savings deposits . . . .    16,430        427     2.60       16,758        465      2.77      14,698        543      3.69
   Certificates and
     other time
     deposits . . . . . . .    17,248        594     3.44       18,907        655      3.46      18,769        799      4.26
Other short term
  borrowings  . . . . . . .       629         45     7.15          612         38      6.21         774         41      5.30
                              -------    -------    -----      -------    -------      ----     -------    -------      ----
Total interest-bearing
  liabilities . . . . . . .    49,808      1,374     2.76       50,699      1,469      2.90      46,747      1,802      3.85
                              -------    -------    -----      -------    -------      ----     -------    -------      ----
Noninterest-bearing
  liabilities:
      Demand deposits . . .    12,957                           11,223                            9,989
      Other liabilities . .       316                              344                              390
Shareholders' equity  . . .     4,368                            4,064                            3,460
                              -------                          -------                          -------
Total noninterest-
  bearing liabilities
  and shareholders'
  equity  . . . . . . . . .    17,641                           15,631                           13,839
                              -------                          -------                          -------
Total liabilities and
   shareholders' equity . .   $67,449                          $66,330                          $60,586
                              =======                          =======                          =======
Interest rate
  spread(1) . . . . . . . .                          3.83%                             4.03%                            4.09%
Net interest margin (2) . .              $ 2,627     4.33%                $ 2,720      4.50%               $ 2,460      4.58%
                                         =======                          =======                          =======
Net interest margin
   (tax-equivalent                       $ 2,676     4.41%                $ 2,756      4.56%               $ 2,483      4.63%
   basis)(3)  . . . . . . .              =======                          =======                          =======


_________________

(1) The interest rate spread is the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.

(2) The net interest margin is equal to net interest income divided by average total interest-earning assets.

(3) In order to make pre-tax income and resultant yields on tax-exempt investments and loans comparable to those on taxable investments and loans, a tax-equivalent adjustment is made equally to interest income and income tax expense with no effect on after tax income. The tax equivalent adjustment has been computed using a federal income tax rate of 34% and has increased interest income by $49,000, $36,000 and $23,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

         The following rate/volume analysis shows the portions of the net change in interest income due to changes in volume or rate. The changes in interest due to both rate and volume in the rate/volume analysis table have been allocated to volume or rate change in proportion to the absolute amounts of the change in each.


                                                     1994 VS. 1993                    1993 VS. 1992
                                                  INCREASE (DECREASE)              INCREASE (DECREASE)
                                                   DUE TO CHANGES IN:               DUE TO CHANGES IN:
                                              ----------------------------     ----------------------------
                                              VOLUME      RATE      TOTAL      VOLUME      RATE      TOTAL
                                              ------     ------     ------     ------     ------     ------
                                                                  (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Deposits in financial institutions  . .     $    2     $    1     $    3    $     3     $   (1)    $    2
  Federal funds sold  . . . . . . . . . .        100         77        177          2        (17)       (15)
  Investment securities . . . . . . . . .        (34)       (99)      (133)       253       (367)      (114)
  Loans, net of unearned interest . . . .       (216)       (19)      (235)       290       (236)        54
                                              ------     ------     ------     ------     ------     ------
Total interest income . . . . . . . . . .       (148)       (40)      (188)       548       (621)       (73)
                                              ------     ------     ------     ------     ------     ------
Interest-bearing liabilities:
  Demand deposits . . . . . . . . . . . .         23        (26)        (3)        64       (172)      (108)
  Savings deposits  . . . . . . . . . . .         (9)       (29)       (38)        76       (154)       (78)
  Certificates and other time deposits  .        (57)        (4)       (61)         6       (150)      (144)
                                              ------     ------     ------     ------     ------     ------
Total deposits  . . . . . . . . . . . . .        (43)       (59)      (102)       146       (476)      (330)
Other short term borrowings . . . . . . .          1          6          7         (9)         6         (3)
                                              ------     ------     ------     ------     ------     ------
Total interest expense  . . . . . . . . .        (42)       (53)       (95)       137       (470)      (333)
                                              ------     ------     ------     ------     ------     ------
Net interest income . . . . . . . . . . .     $ (106)    $   13     $  (93)    $  411     $ (151)    $  260
                                              ======     ======     ======     ======     ======     ======

NONINTEREST INCOME

         Noninterest income for the year ended December 31, 1994 was $874,000, a 9.71% decrease from $968,000 in noninterest income for 1993. The reduction in noninterest income was primarily due to a reduction of $75,000 in service charge income and a $55,000 gain on the sale of securities in 1993. Noninterest income for the year ended December 31, 1992 was $977,000. The primary reason for the .92% decrease in noninterest income between 1992 and 1993 was a decrease in securities gains of $90,000, which was partially offset by an increase in customer service fees of $72,000.

NONINTEREST EXPENSE

         Noninterest expense for the year ended December 31, 1994 was $2,944,000, an increase of $358,000, or 13.84%, compared with noninterest expenses of $2,586,000 for the year ended December 31, 1993. The majority of the additional noninterest expenses for 1994 can be attributed to opening the new branch on Sweetwater Boulevard in Sugar Land, Texas. The opening of the new branch affected almost all categories of noninterest expense. Noninterest expense increased $101,000, or 4.06%, from 1992 to 1993 primarily as a result of increases in salaries and employee benefits of $79,000.

INCOME TAXES

         United provided for federal income taxes of $183,000 for the year ended December 31, 1994, compared with $305,000 for 1993 and $220,000 for 1992. The effective tax rates for the years 1994, 1993 and 1992 was 33.8%, 32.2% and 35.8%, respectively. United had a deferred tax expense of $14,000 in 1994 compared with a deferred tax credit of $27,000 in 1993 and a deferred tax expense of $6,000 in 1992. In 1994, the deferred tax expense was the result of temporary differences relating to allowance for loan losses, depreciation and valuation of other real estate. The 1993 deferred tax credit was the result of temporary differences relating primarily to the allowance for loan losses, depreciation and valuation of other real estate.
The 1992 deferred tax expense was the result of temporary differences relating primarily to the allowance for loan losses, depreciation and valuation of other real estate.


         Effective January 1, 1993, United adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109) and
                              ---------------------------
has reported the cumulative effect of that change in method of accounting for income taxes in the 1993 statement of earnings. Statement 109 requires a change from the deferred method of accounting for income taxes to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. When management determines that it is more likely than not that a deferred tax asset will not be realized, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities or a change in tax rates is recognized in income in the period that includes the enactment date.


IMPACT OF INFLATION

         The effects of inflation on the local economy and on United's operating results have been relatively modest for the past several years. Since substantially all of United's assets and liabilities are monetary in nature, such as cash, investments, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates. United tries to control the impact of interest rate fluctuations by managing the relationship between its interest rate sensitive assets and liabilities. SEE "INTEREST RATE SENSITIVITY AND LIQUIDITY" BELOW.

LOAN PORTFOLIO

         During 1994, loans decreased $4,934,000, or 17.12%, from $28,820,000 at December 31, 1993 to $23,886,000 at December 31, 1994, and during 1993, loans increased $4,002,000, or 16.13%, from $24,818,000 at December 31, 1992.
During 1992, loans increased $930,000, or 3.89%, from $23,888,000 at December 31, 1991. During 1991, loans increased $3,081,000, or 14.81%, from $20,807,000 at December 31, 1990 to $23,888,000.

         At December 31, 1994, loans represented 37.75% of deposits and 34.98% of total assets. Loans as a percentage of deposits was 46.00% at December 31, 1993 compared with 41.12% at December 31, 1992. Loans as a percentage of total assets was 42.41% at December 31, 1993 compared with 38.08% at December 31, 1992. In 1993, RB&T began its mortgage warehouse loan program which, along with an increase in real estate loans, produced the increase in loans from 1992 to 1993. The loan decrease during 1994 was due primarily to the reduction in the mortgage warehouse lines of credit as a result of the slowdown in mortgage refinancing. Loans as a percentage of deposits increased to 42.19% at December 31, 1991 from 37.75% at December 31, 1990. Loans as a percentage of total assets increased to 39.11% at December 31, 1991 from 34.56% at December 31, 1990.


         RB&T ceased activity in its mortgage warehouse loan program on April 1, 1995. As of April 30, 1995, RB&T had only approximately $600,000 in loans outstanding pursuant to its mortgage warehouse loan program. Management has decided to allow all of the loans in this program to run off by the end of May 1995 and will not engage again in this type of lending activity.

         The following table summarizes the loan portfolio of United by type of loan as of December 31, 1990 through 1994.

                                                                   DECEMBER 31,
                        ---------------------------------------------------------------------------------------------------
                              1994                 1993                 1992                1991                1990
                        ---------------      ---------------      ---------------     ----------------     ----------------
                        AMOUNT      %        AMOUNT      %        AMOUNT      %        AMOUNT      %       AMOUNT       %
                        -------   -----      -------   -----      -------   -----      -------   -----     -------    -----
                                                              (DOLLARS IN THOUSANDS)
 Commercial,
    financial
    and industrial .    $ 8,084    33.9%     $ 8,027    27.9%     $ 7,332    29.5%     $ 7,302    30.6%    $ 6,904    33.2%
 Real estate
   mortgage:
   Commercial  . . .      5,396    22.6        4,907    17.0        7,342    29.6        9,367    39.2       8,548    41.1
   Residential . . .      6,816    28.5       10,489    36.4        4,586    18.5        3,458    14.5       3,213    15.4
 Real estate
   construction  . .        958     4.0        2,506     8.7        2,850    11.5        1,735     7.2         296     1.4
 Installment . . . .      2,632    11.0        2,891    10.0        2,708    10.9        2,026     8.5       1,846     8.9
                        -------    ----      -------   -----      -------   -----      -------   -----     -------   -----
 Total . . . . . . .    $23,886   100.0%     $28,820   100.0%     $24,818   100.0%     $23,888   100.0%    $20,807   100.0%
                        =======   =====      =======   =====      =======   =====      =======   =====     =======   =====

         RB&T is a community bank serving the needs of its primary market area of Fort Bend County and Southwest Harris County. RB&T primarily makes its loans to farmers, ranchers and small businesses in the area.

         Each loan officer has an assigned lending limit to be exercised under the guidelines of RB&T's loan policy. All loan requests in excess of $100,000 are submitted to the Director's Loan Committee of RB&T for approval. The committee has scheduled meetings twice weekly or as needed. There are four outside directors on the Directors Loan Committee as well as RB&T's President and Executive Vice President.

         The maturity ranges of the loan portfolio and the amount of loans with predetermined interest rates and floating rates in each maturity range as of December 31, 1994 are summarized in the following table.


                                                                      DECEMBER 31, 1994
                                                  ---------------------------------------------------------
                                                                DUE AFTER ONE
                                                  DUE WITHIN       THROUGH        DUE AFTER
                                                   ONE YEAR       FIVE YEARS      FIVE YEARS        TOTAL
                                                  ----------      ----------      ----------      ---------
                                                                    (DOLLARS IN THOUSANDS)
Commercial, financial, and industrial . . . .      $   5,059       $   2,106       $    919        $   8,084
Real estate mortgage and construction . . . .          2,516           6,233          4,421           13,170
Installment . . . . . . . . . . . . . . . . .          1,370           1,262              0            2,632
                                                   ---------       ---------       --------        ---------
   Total  . . . . . . . . . . . . . . . . . .      $   8,945       $   9,601       $  5,340        $  23,886
                                                   =========       =========       ========        =========
Loans with a predetermined interest rate  . .          4,431             910            500            5,841
Loans with a floating interest rate . . . . .      $   4,514       $   8,691       $  4,840        $  18,045

         As of December 31, 1994, RB&T had loans totalling $2,433,000, or 10.19% of total loans, to the agricultural industry. As of December 31, 1994, there were no loans classified as highly-leveraged transactions.

NONPERFORMING LOANS AND ASSETS

         United has several procedures in place to assist in maintaining the overall quality of its loan portfolio. As deemed necessary, but not less than annually, RB&T receives and reviews financial information on all credits which exceed $100,000. In addition, all renewed loans are reviewed and presented as new loans, including a complete review of financial statements. All past due loans are reviewed and discussed in detail weekly by the Officer's Loan Committee and monthly by the Board of Directors.

         Nonperforming assets (nonperforming loans and real estate acquired by foreclosure) at December 31, 1994 were $512,000, or 0.75% of total assets, compared with $710,000, or 1.04% of total assets, at December 31, 1993, $655,000, or 1.01% of total assets, at December 31, 1992, $1,807,000, or 2.96%
of total assets, at December 31, 1991, and $1,571,000, or 2.61% of total assets, at December 31, 1990.

         When a loan is 90 days past due or management determines that collection of interest and/or principal is doubtful, the loan is transferred to nonaccrual status. Nonaccrual status means the interest is not accrued on the loan and is only recorded when the interest is actually collected. United had no restructured loans at December 31, 1994, 1993, 1992, 1991 or 1990. United had no nonperforming loans (nonaccrual loans and restructured loans) at December 31, 1994, compared with $106,000, or 0.37% of loans, at December 31, 1993, $361,000, or 1.45% of loans, at December 31, 1992, $745,000, or 3.12% of loans, at December 31, 1991, and $639,000, or 3.07% of loans, at December 31, 1990. At December 31, 1994, United had no loans past due 90 days or more and still accruing interest, compared with $1,000 at December 31, 1993, $59,000 at December 31, 1992, $155,000 at December 31, 1991 and $783,000 at December 31,
1990. Past due loans, including nonaccrual loans are reviewed regularly by the Directors' Loan Committee and at the regular meetings of the Board of Directors of RB&T.

         Real estate acquired by foreclosure at December 31, 1994 totaled $512,000. Foreclosed real estate properties are actively being marketed. Real estate acquired by foreclosure at December 31, 1993 totaled $604,000, $294,000 at December 31, 1992, $1,062,000 at December 31, 1991 and $932,000 at December 31, 1990. The decrease in real estate acquired by foreclosure during 1994 is the result of several sales during the year.

         On an ongoing basis, United updates its appraisals on loans secured by real estate, particularly those categorized as nonperforming loans and potential problem loans. In instances where updated appraisals reflect reduced collateral values, an evaluation of the borrower's overall financial condition is made to determine the need, if any, for possible writedowns, appropriate additions to the allowance for credit losses or treatment as an in-substance foreclosure.

         The following table presents information regarding nonperforming loans and assets as of December 31, for the years 1990 through 1994.


                                                                        DECEMBER 31,
                                                ------------------------------------------------------------
                                                   1994         1993        1992         1991         1990
                                                --------     --------     --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Nonaccrual loans (1)  . . . . . . . . . . . .   $      0     $    106     $    361     $    745     $    639
Real estate acquired by foreclosure . . . . .        512          604          294        1,062          932
                                                --------     --------     --------     --------     --------
Total nonperforming assets  . . . . . . . . .   $    512     $    710     $    655     $  1,807     $  1,571
                                                ========     ========     ========     ========     ========
Nonperforming loans to total loans  . . . . .       0.00%        0.37%        1.45%        3.12%        3.07%
Nonperforming assets to total assets  . . . .       0.75%        1.04%        1.01%        2.96%        2.61%
Accruing loans past due 90 days or more . . .   $      0     $      1     $     59     $    155     $    783

_________________
(1)      Interest income of approximately $10,300, $28,700, $30,000, $63,000 and $90,000 would have been recorded in each of 1994 through 1990, respectively, on nonperforming loans if the loans had been current in accordance with their original terms. Interest income recorded on these nonperforming loans for any of these periods was immaterial.

        In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", which addresses the accounting by creditors for impairment of certain loans, as defined. This pronouncement was effective for fiscal years beginning after December 15, 1994. United is required to implement SFAS No. 114 for the year ending December 31, 1995. Implementation of this pronouncement should have no material effect on United's financial statements.

ALLOWANCE FOR CREDIT LOSSES

        The allowance for credit losses is a reserve established through charges to earnings in the form of a provision for credit losses. Management has established an allowance for credit losses which it believes is adequate for estimated losses in its loan portfolio. Based on an evaluation of the loan portfolio, management presents a quarterly review of the allowance for credit losses to United's Board of Directors, indicating any changes in the allowance since the last review and any recommendations as to adjustments in the allowance. In making its evaluation, management considers the diversification by industry of United's commercial loan portfolio, the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of chargeoffs for the period, the amount of nonperforming loans and related collateral security, the evaluation of its loan portfolio by management and the annual examination of United's financial statements by its independent auditors. Chargeoffs occur when loans are deemed to be uncollectible.

        United follows a loan review program to evaluate the credit risk in its commercial loan portfolio for substantially all commercial loans and real estate loans. Through the loan review process, United maintains an internally classified loan list which, along with the delinquency list of loans, helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for credit losses. In addition to its internally classified loan list and delinquency list of loans, United maintains a separate "watch list" which further aids United in monitoring its loan portfolio. The "watch list" is revised monthly after reviewing past due loans and other loans that the lending officers believe demonstrate credit weaknesses. Based on established loan procedures, United assigns a rating to all loans regardless of size. The ratings are assigned in accordance with an established loan grading system which is set forth in United's loan policy. The rating for each loan depends on factors such as the form or amount of collateral and the borrower's compliance with repayment terms. At December 31, 1994, United had loans totalling $261,000 on its "watch list". All of the loans on the "watch list" as of December 31, 1994 are current.

        In order to determine the adequacy of the allowance for credit losses, management considers the risk classification or delinquency status of loans and other factors. Management also establishes specific allowances for credits which management believes require reserves greater than those allocated according to their classification or delinquent status. The reserve for loan losses is analyzed and reviewed on a quarterly basis. Each month, United charges to operating expense an amount necessary to maintain the balance in the allowance for credit losses at a level that is deemed to be adequate to absorb all inherent loan losses. The provision for credit losses added to the allowance each month may not correlate precisely with changes in the ratio of the allowance to nonperforming assets because the timing of the provision may vary from the reclassification of an asset as nonperforming.

        United believes that the allowance for credit losses at December 31, 1994 is adequate to cover losses inherent in the portfolio as of such date. However, there can be no assurance that United will not sustain losses in future periods, which could be substantial in relation to the size of the allowance at December 31, 1994.

        For the year ended December 31, 1994, net loan chargeoffs totaled $109,000, or 0.44% of average loans outstanding for the period, compared with $145,000, or 0.53% of average loans outstanding during 1993, and $371,000, or 1.52% of average loans outstanding during 1992. For the year ended December 31, 1991, net loan chargeoffs totaled $193,000, or 0.79% of average loans outstanding for the period, compared with $216,000, or 0.89% of average loans outstanding during 1990. During the year ended December 31, 1994, United recorded a $15,000 provision to its allowance for credit losses, compared with a $155,000 provision for 1993, a $337,000 provision for 1992, a $158,000 provision for 1991, and a $204,000 provision for 1990. At December 31, 1994, the allowance totaled $142,000, or 0.59% of period-end loans, compared with $236,000 or 0.82% of period-end loans at December 31, 1993 and $226,000, or 0.91% of period-end loans, at December 31, 1992.

        The following table presents, for the periods indicated, an analysis of the allowance for credit losses and other related data.

                                                           YEARS ENDED DECEMBER 31,
                                       ------------------------------------------------------------------
                                        1994           1993          1992           1991           1990
                                       -------       --------       --------       -------        -------
                                                          (DOLLARS IN THOUSANDS)
Average loans outstanding . . . . .    $24,908       $ 27,325       $ 24,363       $24,563        $24,268
Loans outstanding at period-end . .     23,886         28,820         24,818        23,888         20,807
Allowance for credit losses at
 beginning of period . . . . . . .         236            226            260           295            307
Chargeoffs:
  Commercial, financial and
   industrial . . . . . . . . . . .         21             53             17           113            147
  Real estate mortgage  . . . . . .        108             93            356           115             81
  Installment . . . . . . . . . . .          9              8              8            12              3
                                       -------       --------       --------       -------        -------
    Total chargeoffs  . . . . . . .        138            154            381           240            231
Recoveries:
  Commercial, financial and
   industrial . . . . . . . . . . .          7              8              9            29             13
  Real estate mortgage  . . . . . .         20              1              0             9              0
  Installment . . . . . . . . . . .          2              0              1             9              2
                                       -------       --------       --------       -------        -------
    Total recoveries  . . . . . . .         29              9             10            47             15
                                       -------       --------       --------       -------        -------
Net chargeoffs  . . . . . . . . . .        109            145            371           193            216
Provision for credit losses . . . .         15            155            337           158            204
                                       -------       --------       --------       -------        -------
Allowance for credit losses at end
  of period . . . . . . . . . . . .    $   142       $    236       $    226       $   260        $   295
                                       =======       ========       ========       =======        =======
Ratio of allowance to average loans      0.57%          0.86%          0.93%         1.06%          1.22%
Ratio of allowance to period-end
 loans  . . . . . . . . . . . . . .      0.59%          0.82%          0.91%         1.09%          1.42%
Ratio of net chargeoffs to average
 loans  . . . . . . . . . . . . . .      0.44%          0.53%          1.52%         0.79%          0.89%
Ratio of allowance to period-end
  nonperforming assets (1)  . . . .     27.73%         33.19%         31.65%        13.25%         12.53%

_________________
(1) Included in nonperforming assets are loans past due 90 days or more and still accruing of $0, $1,000, $59,000, $155,000, and $783,000 at December
     31, 1994, 1993, 1992, 1991, and 1990 respectively.


ALLOCATION OF THE ALLOWANCE FOR CREDIT LOSSES

         The following tables describe the allocation of the allowance for credit losses among various categories of loans and certain other information as of the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future loan losses may occur. The total allowance is available to absorb losses from any segment of loans.

                                                                     DECEMBER 31,
                              ---------------------------------------------------------------------------------------------
                                         1994                            1993                              1992
                              --------------------------     -----------------------------     ----------------------------
                                                 PERCENT                           PERCENT                          PERCENT
                                                   OF                                OF                               OF
                                                  LOANS                             LOANS                            LOANS
                                       PERCENT     TO                   PERCENT      TO                  PERCENT      TO
                                          OF      TOTAL                   OF        TOTAL                   OF       TOTAL
                              AMOUNT  ALLOWANCE   LOANS       AMOUNT   ALLOWANCE    LOANS       AMOUNT   ALLOWANCE   LOANS
                              ------  ---------   -----       ------   ---------    -----       ------   ---------   -----
                                                                 (DOLLARS IN THOUSANDS)
Balance of Allowance
  for credit losses
  applicable to:
    Commercial, financial
      and industrial . . . .   $ 23     16.2%      33.8%        $101      42.8%      27.9%        $ 75      33.2%      29.5%
    Real estate mortgage
      and construction . . .     72     50.7       55.2           98      41.5       62.1         $128      56.6       59.6
    Installment  . . . . . .     12      8.5       11.0           10       4.2       10.0            7       3.1       10.9
    Unallocated  . . . . . .     35     24.6         -            27      11.5         -            16       7.1         -
                               ----    -----      -----         ----     -----      -----         ----     -----      -----
    Total  . . . . . . . . .   $142    100.0%     100.0%        $236     100.0%     100.0%        $226     100.0%     100.0%
                               ====    =====      =====         ====     =====      =====         ====     =====      ======

                                                     DECEMBER 31,
                              ------------------------------------------------------------
                                         1991                              1990
                              --------------------------      ----------------------------
                                                 PERCENT                           PERCENT
                                                   OF                                OF
                                                  LOANS                             LOANS
                                       PERCENT     TO                   PERCENT      TO
                                          OF      TOTAL                   OF        TOTAL
                              AMOUNT  ALLOWANCE   LOANS       AMOUNT   ALLOWANCE    LOANS
                              ------  ---------   -----       ------   ---------    -----
                                                (DOLLARS IN THOUSANDS)
Balance of Allowance
  for credit losses
  applicable to:
    Commercial, financial
      and industrial . . . .   $ 87     33.5%      30.6%        $ 97      32.9%      33.2%
    Real estate mortgage
      and construction . . .    106     40.8       60.9          162      54.9       57.9
    Installment  . . . . . .      9      3.4        8.5           10       3.4        8.9
    Unallocated  . . . . . .     58     22.3         -            26       8.8         -
                               ----    -----      -----         ----     -----      -----
    Total  . . . . . . . . .   $260    100.0%     100.0%        $295     100.0%     100.0%
                               ====    =====      =====         ====     =====      =====

INVESTMENTS


         Effective January 1, 1994, United adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and
                              ----------------------------------------------
Equity Securities (Statement 115).  At the date of purchase, United is required
- -----------------
to classify debt and equity securities into one of three categories: held-to-maturity, trading or available-for-sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held-to-maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the financial statements with unrealized gains and losses included in earnings. Investments not classified as either held-to-maturity or trading are classified as available-for-sale and measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in a separate component of stockholders' equity until realized.


         Under United's previous accounting policy, investment securities were stated at cost, adjusted for accretion of discounts and amortization of premiums which were recognized as adjustments to interest income. Gains and losses on sales of securities available-for-sale are determined using the specific-identification method.

         The following table summarizes the carrying value and classification of securities as of the dates shown.

                                                               DECEMBER 31,
                                               ---------------------------------------------
                                                 1994              1993               1992
                                               ---------         ---------          --------
                                                        (DOLLARS IN THOUSANDS)
Available-for-sale  . . . . . . . . . . . .    $  14,250         $    --            $   --

Held-to-maturity  . . . . . . . . . . . . .       16,225              --                --
Investment securities . . . . . . . . . . .          --             26,187            28,117
                                               ---------         ---------          --------
   Total                                       $  30,475         $  26,187          $ 28,117
                                               =========         =========          ========

         The following table presents the amount of securities classified as available-for-sale and their approximate fair values at December 31, 1994:

                                                                GROSS          GROSS
                                               AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                 COST           GAIN           LOSS          VALUE
                                             -------------  -------------  ------------   ------------
                                                               (DOLLARS IN THOUSANDS)
 U.S. Treasury securities  . . . . . . . .      $  5,008       $     --       $   173        $ 4,835
 U.S. Agency securities collateralized by
  mortgage obligations . . . . . . . . . .         9,885             --           470          9,415
                                                --------       --------       -------        -------
    Total  . . . . . . . . . . . . . . . .      $ 14,893       $     --       $   643        $14,250
                                                ========       ========       =======        =======

         The following table presents the amount of securities classified as held-to-maturity and their approximate fair values at December 31, 1994:

                                                               GROSS         GROSS
                                              AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                COST           GAIN           LOSS          VALUE
                                            -------------  ------------   ------------  -------------
                                                           (DOLLARS IN THOUSANDS)
U.S. Treasury securities  . . . . . . . .      $    4,951     $    --        $    10       $  4,941
U.S. Agency securities collateralized by
 mortgage obligations . . . . . . . . . .           8,602           3            425          8,180
Municipal securities  . . . . . . . . . .           2,473          --             33          2,440

Bank certificates of deposit  . . . . . .             199          --             --            199
                                               ----------     -------        -------       --------
   Total                                       $   16,225     $     3        $   468       $ 15,760
                                               ==========     =======        =======       ========

         The following table presents the amount of securities and their approximate fair values at December 31, 1993 and 1992.

                                            1993                                               1992
                     -------------------------------------------------  -------------------------------------------------
                                     GROSS        GROSS                                 GROSS        GROSS
                      AMORTIZED   UNREALIZED   UNREALIZED      FAIR      AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                         COST        GAIN         LOSS        VALUE         COST        GAIN         LOSS        VALUE
                     -----------  -----------  ----------  -----------  -----------  -----------  ----------  -----------
                                                             (DOLLARS IN THOUSANDS)
 U.S. Treasury
   securities  . . .  $  5,014     $    134     $    --     $  5,148     $  4,231     $    100     $    --     $  4,331
 U.S. Agency
   securities  . . .        --           --          --           --        1,002           26          --        1,028

 U.S. Agency
   securities
   collateralized
   by mortgage
   obligations . . .    19,424          180           55      19,549       21,235          242          74       21,403
 Municipal
   securities  . . .     1,550           35          --        1,585        1,550           20          --        1,570
 Bank certificates
   of deposit  . . .       199           --           --         199           99           --          --           99
                       -------     --------     --------    --------     --------     --------     -------     --------
                      $ 26,187     $    349     $     55    $ 26,481     $ 28,117     $    388     $    74     $ 28,431
                      ========     ========     ========    ========     ========     ========     =======     ========

         For the past three years, the majority of United's investment portfolio has been comprised of mortgage-backed securities. Mortgage-backed securities are securities which have been developed by pooling a number of real estate mortgages and are principally issued by federal agencies such as the Federal National Mortgage Corporation and the Federal Home Loan Bank. These securities are deemed to have high credit ratings, and minimum regular monthly cash flows of principal and interest are guaranteed by the agencies. United has no mortgage-backed securities that have been issued by non-agency entities. Included in United's mortgage-backed securities at December 31, 1994 were $7,000,000 in agency issued collateralized mortgage obligations.

         At December 31, 1994, investment securities totaled $30,475,000, an increase of $4,288,000 from $26,187,000 at December 31, 1993. At December 31, 1994, investment securities represented 48.16% of total deposits and 44.63% of total assets. The increase in investment securities during 1994 relative to loans is primarily the result of a decrease in mortgage warehouse loans. The year end total of United's investment securities in 1993 decreased $1,930,000 from year end 1992 because of an increase in the loan portfolio for warehouse mortgage loans.

         The yield on the investment portfolio for 1994 was 5.25%, and the weighted average life of the investment portfolio was approximately 4.1 years at December 31, 1994. The yield on the investment portfolio was 5.60% in 1993 and 6.87% in 1992. The weighted average life of the investment portfolio was approximately 3.1 years at December 31, 1993, compared with approximately 2.1 years at December 31, 1992.

         The maturity distribution and weighted average yield of United's investment portfolio as of December 31, 1994 are summarized in the following table. Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment.

                                                       DECEMBER 31, 1994
                    --------------------------------------------------------------------------------------
                                        AFTER ONE BUT       AFTER FIVE BUT           AFTER
                    WITHIN ONE YEAR    WITHIN FIVE YEARS   WITHIN TEN YEARS        TEN YEARS
                    ----------------   -----------------   -----------------   -----------------
                    AMOUNT  YIELD(1)   AMOUNT   YIELD(1)   AMOUNT   YIELD(1)   AMOUNT   YIELD(1)    TOTAL
                    ------  --------   ------   --------   ------   --------   ------   --------    ------
                                                      (DOLLARS IN THOUSANDS)
U.S. Treasury
  securities . . .  $4,951    5.44%    $ 4,835    5.55%    $     0      --%    $     0       --%    $ 9,786
U.S. Agency
 Securities
  collateralized
  by mortgage           59    3.75      10,050    5.57       4,571    5.06       3,337    5.37       18,017
  obligations. . .
Municipal            1,250    6.80         500    7.09         723    7.05           0      --        2,473
securities . . . .
Bank certificates      199    3.52           0      --           0      --           0      --          199
  of deposit . . .
                    ------             -------              ------              ------              -------
      Total  . . .  $6,459    5.63%    $15,385    5.61%     $5,294    5.34%     $3,337     5.37%    $30,475
                    ======             =======              ======              ======              =======

______________
(1) Yields on tax exempt obligations have been computed on a tax equivalent basis.

         At December 31, 1994, 18.52% of the mortgage-backed securities held by United had remaining maturities of more than 10 years. However, unlike U.S. Treasury and U.S. government agency securities, which have a lump sum payment at maturity, mortgage-backed securities provide cash flows from regular principal and interest payments and principal prepayments throughout the lives of the securities. Mortgage-backed securities which are purchased at a premium will generally suffer decreasing net yields as interest rates drop because home owners tend to refinance their mortgages. Thus, the premium paid must be amortized over a shorter period. Therefore, securities purchased at a discount will obtain higher net yields in a decreasing interest rate environment. As interest rates rise, the opposite will generally be true. Throughout 1994, a period of increasing interest rates, fixed rate mortgage-backed securities have not experienced heavy prepayments of principal and consequently, the average life of this security has not been unduly shortened. If interest rates being to fall, prepayments will increase. Approximately $10,000,000 of United's mortgage- backed securities earn interest at floating rates and reprice within one year, and accordingly are less susceptible to declines in value should interest rates increase.

DEPOSITS

         United's lending and investment activities are funded almost entirely by core deposits, approximately $45,469,000 of which are demand and savings deposits at December 31, 1994. United's average noninterest bearing deposits have increased from $11,223,000, or 18.31% of average total deposits, for 1993, to $12,957,000, or 20.85% of average total deposits, for 1994. For 1992, average noninterest bearing deposits were $9,989,000, or 17.85% of average total deposits. United does not accept brokered deposits.

         During 1994, average total deposits were $62,136,000 up $826,000, or 1.35%, compared with the prior year. Total deposits at December 31, 1994 were $63,282,000, up $629,000, or 1.00%, over December 31, 1993. The increase in average total deposits in 1994 was primarily due to the opening of RB&T's new branch on Sweetwater Boulevard in Sugar Land, Texas. For 1994, the average balance of time certificates of deposits decreased by $1,659,000, or 8.77%, while interest bearing transaction accounts (money market and NOW) and savings accounts increased $751,000, or 2.41%, over the average balances of 1993.

         Average total deposits increased $5,348,000, or 9.56%, from $55,962,000 for 1992 to $61,310,000 for 1993, and year end balances increased from $60,358,000 at December 31, 1992 to $62,653,000 at December 31, 1993, a
3.80% increase.

         The average balances and weighted average rates paid on deposits for each of the years 1994, 1993 and 1992 are presented below.

                                                             YEARS ENDED DECEMBER 31,
                                    -------------------------------------------------------------------------
                                              1994                     1993                     1992
                                    -----------------------  -----------------------  -----------------------
                                      AVERAGE      AVERAGE     AVERAGE      AVERAGE     AVERAGE      AVERAGE
                                      BALANCE       RATE       BALANCE       RATE       BALANCE        RATE
                                    -----------   ---------  -----------   ---------  -----------   ---------
                                                              (DOLLARS IN THOUSANDS)
Noninterest-bearing demand
 deposits . . . . . . . . . . . .     $ 12,957       --        $ 11,223       --        $  9,989        --
Interest-bearing demand deposits        15,501       1.99%       14,422       2.16%       12,506       3.35%
Savings deposits  . . . . . . . .       16,430       2.60        16,758       2.77        14,698       3.69
Time deposits . . . . . . . . . .       17,248       3.44        18,907       3.46        18,769       4.26
                                      --------                 --------                 --------
         Total deposits . . . . .     $ 62,136       2.14%     $ 61,310       2.33%     $ 55,962       3.15%
                                      ========                 ========                 ========

              The remaining maturity on certificates of deposit of $100,000 or more is presented below at December 31, 1994, 1993 and 1992.

                                                   DECEMBER 31,
                                ------------------------------------------------
          MATURITY                  1994               1993              1992
          --------              -----------        ----------        -----------
                                              (DOLLARS IN THOUSANDS)
3 months or less  . . . . .     $     1,114        $    1,210        $       747
4 to 6 months . . . . . . .           1,404             1,300              1,873
7 to 12 months  . . . . . .             100               402                100
Over 12 months  . . . . . .             500               500              1,660
                                -----------        ----------        -----------
  Total . . . . . . . . . .     $     3,118        $    3,412        $     4,380
                                ===========        ==========        ===========

INTEREST RATE SENSITIVITY AND LIQUIDITY

         United's Funds Management Policy provides management with the necessary guidelines for effective funds management, and United has established a measurement system for monitoring its net interest rate sensitivity position. United's objectives are generally to maintain a relatively balanced position between interest rate sensitive assets and interest rate sensitive liabilities with minor adjustments for rising or declining interest rate environments.

         An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market interest rates. The management of interest rate risk is performed by analyzing the maturity and repricing relationships between interest-earning assets and interest-bearing liabilities at specific points in time (``GAP'') and by analyzing the effects of interest rate changes on net interest income over specific periods of time by projecting the performance of the mix of assets and liabilities in varied interest rate environments. Interest rate sensitivity reflects the potential effect on net interest income of a movement in interest rates. A company is considered to be asset sensitive, or having a positive GAP, when the amount of its interest-earning assets maturing or repricing within a given period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a company is considered to be liability sensitive, or having a negative GAP, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of its interest-earning assets also maturing or repricing within that time period. During a period of rising interest rates, a negative GAP would tend to adversely affect net interest income, while a positive GAP would tend to result in an increase in net interest income. During a period of falling interest rates, a negative GAP would tend to result in an increase in net interest income, while a positive GAP would tend to affect net interest income adversely.

         When analyzing its GAP position, United emphasizes the next twelve month period. The following table shows the interest rate sensitivity GAPs for six different time periods and the cumulative interest rate sensitivity GAPs for the same periods as of December 31, 1994. The following assumptions were made in analyzing and classifying the time periods. First, the prepayment rates on investment securities have not been computed or reflected. Second, interest bearing demand deposits are subject to change on a weekly basis based on market rates and, therefore, have been classified as immediately sensitive to price change. Third, certificates of deposit have characteristics similar to loans with maturities mainly within eighteen months. The GAP table is developed based on a view of final maturity dates and repricing on loans, securities and liabilities while placing all of these instruments in the most current time segment if they are classified as variable rate instruments.

                                        0 TO 90     91 TO 180    181 TO 365      1 TO 5        OVER 5
                                         DAYS          DAYS         DAYS          YEARS        YEARS         TOTAL
                                        -------     ---------    ----------      ------        ------       -------
                                                           (DOLLARS IN THOUSANDS)
Interest earning assets:
  Federal funds sold  . . . . . . .    $  6,875     $      0       $      0      $     0       $     0       $ 6,875
  Investment securities . . . . . .       3,753        2,481            225       15,385         8,631        30,475
  Loans   . . . . . . . . . . . . .       7,826          360          2,550        8,305         4,845        23,886
                                       --------      -------       --------      -------       -------       -------
    Total interest earning
      assets  . . . . . . . . . . .      18,454        2,841          2,775       23,690        13,476        61,236
Interest bearing liabilities:
  Demand deposits . . . . . . . . .      15,816            0              0            0             0        15,816
  Savings deposits  . . . . . . . .      16,351            0              0            0             0        16,351
  Certificates of deposit and
    other time deposits . . . . . .       8,118        4,537          3,137        2,021             0        17,813
    Total interest bearing
      liabilities . . . . . . . . .      40,285        4,537          3,137        2,021             0        49,980
                                       --------      -------       --------      -------       -------       -------
Period GAP  . . . . . . . . . . . .    $(21,831)     $(1,696)      $   (362)     $21,669       $13,476       $11,256
                                       ========      =======       ========      =======       =======       =======
Cumulative GAP  . . . . . . . . . .    $(21,831)    $(23,527)      $(23,889)     $(2,220)      $11,255
Period GAP to total assets  . . . .     (31.97)%       (2.48)          0.53%       31.73%        19.73%
Cumulative GAP to total assets  . .     (31.97)%      (34.45)%       (34.98)%     (3.25)%        16.48%


         Shortcomings are inherent in any GAP analysis since certain assets and liabilities may not move proportionally as interest rates change. Consequently, as the interest rate environment has become more volatile, United's management has increased its ability to forecast and monitor its net interest rate sensitivity position and the effect of various interest rate environments on earnings. Based on United's December 31, 1994 interest rate sensitivity position, United estimates that a 100 basis point change in interest rates would have no significant impact on its net interest income over a twelve month period.

         Liquidity involves United's ability to raise funds to support asset growth or reduce assets to meet deposit withdrawals and other payment obligations, to maintain reserve requirements and otherwise to operate United on an ongoing basis. During the past three years, United's liquidity needs have primarily been met by growth in core deposits, as previously discussed. Although access to purchased funds from correspondent banks is available and has been utilized on occasion to take advantage of investment opportunities, United does not generally rely on, and there has not been a need to draw upon, these external funding sources. The cash and federal funds sold position, supplemented by amortizing investment and loan portfolios, have created an adequate liquidity position.

CAPITAL RESOURCES

         Bank regulatory authorities in the United States have issued risk-based capital standards by which all bank holding companies and banks are evaluated in terms of capital adequacy. These guidelines relate a banking company's capital to the risk profile of its assets. These risk-based capital standards, which must have been satisfied by December 31, 1992, required all banks to have Tier 1 capital of at least 4% and total capital (Tier 1 and Tier
2) of at least 8% of risk-adjusted assets. Tier 1 capital includes common shareholders' equity and qualifying perpetual preferred stock together with related surpluses and retained earnings adjusted to remove the effects of unrealized gains and losses from available-for-sale securities. In addition to Tier 1 capital, Tier 2 capital may be comprised of limited life preferred stock, qualifying debt instruments, and the reserves for credit losses.

         Banking regulators have also issued leverage ratio requirements. The leverage ratio requirement is measured as the ratio of Tier 1 capital to adjusted average assets. The table below provides a comparison of United's risk-based capital ratios and leverage ratio to the minimum regulatory requirements for the periods indicated.



                                                   DECEMBER 31,                           MINIMUM
                                --------------------------------------------------       REGULATORY
                                     1994              1993              1992           REQUIREMENTS
                                ---------------   --------------   ---------------   -------------------
Risk based capital ratios:
  Tier 1  . . . . . . . . . .          16.02%           13.27%            12.56%           4.00%
  Total capital . . . . . . .          16.52%           14.00%            13.33%           8.00%
  Leverage ratio  . . . . . .           6.73%            6.27%             5.65%           3.00%

         Pursuant to FDICIA, each federal banking agency revised its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. Also pursuant to FDICIA each federal banking agency has promulgated regulations setting the levels at which an insured institution would be considered "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized", and "critically undercapitalized". Under FDICIA's risk based capital standards, United is considered "well capitalized".

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

         Victoria's Board of Directors appointed Arthur Andersen LLP as independent auditors for Victoria for the year ended December 31, 1994. Arthur Andersen LLP has served as Victoria's independent auditors continuously since Victoria's incorporation in 1973.

         United's Board of Directors appointed Grant Thornton LLP as independent auditors for United for the fiscal year ended December 31, 1994. Grant Thornton LLP has served as United's independent auditors continuously since 1977.

         Victoria has been advised by Arthur Andersen LLP that Arthur Andersen LLP does not have any direct financial interest or any material indirect financial interest in Victoria other than arising from its employment as auditors for Victoria.

         United has been advised by Grant Thornton LLP that Grant Thornton LLP does not have any direct financial interest or any material indirect financial interest in United other than arising from its employment as auditors for United.

         It is expected that representatives of Grant Thornton LLP will be present at the Meeting and will be available to respond to appropriate questions of shareholders and to make a statement if they desire.


                                    EXPERTS

         The consolidated financial statements of Victoria and its subsidiaries incorporated by reference in Victoria's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in giving such report.


         The consolidated financial statements of United and its subsidiary as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994 included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement together with the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein.


                                 LEGAL OPINIONS

         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. Bracewell & Patterson, L.L.P. has rendered an opinion concerning certain federal income tax consequences of the Merger.


                                INDEMNIFICATION

         Victoria's Bylaws provide indemnification to Victoria's officers, directors, employees and agents to the fullest extent required and permitted by
Article 2.02-1 of the TBCA, subject to any restrictions in Victoria's Articles of Incorporation. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF UNITED AND VICTORIA--LIMITATION OF LIABILITY AND INDEMNIFICATION".

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Victoria, Victoria has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 OTHER MATTERS

         United's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of United's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy. SEE "INTRODUCTION".

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
                            UNITED BANCSHARES, INC.


                                                                                                      PAGE
                                                                                                      ----
Report of Independent Certified Public Accountants                                                     F-2

Consolidated Balance Sheets as of December 31, 1994 and 1993                                           F-3

Consolidated Statements of Earnings for the Years Ended December 31, 1994, 1993 and 1992               F-4

Statement of Stockholders' Equity for the Years Ended December 31, 1992, 1993 and 1994                 F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1993 and 1992             F-6

Notes to Financial Statements                                                                          F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
United Bancshares, Inc.


         We have audited the accompanying consolidated balance sheets of United Bancshares, Inc. and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of United Bancshares, Inc. and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

         As described in Note A2, the Company changed its method of accounting for certain debt and equity securities as of January 1, 1994. Also, as described in Note A7, the Company changed its method of accounting for income taxes in 1993.



Houston, Texas
January 26, 1995

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  December 31,


                                       ASSETS                                          1994            1993
                                                                                   -----------      -----------
Cash and cash equivalents
   Cash and due from bank                                                         $  2,953,000     $  3,540,000
   Federal funds sold                                                                6,875,000        6,000,000
                                                                                   -----------      -----------
                                                                                     9,828,000        9,540,000
Securities                                                                          30,475,000       26,187,000
Loans, net of allowance for loan losses of $142,000
   and $236,000                                                                     23,744,000       28,584,000
Premises and equipment, net                                                          2,639,000        2,294,000
Deferred tax assets                                                                    155,000            -
Other assets                                                                         1,447,000        1,349,000
                                                                                   -----------      -----------
                                                                                   $68,288,000      $67,954,000
                                                                                   ===========      ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Deposits
      Noninterest-bearing                                                          $13,302,000      $12,786,000
      Interest-bearing                                                              49,980,000       49,867,000
                                                                                   -----------      -----------
                                                                                    63,282,000       62,653,000
   Notes payable                                                                       614,000          644,000
   Income taxes                                                                         41,000          177,000
   Other liabilities                                                                   186,000          218,000
                                                                                   -----------      -----------
          Total liabilities                                                         64,123,000       63,692,000
Commitments and contingencies                                                            -                -
Stockholders' equity
   Preferred stock                                                                     519,000          519,000
   Common stock                                                                        236,000          236,000
   Additional capital                                                                  243,000          243,000
   Retained earnings                                                                 3,600,000        3,265,000
   Net unrealized loss on securities available-for-
      sale, net of tax of $218,000                                                    (432,000)           -
                                                                                   -----------      -----------
                                                                                     4,166,000        4,263,000
          Less 92 shares of common stock in treasury - at cost                          (1,000)         (1,000)
                                                                                   -----------      -----------
                                                                                     4,165,000        4,262,000
                                                                                   -----------      -----------
                                                                                   $68,288,000      $67,954,000
                                                                                   ===========      ===========

The accompanying notes are an integral part of these statements.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS
                            Year ended December 31,

                                                                  1994               1993              1992
                                                               ----------         ----------        ----------
Interest income
   Loans                                                       $2,208,000         $2,443,000        $2,389,000
   Investment securities                                        1,482,000          1,615,000         1,729,000
   Federal funds sold                                             304,000            127,000           142,000
   Other                                                            7,000              4,000             2,000
                                                               ----------         ----------        ----------
             Total interest income                              4,001,000          4,189,000         4,262,000
Interest expense
   Deposits                                                     1,329,000          1,431,000         1,761,000
   Notes payable                                                   45,000             38,000            41,000
                                                               ----------         ----------        ----------
             Total interest expense                             1,374,000          1,469,000         1,802,000
                                                               ----------         ----------        ----------
             Net interest income                                2,627,000          2,720,000         2,460,000
Provision for loan losses                                          15,000            155,000           337,000
                                                               ----------         ----------        ----------
             Net interest income after provision
                for loan losses                                 2,612,000          2,565,000         2,123,000
Other income
   Net realized gain on sale of securities                           -                55,000           145,000
   Service charges on deposit accounts                            706,000            781,000           709,000
   Other operating income                                         168,000            132,000           123,000
                                                               ----------         ----------        ----------
             Total other income                                   874,000            968,000           977,000
Other expenses
   Salaries and employee benefits                               1,317,000          1,237,000         1,158,000
   Net occupancy expense                                          374,000            340,000           346,000
   Other operating expense                                      1,253,000          1,009,000           981,000
                                                               ----------         ----------        ----------
             Total other expense                                2,944,000          2,586,000         2,485,000
                                                               ----------         ----------        ----------
             Earnings before income taxes, extraordinary
                gain and cumulative effect of accounting
                change                                            542,000            947,000           615,000
Income tax expense
   Currently payable                                              169,000            332,000           214,000
   Deferred expense (benefit)                                      14,000            (27,000)            6,000
                                                               ----------         ----------        ----------
                                                                  183,000            305,000           220,000
                                                               ----------         ----------        ----------
             Earnings before extraordinary gain and
                cumulative effect of accounting change            359,000            642,000           395,000
Extraordinary gain, less $42,000 in income taxes                     -                  -               82,000
                                                               ----------         ----------        ----------
             Earnings before cumulative effect of
                accounting change                                 359,000            642,000           477,000
Cumulative effect of accounting change
   for income taxes                                                  -               (36,000)             -
                                                               ----------         ----------        ----------
             NET EARNINGS                                      $  359,000         $  606,000        $  477,000
                                                               ==========         ==========        ==========

The accompanying notes are an integral part of these statements.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                  Years ended December 31, 1992, 1993 and 1994




                                            Preferred stock         Preferred stock
                                               Series A,                Series B,
                                           7-1/2% cumulative         10% cumulative          Common stock
                                         ---------------------   ---------------------   ----------------------
                                          Shares      Amount       Shares      Amount       Shares      Amount
                                         --------    --------     --------    --------   ----------    --------
 Balance at January 1, 1992               42,589     $319,000      26,667     $200,000     215,689     $216,000
 Dividend declaration                       -            -           -            -           -            -
 Common stock issued                        -            -           -            -         20,117       20,000
 Net earnings                               -            -           -            -           -            -
                                        --------   ----------    --------   ----------  ----------   ----------
 Balance at December 31, 1992             42,589      319,000      26,667      200,000     235,806      236,000
 Dividend declaration                       -            -           -            -           -            -
 Net earnings                               -            -           -            -           -            -
                                        --------   ----------    --------   ----------  ----------   ----------
 Balance at December 31, 1993             42,589      319,000      26,667      200,000     235,806      236,000

 Unrealized loss from initial adoption
  of Statement 115 effective January 1,
  1994, net of taxes of $152,000            -            -           -            -           -            -

Net change in unrealized loss on
 securities available-for-sale, net of
 taxes of $66,000                           -            -           -            -           -            -

Dividend declaration                        -            -           -            -           -            -

Net earnings                                -            -           -            -           -            -
                                        --------   ----------    --------   ----------  ----------   ----------

Balance at December 31, 1994              42,589     $319,000      26,667     $200,000     235,806     $236,000
                                        ========   ==========    ========   ==========  ==========   ==========

                                                                          Net unrealized
                                                                              loss on
                                                                             securities     Common
                                           Additional      Retained       available-for-   stock in
                                             capital       earnings            sale        treasury
                                           ----------    ------------     ---------------  --------
 Balance at January 1, 1992                 $  23,000     $2,230,000      $      -          $1,000
 Dividend declaration                            -           (25,000)            -            -
 Common stock issued                          220,000           -                -            -
 Net earnings                                    -           477,000             -            -
                                            ---------     ----------      -----------       ------
 Balance at December 31, 1992                 243,000      2,682,000             -           1,000
 Dividend declaration                            -           (23,000)            -            -
 Net earnings                                    -           606,000             -            -
                                            ---------     ----------      -----------       ------
 Balance at December 31, 1993                 243,000      3,265,000             -           1,000

 Unrealized loss from initial adoption
  of Statement 115 effective January 1,
  1994, net of taxes of $152,000                 -              -            (297,000)        -

Net change in unrealized loss on
 securities available-for-sale, net of
 taxes of $66,000                                -              -            (135,000)        -

Dividend declaration                             -           (24,000)            -            -

Net earnings                                     -           359,000             -            -
                                            ---------     ----------      -----------       ------

Balance at December 31, 1994                 $243,000     $3,600,000        $(432,000)      $1,000
                                            =========     ==========      ===========       ======

         The accompanying notes are an integral part of this statement.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            Year ended December 31,



                                                                  1994             1993               1992
                                                             -------------     ------------       ------------
Cash flows from operating activities
   Earnings before extraordinary gain                        $    359,000      $    606,000        $    395,000
   Extraordinary gain                                                -                 -                 82,000
                                                             ------------      ------------        ------------
   Net earnings for the year                                      359,000           606,000             477,000
   Adjustments to reconcile net earnings to net
      cash provided by operating activities
      Provision for loan losses                                    15,000           155,000             337,000
      Depreciation                                                191,000           151,000             138,000
      Amortization of premiums, net of accretion of
          discounts on securities                                 (26,000)          145,000              79,000
      Realized investment securities gains                           -              (55,000)           (145,000)
      Loss on sale of other assets                                 13,000              -                 24,000
      Extraordinary gain                                             -                 -                (82,000)
      Change in assets and liabilities
          (Increase) decrease in other assets                     (34,000)         (436,000)            807,000
          Decrease in other liabilities                           (32,000)          (26,000)           (180,000)
          (Decrease) increase in taxes payable                   (136,000)          (66,000)            172,000
                                                             ------------      ------------        ------------
          Net cash provided by operating activities               350,000           474,000           1,627,000
Cash flows from investing activities
   Proceeds from sales and maturities of investment
      securities                                                     -           15,072,000           8,033,000
   Purchases of investment securities                                -          (13,232,000)        (12,122,000)
   Proceeds from sales and maturities of securities
      available-for-sale                                        2,000,000              -                  -
   Proceeds from principal repayments of securities             4,818,000              -                  -
   Purchases of securities available-for-sale                  (5,928,000)             -                  -
   Purchases of securities to be held-to-maturity              (5,803,000)             -                  -
   Net decrease (increase) in loans                             4,825,000        (4,147,000)         (1,301,000)
   Purchases of premises and equipment                           (549,000)         (447,000)           (105,000)
                                                             ------------      ------------        ------------
          Net cash used in investing activities                  (637,000)       (2,754,000)         (5,495,000)
Cash flows from financing activities
   Net increase in deposits                                       629,000         2,295,000           3,736,000
   Net principal repayments on borrowings                         (45,000)           (1,000)            (52,000)
   Cash dividends                                                 (24,000)          (23,000)            (25,000)
   Proceeds from note payable                                      15,000              -                   -
   Proceeds from issuance of common stock                            -                 -                  1,000
                                                             ------------      ------------        ------------
          Net cash provided by financing activities               575,000         2,271,000           3,660,000
                                                             ------------      ------------        ------------
Net increase (decrease) in cash                                   288,000            (9,000)           (208,000)
Cash and cash equivalents at beginning of year                  9,540,000         9,549,000           9,757,000
                                                             ------------      ------------        ------------
Cash and cash equivalents at end of year                     $  9,828,000      $  9,540,000        $  9,549,000
                                                             ============      ============         ===========


                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                            Year ended December 31,



                                                                  1994             1993               1992
                                                             -------------     ------------      -------------
Supplemental disclosures of cash flow information
   Cash paid during the year for:
      Interest                                               $  1,373,000        $1,481,000        $  1,863,000
      Federal income taxes                                        130,000           130,000              56,000
   Noncash activities:
      Net unrealized loss on securities available-
          for-sale, net of tax of $218,000                        432,000              -                  -
      Issuance of 20,117 shares of common stock
          to retire a note payable                                   -                 -                364,000





The accompanying notes are an integral part of these statements.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1994, 1993 and 1992



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         United Bancshares, Inc. (United) was incorporated on September 30, 1977, for the purpose of doing business as a bank holding company.

         A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

         1. PRINCIPLES OF CONSOLIDATION AND INVESTMENT IN SUBSIDIARY

         The consolidated financial statements include the accounts of United and its wholly-owned subsidiary, Rosenberg Bank and Trust (the Bank), collectively referred to as the Company. United accounts for the investment in and earnings from the Bank on the equity method of accounting. All material intercompany transactions and balances have been eliminated in consolidation.

         2. SECURITIES

         Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (Statement 115). At the date of purchase, the Company is required to classify debt and equity securities into one of three categories: held-to-maturity, trading or available-for-sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held-to-maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the financial statements with unrealized gains and losses included in earnings. Investments not classified as either held-to-maturity or trading are classified as available-for-sale and measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in a separate component of stockholder's equity until realized.

         In 1992 and 1993, under the Company's previous accounting policy, investment securities were stated at cost, adjusted for accretion of discounts and amortization of premiums which were recognized as adjustments to interest income.

         Gains and losses on sales of securities available-for-sale are determined using the specific-identification method.

         Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are considered to be permanent declines result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

         Net realized gains on sales of securities include profit or loss realized on sales of securities.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         3. LOANS

         The Bank grants loans to customers primarily in Fort Bend County and Southwest Harris County, Texas. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy in this area.

         Loans are stated at the principal amount outstanding, net of unearned income. Interest on installment loans is recognized by a method which approximates the level-yield method. Interest on other loans is recognized using the simple interest method.

         Substantially all fees for the origination of loans are recorded as income when received. The effect on operations and retained earnings is not materially different from the deferral of net direct origination fees and costs and the amortization thereof as an adjustment of the yield on the related loan.

         A loan is generally placed on nonaccrual status when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. Interest on loans placed on nonaccrual status is included in income only to the extent received in cash.

         In 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan (Statement 114). This statement is effective beginning January 1, 1995, and requires impaired loans, as defined, to be measured at the discounted amounts of their expected future cash flows using the loan's effective interest rate, the observable market price, or the fair value of the collateral for collateral dependent loans. Management does not believe that the adoption of Statement 114 will have a significant effect on the Bank.

         4. ALLOWANCE FOR LOAN LOSSES

         The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged-off are added to the allowance.

         Future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance. Such agencies may require additions to the allowance based on their judgments of information available to them at the time of their examination.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         5. PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation. Depreciation is included in occupancy expenses and is computed principally using the straight-line method.

         6. OTHER REAL ESTATE

         Included in other assets is other real estate of approximately $512,000 and $604,000 in 1994 and 1993. Real estate acquired by foreclosure is recorded at the lower of the recorded investment in the property or its fair value. At foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

         7. INCOME TAXES

         United and the Bank file a consolidated Federal income tax return and have made an election to allocate their tax liability. Accordingly, United is reimbursed by the Bank for the income taxes the Bank would have paid if it filed a separate Federal income tax return.

         Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement
         109) and has reported the cumulative effect of that change in method of accounting for income taxes in the 1993 statement of earnings. Statement 109 requires a change from the deferred method of accounting for income taxes to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. When management determines that it is more likely than not that a deferred tax asset will not be realized, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         8. TRUST DEPARTMENT

         Trust department assets (other than cash deposits) held by the Bank in fiduciary or agency capacities for its customers are not included in the accompanying consolidated balance sheets, since such items are not assets of the Bank.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         9. CASH FLOWS

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

         10.  OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

         In the ordinary course of business the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

         11.  RECLASSIFICATIONS

         Certain of the 1993 and 1992 amounts have been reclassified to conform to the 1994 presentation.


NOTE B - SECURITIES

         The components of securities as shown in the balance sheet were as follows at December 31, :

                                                                                      1994               1993
                                                                                   -----------        -----------
         Available-for-sale                                                         $14,250,000        $     -
         Held-to-maturity                                                            16,225,000              -
         Investment securities                                                            -             26,187,000
                                                                                    -----------        -----------
                                                                                    $30,475,000        $26,187,000
                                                                                    ===========        ===========

         The carrying amounts of securities and their approximate fair values at December 31, were as follows:

                                                                        Gross             Gross
                                                      Amortized       unrealized        unrealized          Fair
                                                        cost             gains            losses            value
                                                    ------------     -----------         --------        -----------
         DECEMBER 31, 1994
         AVAILABLE-FOR-SALE
         U. S. Treasury securities                  $  5,008,000     $      -            $173,000       $  4,835,000
         U. S. Agency securities col-
             lateralized by mortgage
             obligations                               9,885,000            -             470,000          9,415,000
                                                    ------------     -----------         --------        -----------
                                                    $ 14,893,000     $      -            $643,000        $14,250,000
                                                    ============     ===========         ========        ===========



                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE B - SECURITIES - CONTINUED

                                                               Gross             Gross
                                              Amortized      unrealized        unrealized           Fair
                                                cost           gains             losses            value
                                           ------------     -----------        ---------       ------------
HELD-TO-MATURITY
U. S. Treasury securities                  $  4,951,000     $      -           $  10,000       $  4,941,000
U. S. Agency securities col-
    lateralized by mortgage
    obligations                               8,602,000           3,000          425,000          8,180,000
Municipal securities                          2,473,000            -              33,000          2,440,000
Bank certificates of deposit                    199,000            -                -               199,000
                                           ------------     -----------        ---------       ------------
                                           $ 16,225,000     $     3,000        $ 468,000       $ 15,760,000
                                           ============     ===========        =========       ============

                                                               Gross             Gross
                                              Amortized      unrealized        unrealized           Fair
                                                cost           gains             losses            value
                                           ------------     -----------        ---------       ------------
DECEMBER 31, 1993
U. S. Treasury securities                  $  5,014,000        $134,000        $    -          $  5,148,000
U. S. Agency securities col-
    lateralized by mortgage
    obligations                              19,424,000         180,000           55,000         19,549,000
Municipal securities                          1,550,000          35,000             -             1,585,000
Bank certificates of deposit                    199,000            -                -               199,000
                                           ------------     -----------        ---------       ------------
                                           $ 26,187,000     $   349,000        $  55,000       $ 26,481,000
                                           ============     ===========        =========       ============



         Securities with book values of approximately $5,003,000 and $6,299,000 at December 31, 1994 and 1993, were pledged to secure public deposits.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE B - SECURITIES - CONTINUED

         There were no realized gains or losses on sales of securities in 1994. In 1993 and 1992, gross gains of approximately $55,000 and $145,000 were realized on sales of securities.

         The scheduled maturities of securities at December 31, 1994 were as follows. Contractual maturities differ from expected maturities because borrowers may call or prepay obligations.

                                                Held-to-Maturity                        Available-for-Sale
                                         --------------------------------        ----------------------------------
                                                               Estimated                                Estimated
                                         Amortized cost      market value        Amortized cost       market value
                                         --------------      ------------        --------------       -------------
          Due in one year or less         $ 6,400,000         $ 6,390,000       $         -          $        -

          Due after one
             through five years               500,000             498,000            5,008,000           4,835,000

          Due after five through
             ten years                        723,000             692,000                -                    -
                                          -----------         -----------       --------------       -------------
                                            7,623,000           7,580,000            5,008,000           4,835,000

          Securities collateralized
             by mortgage obligations        8,602,000           8,180,000            9,885,000           9,415,000
                                          -----------         -----------       --------------       -------------
                                          $16,225,000         $15,760,000       $   14,893,000       $  14,250,000
                                          ===========         ===========       ==============       =============


NOTE C - LOANS AND ALLOWANCE FOR LOAN LOSSES

 Loans classified according to type at December 31, are summarized as follows:

                                                                               1994               1993
                                                                           -------------      ------------
       Commercial                                                          $  7,977,000       $  7,922,000
       Real estate                                                           12,886,000         13,499,000
       Installment                                                            2,917,000          3,237,000
       Mortgage to be resold                                                    284,000          4,403,000
       Other                                                                    107,000            105,000
                                                                           ------------       ------------
                                                                             24,171,000         29,166,000
       Less
         Unearned discounts                                                     285,000            346,000
         Allowance for loan losses                                              142,000            236,000
                                                                           ------------       ------------
                                                                           $ 23,744,000       $ 28,584,000
                                                                           ============       ============

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE C - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

       Changes in the allowance for loan losses were as follows:

                                                                                1994             1993
                                                                             ----------       ----------
           Balance at beginning of year                                       $ 236,000        $ 226,000
           Provision charged to operations                                       15,000          155,000
           Charge-offs, net of recoveries                                      (109,000)        (145,000)
                                                                              ---------        ---------
           Balance at end of year                                             $ 142,000        $ 236,000
                                                                              =========        =========


         The Bank had loans outstanding to its directors and officers and their related business interests aggregating approximately $1,376,000 and $1,203,000 at December 31, 1994 and 1993. In management's opinion, all such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

         Nonaccrual loans at December 31, 1994 and 1993 were approximately $-0-and $106,000. The reduction in interest income associated with nonaccrual loans was not significant.


NOTE D - PREMISES AND EQUIPMENT

         Premises and equipment as of December 31, are summarized as follows:

                                                         Estimated
                                                        useful lives           1994              1993
                                                      ----------------     ------------      ------------
Land                                                         -               $  721,000        $  721,000
Construction in progress                                     -                     -              112,000
Buildings and improvements                              5 -40 years           2,072,000         1,610,000
Furniture, equipment and fixtures                       5 -10 years             878,000           716,000
Automobiles                                                 5 years              42,000            34,000
                                                                             ----------        ----------
                                                                              3,713,000         3,193,000
Accumulated depreciation                                                      1,074,000           899,000
                                                                             ----------        ----------
                                                                             $2,639,000        $2,294,000
                                                                             ==========        ==========

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE E - NOTES PAYABLE

      Notes payable at December 31, are as follows:

                                                                                      1994            1993
                                                                                   ----------       ---------
          Note payable to a bank; due March 5, 1995;
             interest at prime (8.5% and 6% at December 31,
             1994 and 1993); collateralized by 220,000 shares
             of common stock of the Bank                                            $ 599,000         $599,000
          Other                                                                        15,000           45,000
                                                                                    ---------         --------
                                                                                    $ 614,000         $644,000
                                                                                    =========         ========

NOTE F - INTEREST-BEARING DEPOSITS

       Interest-bearing deposits as of December 31, are summarized as follows:

                                                                                   1994               1993
                                                                               ------------       ------------
     Savings                                                                   $  8,266,000        $ 9,652,000
     NOW and Club                                                                15,816,000         14,949,000
     Money market                                                                 8,085,000          7,349,000
     Time deposits less than $100,000                                            14,695,000         14,505,000
     Time deposits of or greater than $100,000                                    3,118,000          3,412,000
                                                                                -----------        -----------
                                                                                $49,980,000        $49,867,000
                                                                                ===========        ===========


NOTE G - FEDERAL INCOME TAXES

         Included in the balance sheet at December 31, 1994 is a net deferred tax asset of $155,000, resulting from temporary differences relating to unrealized losses on available-for-sale securities, allowance for loan losses, depreciation and valuation of other real estate.

         At December 31, 1993, included in income taxes in the balance sheet are net deferred tax amounts of $54,000, resulting from temporary differences relating primarily to the allowance for loan losses, depreciation and valuation of other real estate.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE H - COMMITMENTS AND CONTINGENCIES

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Commitments under outstanding standby letters of credit totaled approximately $212,000 at December 31, 1994, including approximately $171,000 to a related party. Commitments to extend credit totaled approximately $3,409,000 at December 31, 1994. The Bank does not anticipate any material losses as a result of these commitments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation to any condition established in the contract and have generally fixed expiration dates or other termination clauses. Some of the commitments are expected to expire without being drawn upon, so that the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis and obtains collateral as deemed necessary.

         Standby letter of credit guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved and collateral required in issuing letters of credit are essentially the same as those involved in extending loan facilities to customers.

         In accordance with United's Employee Stock Ownership Plan and Trust (the Plan), all employees of the Company who have completed twelve months of employment are eligible to participate in the Plan. United is permitted to contribute an amount equal to the available employee stock ownership tax credit. A contribution of $5,000 was made for 1992. No contribution was made in 1993 or 1994.

         Effective January 1, 1993, the Bank adopted a defined contribution 401(k) plan covering all employees. Under the Plan, the Bank may make profit sharing and matching contributions at its discretion. The Bank made a $5,000 contribution in 1994. The Bank made no contributions to the Plan in 1993.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE H - COMMITMENTS AND CONTINGENCIES - CONTINUED

         The Bank is involved in certain claims and lawsuits occurring in the normal course of business. Management, after consultation with outside legal counsel, does not believe that the outcome of these actions would have a material impact on their financial statements.


NOTE I - PREFERRED STOCK

         United is authorized to issue 1,000,000 shares of cumulative preferred stock with a par value of $7.50 per share. The preferred stock may be issued in more than one series, and the Board of Directors shall determine the relative rights and preferences of each series. Dividends on preferred stock are cumulative and have preference to any dividends declared or paid on United's common stock. The preferred stock also has preference upon liquidation. If at any time six full quarterly dividends are in arrears on any series of preferred stock, the number of directors of United will be automatically increased by two, and the holders of all series of preferred stock voting as a class, have the right to elect those two additional directors. Such directors will serve until all dividends in arrears have been paid in full, at which time the term of office of such directors shall cease.

         The preferred stock is redeemable at par value plus accrued but unpaid dividends, at the option of United's Board of Directors, after five years from the date of its issuance. All or part of the outstanding preferred stock may be redeemed, but if only part of the outstanding issue is redeemed, the redemption must be pro rata or the shares to be redeemed must be chosen by lot. There is to be no sinking fund provided for the redemption of the preferred stock. The preferred stock does not have any voting rights other then those described above, nor will preemptive rights attach to the preferred stock. The preferred stock is not convertible into or exchangeable for any other security of United.

         Major classifications of preferred stock at December 31, 1994 and 1993 are as follows:

              Series A 7-1/2%; authorized, 66,726 shares; 42,589
                 shares issued and outstanding                          $319,000
              Series B 10%; authorized, issued and outstanding
                 26,667 shares                                           200,000
                                                                        --------
                                                                        $519,000
                                                                        ========

         Dividends in arrears on Series B Preferred stock at December 31, 1994 were $100,000.

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE J - COMMON STOCK

         Common stock consists of 5,000,000 authorized shares of $1.00 par value, with 235,806 shares issued on December 31, 1994 and 1993.


NOTE K - VOTING AGREEMENT

         Under a Voting Agreement (the Agreement) between certain stockholders of United and Mr. D. W. Neuenschwander, Chairman of the Board of Directors and Chief Executive Officer, voting power associated with their shares of common stock is vested in Mr. Neuenschwander, as voting representative. The significant provisions of the Agreement are:

         -- Any voting shares of United acquired by such stockholders subsequent to the date of the Agreement and voting securities of successor entities received with respect to the shares subject to the provisions of the Agreement or otherwise acquired are also subject to the provisions of the Agreement.

         -- Mr. Neuenschwander has the exclusive right to exercise all voting rights with respect to all stock subject to the provisions of the Agreement.

         -- During the term of the Agreement, the sale, assignment, transfer or other disposition of the shares is subject to various limitations.

         --      The Agreement will terminate May 15, 1998.

         Common shares subject to the Agreement totaled 164,161 at December 31, 1994.


NOTE L - REGULATORY MATTERS

         The Company is subject to various regulatory requirements administered by Federal banking agencies relating to capital. Management believes that, as of December 31, 1994, the Company meets all capital requirements to which it is subject.

         The Bank's regulatory authorities have specified guidelines for purposes of evaluating a bank's capital adequacy. Currently, banks must maintain a minimum of total capital and core capital to risk-weighted assets. Core capital is defined as equity capital. Regulations also require the Bank to maintain a minimum leverage requirement of core capital to total assets or such greater percentage as determined based upon its level and nature of risk. The following is a summary of the Bank's capital ratios at December 31, 1994:

                     UNITED BANCSHARES, INC. AND SUBSIDIARY

                        December 31, 1994, 1993 and 1992



NOTE L - REGULATORY MATTERS - CONTINUED

                                                                         Regulatory
                                                               Bank       minimum
                                                               ----       -------
              Total Capital vs. Risk Assets                   18.8%         8.0%
              Core Capital vs. Risk Assets                    18.3%         4.0%
              Core Capital vs. Total Assets (Leverage)         7.7%         3.0%


         Additionally, regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Dividends may be paid without prior approval of the regulators, subject to the minimum capital ratio requirements noted above.


NOTE M - EXTRAORDINARY GAIN

         During 1992, a note payable to the Chairman of United Bancshares for $364,000 was exchanged for 20,117 shares of United Bancshares $1 par value common stock. The excess of the note balance over the fair market value of the newly issued common shares resulted in an $82,000 extraordinary gain (net of related income tax expense of $42,000).


NOTE N - SUBSEQUENT EVENT

         On January 12, 1995, United Bancshares, Inc. entered into a definitive merger agreement with Victoria Bankshares, Inc. The merger agreement is contingent upon approval of the shareholders of United Bancshares, Inc. and the banks' regulators.

SELECTED FINANCIAL DATA
UNITED BANCSHARES, INC. AND SUBSIDIARIES
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

                                                                  DECEMBER 31,
                                       ------------------------------------------------------------------
                                       1994           1993          1992           1991           1990
                                      ------        -------        -------        ------         -------
OPERATING RESULTS:
  Interest Income . . . . . . . . .    4,001          4,189          4,262         4,866          4,915
  Interest Expense  . . . . . . . .    1,374          1,469          1,802         2,717          3,012
  Net Interest Income . . . . . . .    2,627          2,720          2,460         2,149          1,903
  Provision for Loan Losses . . . .       15            155            337           158            204
  Net Interest Income After
    Provision for Loan Losses . . .    2,612          2,565          2,123         1,991          1,699
  Noninterest Income  . . . . . . .      874            968            977           919            615
  Noninterest Expense . . . . . . .    2,944          2,586          2,485         2,578          2,690
  Income (Loss) Before Taxes and
    Items Below . . . . . . . . . .      542            947            615           332           (376)
  Federal Income Taxes (Benefit)  .      183            305            220            11            (17)
  Extraordinary Items . . . . . . .        0              0             82             0             0
  Cumulative Effect of Change in
    Accounting Method . . . . . . .        0            (36)             0             0              0
                                      ------         ------         ------        ------         ------
  Net Income (Loss) . . . . . . . .      359            606            477           321           (359)
                                      ------         ------         ------        ------         ------
Per Share Amounts:
  Net Income (Loss) . . . . . . . .     1.33           2.38           1.89          1.28          (1.87)
  Cash Dividends  . . . . . . . . .       --             --             --            --             --
  Book Value  . . . . . . . . . . .    15.46          15.87          13.40         11.44          10.13
                                      ------         ------         ------        ------         ------
Average Balances:
  Demand Deposits . . . . . . . . .   12,957         11,223          9,989        10,166         10,204
  Interest-Bearing Transactional
    Accounts  . . . . . . . . . . .   15,501         14,422         12,506        10,835          9,769
  Time Deposits . . . . . . . . . .   33,678         35,665         33,467        34,550         33,648
  Investment Securities . . . . . .   28,225         28,841         25,161        23,116         18,797
  Net Loans . . . . . . . . . . . .   24,908         27,325         24,363        24,563         24,268
  Long-Term Debt  . . . . . . . . .       --             --             --            --             --
                                      ------         ------         ------        ------         ------
  Total  Assets . . . . . . . . . .   67,449         66,330         60,586        60,175         58,276
                                      ------         ------         ------        ------         ------
  Total Equity  . . . . . . . . . .    4,368          4,064          3,460         2,845          2,896
                                      ------         ------         ------        ------         ------
Net Income (Loss) as a
  Percent of:
  Average Total Assets  . . . . . .     0.53%          0.91%          0.79%         0.53%         (0.62%)
                                      ------         ------         ------        ------         ------
  Average Total Equity  . . . . . .     8.22%         14.91%         13.79%        11.28%        (12.40%)
                                      ------         ------         ------        ------         ------
Selected Average Ratios:
  Net Loans to Total Deposits . . .    40.09%         44.57%         43.53%        44.22%         45.26%
  Demand Deposits to Total
    Deposits  . . . . . . . . . . .    20.85%         18.31%         17.85%        18.30%         19.03%
  Equity to Assets  . . . . . . . .     6.48%          6.13%          5.71%         4.73%          4.97%
                                      ------         ------         ------        ------         ------


                         ______________________________

                                   APPENDIX I

                                MERGER AGREEMENT

                         ______________________________

_______________________________________________________________________________
_______________________________________________________________________________


                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                           VICTORIA BANKSHARES, INC.


                                      AND


                            UNITED BANCSHARES, INC.



                          Dated as of January 12, 1995

_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE I.                THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2      Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.3      Certain Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.4      Articles of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.5      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.6      Conversion of Shares; Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.7      Merger Consideration Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 1.8      Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 1.9      Registration of the Victoria Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 1.10     Retirement of Company Indebtedness; Redemption of Company
                                   Preferred Stock; Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 1.11     Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE II.               DISSENTING SHARES; EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         SECTION 2.1      Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.2      Exchange of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         SECTION 3.1      Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 3.2      Company Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 3.3      Subsidiary Capitalization; Other Securities . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 3.4      Authority Relative to the Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 3.5      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 3.6      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 3.7      Regulatory Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 3.8      SEC Status; Securities Issuances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 3.9      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 3.10     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 3.11     Company Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.12     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.13     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.14     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.15     Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.16     Leases, Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.17     Related Company Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.18     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


         SECTION 3.19     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.20     Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.21     Fiduciary Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.22     Patents, Trademarks and Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.23     Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.24     Regulatory Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.25     Title to Properties; Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.26     Shareholder List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.27     Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.28     Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.29     Section 368 Representations; Agreements Not to Dissent  . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.30     Employee Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.31     Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 3.32     Representations Not Misleading  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF VICTORIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         SECTION 4.1      Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.2      Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.3      Financial Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.4      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.5      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.6      Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.7      Availability of Victoria Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.8      Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.9      Commission Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.10     Representations Not Misleading  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V.       COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         SECTION 5.1      Affirmative Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.2      Negative Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI.      COVENANTS OF VICTORIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         SECTION 6.1      Covenants of Victoria . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII.     ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         SECTION 7.1      Access To, and Information Concerning, Properties
                                   and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 7.2      Filing of Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 7.3      Miscellaneous Agreements and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 7.4      Company Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32



         SECTION 7.5      Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 7.6      Public Announcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 7.7      Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 7.8      Merger of the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 7.9      Environmental Investigation; Right to Terminate Agreement . . . . . . . . . . . . . . . . . .  33
         SECTION 7.10     Exchange Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 7.11     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 7.12     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII.    CONDITIONS TO CONSUMMATION OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 8.1      Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . . . . .  36
         SECTION 8.2      Conditions to the Obligations of Victoria to Effect
                                   the Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.3      Conditions to the Obligations of the Company to Effect
                                   the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE IX.      TERMINATION; AMENDMENT; WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         SECTION 9.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 9.2      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 9.3      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 9.4      Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE X.       SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         SECTION 10.1     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XI.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         SECTION 11.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.2     Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.3     Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.4     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 11.5     Enforcement of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 11.6     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 11.7     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 11.8     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 11.9     Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 11.10    Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 11.11    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 11.12    Incorporation by References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 11.13    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


                                  ATTACHMENTS

LIST OF SCHEDULES
Schedule 3.2              Company Capitalization
Schedule 3.3              Subsidiary Capitalization; Other Securities
Schedule 3.4              Authority Relative to the Agreement
Schedule 3.5              Violations of Law; Conflicts of Interest; Share Litigation; Termination of Existence
Schedule 3.6              Company Prior Consents
Schedule 3.7              Regulatory Reports
Schedule 3.10             Absence of Material Changes or Adverse Effects
Schedule 3.11             Company Indebtedness
Schedule 3.12             Litigation
Schedule 3.13             Tax Liabilities
Schedule 3.14(a)          Employee Welfare Benefit Plans
Schedule 3.14(b)          Employee Pension Benefit Plans
Schedule 3.14(c)          Plan Structure Compliance
Schedule 3.14(d)          Plan Administration Compliance
Schedule 3.14(f)          Deferred Compensation, Bonus and Stock Purchase Plans
Schedule 3.14(g)          Title IV Plans
Schedule 3.14(j)          Plan Claims or Litigation
Schedule 3.14(l)          Additional Payments Due Under Deferred Compensation, Bonus, Employee Welfare Benefit Plans and Employee
                          Pension Benefit Plans
Schedule 3.15             Employment Contracts and Collective Bargaining Agreements
Schedule 3.16             Leases, Subleases, Contracts and Agreements; Participation; Default of Contracts; Marketable Title
Schedule 3.17             Related Company Transactions
Schedule 3.18             Compliance with Laws
Schedule 3.19             Insurance Policies
Schedule 3.20             Loans Exceeding Legal Lending Limit, Troubled Loans
Schedule 3.22             Patents, Trademarks and Copyrights
Schedule 3.23             Environmental Compliance
Schedule 3.24             Regulatory Actions; Agreements
Schedule 3.25             Title to Properties; Title Policies; Property
Schedule 3.29             Stock Transactions
Schedule 3.30             Stock Option Plans
Schedule 4.2              Victoria Prior Consents
Schedule 5.1(d)           Insurance Policies to be Maintained
Schedule 5.1(j)           List of Accounts and Safe Deposit Boxes
Schedule 5.1(k)           List of Liabilities and Obligations of the Company and the Bank
Schedule 7.9              Environmental Matters
Schedule 7.12             List of Proxy Holders Voting Affirmatively for the Agreement
Schedule 8.2(j)           List of Credits to be Removed from Bank



EXHIBITS
         A       Pooling Transfer Restrictions Agreement
         B       Exchange Agent Agreement
         C       Pooling of Interest Criteria
         D       Voting Agreement and Irrevocable Proxy
         E       Opinion of Counsel for the Company and the Bank
         F       Opinion of Counsel for Victoria
         G       Release of Claims
         H       Release of Claims


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is dated as of January 12, 1995, by and between Victoria Bankshares, Inc., a Texas corporation ("Victoria"), and United Bancshares, Inc., a Texas corporation ("Company").

         WHEREAS, Victoria desires to affiliate with the Company and its wholly-owned subsidiary, Rosenberg Bank and Trust, a Texas state bank (the "Bank"), and the Company and the Bank desire to affiliate with Victoria in the manner provided in this Agreement;

         WHEREAS, Victoria and the Company believe that the Merger (as defined herein) of the Company with and into Victoria in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders;

         WHEREAS, immediately subsequent to the Merger, Victoria shall cause the Bank to merge into Victoria Bank and Trust Company, ("VB&T"), a Texas state bank and wholly-owned subsidiary of Victoria (the "Subsequent Merger"); and

         WHEREAS, the respective boards of directors of the Company and Victoria have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Texas Business Corporation Act (the "TBCA"), the Company shall be merged with and into Victoria (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, Victoria shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall be consummated by the filing with the Texas Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the TBCA, and by the issuance of a Certificate of Merger by the Secretary of State of Texas. The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time."

         SECTION 1.3 CERTAIN EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Article 5.06 of the TBCA.

         SECTION 1.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and the Bylaws of Victoria, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

         SECTION 1.5 DIRECTORS AND OFFICERS. The directors and officers of Victoria at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.6      CONVERSION OF SHARES; FRACTIONAL SHARES.

         (a) Each share of the Company's common stock, par value $1.00 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificates representing such shares of Company Common Stock (collectively, the "Shares"). For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time.
         (b) The aggregate number of shares of Victoria Common Stock payable as Merger Consideration shall be a number, which multiplied by the Pricing Average (as defined below), shall equal $7,950,000. The "Pricing Average" shall be the average closing price for Victoria Common Stock as reported by the Nasdaq National Market over a ten (10) trading day period ending on the last day of the month ending prior to the consummation of the Merger. Each holder of Company Common Stock shall receive for each share of Company Common Stock held immediately prior to the Effective Time a number of shares of Victoria Common Stock equal to the Exchange Ratio. The "Exchange Ratio" shall equal (i) the aggregate number of shares of Victoria Common Stock payable as Merger Consideration, divided by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. The Exchange Ratio shall be adjusted appropriately and proportionately to reflect the change of shares of Victoria Common Stock into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or similar transaction or any stock dividends or splits with respect to Victoria Common Stock, where the record date occurs prior to the Effective Time.

         (c) Victoria will not issue any certificates for any fractional shares of Victoria Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Victoria shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Pricing Average.

         SECTION 1.7 MERGER CONSIDERATION ADJUSTMENT. If the real estate owned by the Company known as "Great American Recreation" is sold in its entirety for an aggregate cash purchase price of $372,000 or greater prior to the consummation of the Merger, the aggregate number of shares of Victoria Common Stock payable as Merger Consideration shall be a number, which multiplied by the Pricing Average, shall equal $8,100,000.

         SECTION 1.8 SHAREHOLDERS' MEETING. The Company, acting through its Board of Directors, shall, in accordance with applicable law:

         (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders at a mutually agreeable time for the purpose of approving and adopting this Agreement;

         (b) require no greater than the minimum vote required by applicable law of each class of the Shares in order to approve the Merger and cause the Bank to require no greater than the minimum vote required by applicable law in order to approve the Subsequent Merger;

         (c) include in the Proxy Statement (defined in paragraph (e) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger;

         (d) cause the Company, as the sole shareholder of the Bank, to vote in favor of the approval and adoption of the Subsequent Merger, subject to the effectiveness of the Merger; and

         (e) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Victoria, and are collectively referred to herein as the "Proxy Statement."

         SECTION 1.9      REGISTRATION OF THE VICTORIA COMMON STOCK.

         (a) Victoria shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended

("Securities Act"), covering the shares of Victoria Common Stock to be issued to Company shareholders in the Merger.

         (b) The Company has entered into and used its best efforts to cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Victoria a written agreement in substantially the form of Exhibit A attached hereto.

         SECTION 1.10 RETIREMENT OF COMPANY INDEBTEDNESS; REDEMPTION OF COMPANY PREFERRED STOCK; EXPENSES. Immediately prior to the Effective Time, the Company will cause the Bank to declare a dividend in sufficient amount to enable the Company to (a) repay all of the outstanding principal and any accrued interest through the Effective Time on the Company's indebtedness as set forth on Schedule 3.11 to this Agreement, (b) redeem all shares of the Company's issued and outstanding Series A 7-1/2% Cumulative Preferred Stock and Series B 10% Cumulative Preferred Stock for the liquidation value of such shares plus any accrued and unpaid dividends thereon through the Effective Date, and (c) accrued expenses related to the Merger.

         SECTION 1.11 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of this Agreement and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Company and Victoria shall execute and deliver the Articles of Merger as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at a mutually agreeable location in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

         SECTION 2.1 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

         SECTION 2.2      EXCHANGE OF SHARES.

         (a) Victoria shall deposit or cause to be deposited in trust with Victoria Bank and Trust Company, Victoria, Texas (the "Exchange Agent"), pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agent Agreement"), prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Victoria Common Stock pursuant to
Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Victoria, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Article 5.12 of the TBCA. Subject to holding sufficient cash to make prompt payments to holders of Shares, the Exchange Agent shall invest the Exchange Fund as provided in the Exchange Agent Agreement. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) Promptly after the Effective Time and subject to Section 2.1, the Exchange Agent shall deliver at the Closing or mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor Victoria Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. Victoria shall provide the Exchange Agent with certificates for Victoria Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.6 hereof. No dividend will be disbursed with respect to the shares of Victoria Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Victoria Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Victoria Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

         (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time,

Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Victoria, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Victoria only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the representations and warranties set forth in this Article III to Victoria. The Company agrees at the Closing to provide Victoria with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules, and regulations applicable to bank holding companies. The Bank is a Texas state bank, duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Company and the Bank has all requisite corporate power and authority to conduct its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased and operated. Except as set forth on Schedule 3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 10.13(a)) other than the Bank. True and correct copies of the Articles of Incorporation or Association and Bylaws of the Company and the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Victoria. The nature of the business of the Company and the Bank and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of Texas.

         SECTION 3.2 COMPANY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists solely of (a) 5,000,000 shares of Company Common Stock, of which 235,806 shares are issued and outstanding, and 92 shares of which are held in treasury, and (b) 1,000,000 shares of Preferred Stock, which are divided into (x) 66,726 shares of Series A 7-1/2% Cumulative Preferred Stock, of which 42,589 shares are issued and outstanding, and none of which are held in treasury, and (y) 26,667 shares of Series B 10% Cumulative Preferred Stock, all of which are issued and outstanding, and none of which are held in treasury. Except for Company Preferred Stock or as set forth on Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or its Subsidiaries to purchase or otherwise acquire any security of or equity interest in the

Company or its Subsidiaries. Except for Company Preferred Stock or as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and nonassessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the TBCA and, except as set forth on Schedule 3.2, all dividends declared prior to the date hereof have been paid.

         SECTION 3.3 SUBSIDIARY CAPITALIZATION; OTHER SECURITIES. All of the issued and outstanding shares of the capital stock of the Bank (i) are duly authorized, validly issued, fully paid and nonassessable, and (ii) except as set forth in Schedule 3.3, are free and clear of any liens, claims, security interests and encumbrances of any kind. There are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns directly all of the issued and outstanding capital stock the Bank. Neither the Company nor the Bank has any equity ownership interest in any other person other than the Bank.

         SECTION 3.4 AUTHORITY RELATIVE TO THE AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. Except as set forth on Schedule 3.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or Bylaws of the Company or the Bank or any agreement, document or instrument by which the Company or the Bank are obligated or bound.

         SECTION 3.5 NO VIOLATION. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or the Bank are a party or by which any of their assets or properties are subject or bound. Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or the Bank, threatened, against the Company or the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Victoria upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and material contracts of the Company and the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

         SECTION 3.6 CONSENTS AND APPROVALS. The Company's Board of Directors (at a meeting called and duly held) has unanimously resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except the filing of the Articles of Merger under the TBCA, and such approvals as may be required from the SEC, the FRB, the FDIC and the Department and holders of Shares under the TBCA and except as described in
Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company or the Bank in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of the Bank.

         SECTION 3.7 REGULATORY REPORTS. Except as set forth on Schedule 3.7, the Company and the Bank have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

         SECTION 3.8 SEC STATUS; SECURITIES ISSUANCES. The Company is not subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than anti-fraud provisions of the Exchange Act. All issuances of securities by the Company and the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, and all other applicable laws or were exempt from any such registration requirements.

         SECTION 3.9 FINANCIAL STATEMENTS. The Company has provided Victoria with a true and complete copy of (i) the audited consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 1993, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1992 and 1993, and (ii) the unaudited consolidated statement of financial position of the Company and its Subsidiaries as of September 30, 1994 and 1993 and the related consolidated statements of income and shareholders' equity for the periods ended September 30, 1994 and 1993. The Company will provide Victoria as promptly as practicable with a true and complete copy of (a) the unaudited consolidated statement of financial position of the Company and its Subsidiaries as of the end of each month after September 30, 1994, and (b) the audited consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the year ending December 31, 1994, all prepared on a basis consistent with prior periods. Such audited consolidated statements for the fiscal year ending December 31,1994 shall be delivered by the Company to Victoria on or before February 10, 1995. Such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows, together with the notes and schedules thereto, are collectively referred to herein as the "Financial Statements." The Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and its Subsidiaries, present fairly, and will present fairly, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended and ending, in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Financial Statements accurately and fairly reflect, and will accurately and fairly reflect, in all material respects the transactions of the Company and its Subsidiaries. As of their dates, the Financial Statements conformed, and will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the FDIC and the Department. Neither the Company nor its Subsidiaries have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 3.10, since September 30, 1994 (the "Balance Sheet Date") neither the Company nor the Bank has:

         (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 10.13(b));

         (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

         (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

         (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

         (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

         (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

         (h) except for regular salary increases granted in the ordinary course of business within the Company's or the Bank's 1994 or 1995 budget and consistent with prior practices granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the Company or its Subsidiaries, for the directors, employees or former employees of the Company or its Subsidiaries ("Employee Benefit Plan");

         (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock, except for dividends paid to the Company by the Bank and except for regular quarterly dividends on the Company Preferred Stock consistent with past practice, or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for shares of Company Preferred Stock to be redeemed immediately prior to the Effective Time.

         (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or the Bank to any liability from the business, operations or liabilities of such person);

         (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (l) made any or acquiesced with any change in any accounting methods, principles or practices;

         (m) experienced any material adverse change in relations with customers or clients of the Company or the Bank;

         (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

         (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this
Section 3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

         SECTION 3.11 COMPANY INDEBTEDNESS. The Company has delivered to Victoria true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and the Bank, other than deposits ("Company Indebtedness"), and made available to Victoria all material correspondence concerning the status of Company Indebtedness. Schedule 3.11 sets forth all Company Indebtedness, all of which shall be extinguished prior to Closing.

         SECTION 3.12 LITIGATION. Except as set forth on Schedule 3.12, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Victoria immediately in writing of any Proceedings against the Company or the Bank.

         SECTION 3.13 TAX MATTERS. The Company and the Bank have duly filed all tax returns required to be filed by them involving a tax liability or other material potential detriment for failure to file (the "Filed Returns") with respect to 1991, 1992 and 1993. The statute of limitations has run with respect to all periods prior to 1991. The Company and the Bank have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Company and the Bank have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and the Bank have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company and the Bank or similar arrangement with its Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor the Bank has filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or the Bank for any period. The Company and the Bank have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS. With respect to all Employee Benefit Plans in which employees of the Company or the Bank participate the following are true and correct:

         (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or the Bank or to which the Company or the Bank contribute or are required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), and Sections 601-608 of ERISA;

         (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the

Company or the Bank or to which the Company or the Bank contribute or are required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

         (c) Except as disclosed in Schedule 3.14(c), all of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans and Welfare Benefit Plans; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination), including amendments which may be required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1990;

         (d) Except as disclosed in Schedule 3.14(d), each Welfare Benefit Plan and each Pension Benefit Plan has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed;

         (e) On and after January 1, 1975, neither the Company, the Bank nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

         (f) Schedule 3.14(f) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or the Bank;

         (g) Except as disclosed in Schedule 3.14(g), neither the Company, the Bank nor any corporation or other trade or business controlled by or under common control with the Company

(as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company, the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company, the Bank nor a Common Control Entity
(i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

         (h) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment referred to in subsection 3.14(f) of this Section, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two most recent plan years, have been furnished to Victoria;

         (i) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection 3.14(f) of this Section are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (j) Except as disclosed in Schedule 3.14(j), there are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

         (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than for income taxes due with respect to benefits paid; and





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
         (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise becoming due to any employee, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any plan, agreements, arrangements, and commitments referred to in subsection 3.14(f) of this Section.

         SECTION 3.15 EMPLOYMENT MATTERS. Except as disclosed on Schedule 3.15, neither the Company nor the Bank is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or the Bank, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and the Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor the Bank is engaged in any unfair labor practice.

         SECTION 3.16 LEASES, CONTRACTS AND AGREEMENTS. Schedule 3.16 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or the Bank is a party or by which the Company or the Bank is bound which obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). The Company has delivered to Victoria true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or the Bank, but does include unfunded loan commitments and letters of credit issued by the Company or the Bank where the borrowers' total indebtedness to the Bank is in excess of $25,000. Except as set forth in
Schedule 3.16, no participation or loans have been sold which have buy-back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Company and the Bank under the Contracts are current, there are no existing defaults by the Company or the Bank under the





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
Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Each of the Company and the Bank has a good and marketable leasehold interest, subject to the terms of the leases with respect thereto, in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

         SECTION 3.17 RELATED COMPANY TRANSACTIONS. Schedule 3.17 sets forth all Affiliates and Subsidiaries of the Company, other than the Bank. Except as set forth on Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including the Bank). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question.
For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         SECTION 3.18     COMPLIANCE WITH LAWS.  Except as set forth on
Schedule 3.18, neither the Company nor the Bank is in default with respect to or is in material violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or the Bank. The Company and the Bank have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

         SECTION 3.19 INSURANCE. The Company and the Bank have in effect the insurance coverage (including fidelity bonds) described in Schedule 3.19 and have had adequate insurance in force for the last 5 years. Except as disclosed in Schedule 3.19, there have been no claims under such bonds within the last 5 years and neither the Company nor the Bank is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor the Bank has any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

         SECTION 3.20 LOANS. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. For purposes of the foregoing sentence, it is understood and agreed that the phrase "enforceable in accordance with its terms" shall not mean that the borrower has the financial ability to pay a loan or that the collateral is sufficient in value to result in payment of the loan secured thereby.

The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no delinquent, substandard, doubtful, loss, nonperforming or classified loans.

         SECTION 3.21 FIDUCIARY RESPONSIBILITIES. The Company and the Bank have performed in all material respects all of their respective duties as a trustee, custodian, guardian, agent or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.22 PATENTS, TRADEMARKS AND COPYRIGHTS. Except as set forth in Schedule 3.22, neither the Company nor the Bank requires the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, assumed name, service mark, copyright, or any material trade secret for the business or operations of the Company or the Bank. The Company and the Bank own or are licensed or otherwise have the right to use the items listed in Schedule 3.22.

         SECTION 3.23     ENVIRONMENTAL COMPLIANCE.  Except as set forth in
Schedule 3.23:

         (a) The Company, the Bank and any property owned or operated by them are in compliance with all applicable Environmental Laws (as defined in Section 10.13(c)) and have obtained and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Company or the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws or constitute a material violation thereof or which would have a Material Adverse Effect upon the Company or the Bank;

         (b) Neither the Company nor the Bank does now or has leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such entity, facility or real property is subject to any actual, potential, or, to the knowledge of the Company or the Bank, threatened Proceeding under any Environmental Law;

         (c) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank under any Environmental Law, and neither the Company nor the Bank has received any notice (whether from any regulatory body or private person) of material violation, or potential or threatened material violation, of any Environmental Law;

         (d) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.13(d)) at or on (i) any Property currently or in the past owned, operated, or leased by the Company or the Bank or over which the Company or the Bank exercised managerial functions, or (ii) at any property where Polluting Substances generated by the Company or the Bank have been disposed;

         (e) There is no Property for which the Company or the Bank is or was required to obtain any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

         (f) Except as disclosed to Victoria, neither the Company nor the Bank has generated any Polluting Substances and for any such Polluting Substances properly executed manifests are on record with them and any appropriate regulatory agency;

         (g) There has been no release of Polluting Substances in violation of any Environmental Laws, which would require any report or notification to any governmental or regulatory authority, in or on any Property;

         (h) Neither any Property, the Company nor the Bank are subject to investigation or pending or, to the knowledge of the Company or the Bank, threatened litigation by federal, state or local officials or private litigant as a result of any previous on-site management, treatment, storage, release or disposal of Polluting Substances or exposure to any Polluting Substances;

         (i) There are no underground or above ground storage tanks on or under any Property which are not in conformity with Environmental Laws and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws;

         (j)     There is no asbestos containing material on any Property; and

         (k) For purposes of this Section 3.23 and Section 7.9, "Property" includes any property (whether real or personal) which the Company or the Bank currently or in the past have leased, operated or owned or managed in any manner, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Company or the Bank.

         SECTION 3.24 REGULATORY ACTIONS. Except as set forth on Schedule 3.24, there are no actions or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or the Bank by or before the FRB, the FDIC, the Department, the U.S. Environmental Protection Agency, the Texas Natural Resource Conservation Commission, the U.S. Department of Justice, HUD, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, neither the Company nor the Bank is subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor the Bank has taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval.

         SECTION 3.25 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on Schedule 3.25, each of the Company and the Bank has unencumbered, good, legal, and marketable title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company or the Bank in favor of the Company or the Bank, whichever is applicable. The Company has made available to Victoria all of the files and information in the possession of the Company and the Bank concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Company and the Bank each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, the Company and the Bank own all furniture, equipment, art and other property used to transact business presently located on their premises.

         SECTION 3.26 SHAREHOLDER LIST. The Company has provided to Victoria prior to the date of this Agreement a list of the holders of Shares, Company Preferred Stock, and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of the date of this Agreement containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Victoria of any significant changes thereto.

         SECTION 3.27 PROXY STATEMENT. None of the information supplied or to be supplied by the Company or the Bank, or, to the knowledge of the Company or its Subsidiaries, any of their respective directors, officers, employees or agents for inclusion in:

         (a)     the Proxy Statement; or

         (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Company or the Bank are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 3.28 DISSENTING SHAREHOLDERS. The Company and the Bank, and their respective directors, have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Article 5.12 of the TBCA.

         SECTION 3.29     SECTION 368 REPRESENTATIONS; AGREEMENTS NOT TO
DISSENT.

         (a) To the knowledge of the Company, the Bank, and their respective directors, there is no plan or intention by any Company shareholder who is anticipated to receive two percent (2%) or more of the total Merger Consideration ("2% Shareholder"), nor is there a plan or intention by any of the remaining Company shareholders, to sell or otherwise dispose of shares of Victoria Common Stock received pursuant to the Merger that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Company's capital stock outstanding immediately prior to the Effective Time. For purposes of this Section 3.29, shares of the Company's capital stock surrendered by dissenting shareholders and shares of the Company's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Company outstanding immediately prior to the Merger.

         (b) The Company has provided to Victoria true and correct copies of statements in form and substance acceptable to Victoria from each 2% Shareholder that such 2% Shareholder has no plan or intention to sell or otherwise dispose of the Victoria Common Stock to be received pursuant to the Merger, and has set forth on Schedule 3.29 all knowledge of the Company and the Bank and their respective directors about the plans or intentions of any other Company shareholders to sell or otherwise dispose of the Victoria Common Stock to be received pursuant to the Merger.

         (c) Victoria will not assume any debts or obligations of the holders of the Shares as part of the Merger.

         (d) There have not been any sales or redemptions of the Company's capital stock in contemplation of the Merger. Schedule 3.29 sets forth all transactions in the capital stock of the Company since November 30, 1994.

         (e) The liabilities of the Company assumed by Victoria as a part of the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

         (f) The Company and its shareholders will pay their own expenses which are incurred in connection with the Merger.

         (g) The Company has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

         (h) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) of the Code.

         (i) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         SECTION 3.30     EMPLOYEE STOCK OPTIONS.  Except as set forth on
Schedule 3.30, there are no Company employee stock option plans or agreements, or provisions in any other plan, program, or arrangement, providing for the issuance or grant of any other interest in respect of the capital stock of the Company or the Bank.

         SECTION 3.31 ACCOUNTING MATTERS. Neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent Victoria from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 3.32 REPRESENTATIONS NOT MISLEADING. No representation or warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Victoria by the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF VICTORIA

         Victoria hereby makes the representations and warranties set forth in this Article IV to the Company.

         SECTION 4.1      ORGANIZATION AND AUTHORITY.

         (a) Victoria is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

         (b) Victoria is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Victoria is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where each owns or leases properties or conducts business.





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
         (c) VB&T is a Texas state bank, duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite power and authority to conduct its business as now being conducted, and to own, lease and operate its properties and assets as now owned, leased and operated.

         SECTION 4.2 AUTHORITY RELATIVE TO AGREEMENT. Victoria has full corporate power and authority and no further corporate proceedings on the part of Victoria are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Victoria's Board of Directors. No approval or consent by the shareholders of Victoria is necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Victoria and is a duly authorized, valid, legally binding and enforceable obligation of Victoria, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over Victoria as may be required by statute or regulation. Victoria is not in violation of or default under its Articles of Incorporation or Bylaws or any agreement, document or instrument under which Victoria is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Victoria or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Victoria and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Victoria, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Victoria pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Victoria is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Victoria, threatened, against Victoria, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Victoria has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the Merger as set forth in this Agreement. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Victoria will not be terminated or impaired by reason of the execution, delivery or performance by Victoria of





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
this Agreement or consummation by Victoria of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

         SECTION 4.3 FINANCIAL REPORTS. Victoria has previously furnished the Company a true and complete copy of (i) the 1993 Annual Report to Shareholders, which report (the "Victoria 1993 Annual Report") includes, among other things, consolidated statements of financial position of Victoria and its Subsidiaries as at December 31, 1993 and 1992, the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended and (ii) Victoria's quarterly report on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 (the "Quarterly Reports"), which reports include among other things consolidated statements of financial position of Victoria and its Subsidiaries as at such dates, and the related consolidated statements of income and cash flows for the periods indicated. The financial statements contained in the Victoria 1993 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated statements of financial position of Victoria and its subsidiaries as at December 31, 1993 and 1992 contained in the Victoria 1993 Annual Report fairly present the consolidated financial condition of Victoria and its Subsidiaries as at the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Victoria and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The consolidated financial statements of Victoria and its Subsidiaries contained in the Quarterly Reports fairly present the financial condition, the results of the operations and cash flows thereof as at such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Victoria has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Victoria 1993 Annual Report or the Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.4 CAPITALIZATION. The shares of Victoria Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of September 30, 1994, Victoria had 7,962,512 shares of common stock, $1.00 per share par value, issued and outstanding, none of which are held as treasury stock. None of the shares of Victoria Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Victoria Common Stock except as contemplated hereby.

         SECTION 4.5 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Victoria in connection with the execution, delivery and performance by Victoria of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and the Bank, except the filing of Articles of Merger under the TBCA,





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
and such approvals as may be required from the SEC, any state securities regulators, the FRB, the Department and the FDIC.

         SECTION 4.6 PROXY STATEMENT. None of the information supplied or to be supplied by Victoria, or, to the best knowledge of Victoria, any of its directors, officers, employees or agents for inclusion in:

         (a)     the Proxy Statement; or

         (b) any registration statement or other documents to filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of the Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Victoria is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 4.7 AVAILABILITY OF VICTORIA COMMON STOCK. Victoria has available a sufficient number of authorized and unissued shares of Victoria Common Stock to pay the Merger Consideration, and Victoria will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Victoria Common Stock to pay the Merger Consideration.

         SECTION 4.8 ABSENCE OF CERTAIN CHANGES. Since September 30, 1994 there has been no change in the business, financial condition or results of operations of Victoria or VB&T which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Victoria and VB&T, taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         SECTION 4.9 COMMISSION FILINGS. All filings by Victoria with the SEC through the date of this Agreement ("Victoria Commission Filings") complied, and the Registration Statement and the Proxy Statement (except with respect to information concerning the Company and the Bank) will comply, in all material respects with the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a





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
material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the extent required by the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, the following items have been disclosed in the Victoria Commission Filings:

         (a) Litigation. All actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of Victoria or VB&T, threatened against Victoria or VB&T or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality of person or any board of arbitration or similar entity.

         (b) Tax Matters. Any failure by Victoria and VB&T (i) to duly file all tax returns required to be filed by them involving a tax liability or other material potential detriment for failure to file (the "Victoria Filed Returns") with respect to 1991, 1992 and 1993, (ii) to pay or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Victoria Filed Returns or (iii) with respect to the periods for which returns have not yet been filed, to establish adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes.

         (c) Compliance with Laws. Any default by either Victoria or VB&T with respect to or any violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local.

         (d) Insurance. Any lapse in or failure to maintain insurance policies which, in the judgment of the Board of Directors of Victoria, are adequate for the business conducted by Victoria and VB&T, respectively, in respect of amounts, types and risks ensured.

         (e) Environmental Liability. Any (i) existing agreement, judgment, or order or decree or (ii) legal, administrative or other proceeding, claim or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Victoria or VB&T of any material liability related to the release of Polluting Substances under any Environmental Laws, pending or to the best of Victoria's knowledge, threatened against Victoria or VB&T, the result of which has had or could reasonably be expected to have a material adverse effect upon Victoria and VB&T taken as a whole.

         SECTION 4.10 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Victoria in this Agreement, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

         SECTION 5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. For so long as this Agreement is in effect, the Company shall, and shall use its best efforts to cause the Bank (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this
Agreement:

         (a) operate and conduct the businesses of the Acquired Companies in the ordinary course of business and consistent with prudent banking practices;

         (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

         (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 5.1(d) (which shall list all coverages and all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

         (e) in good faith and in a timely manner (i) cooperate with Victoria in satisfying the conditions in this Agreement and the consummation of the Merger and the Subsequent Merger, (ii) assist Victoria in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Victoria and the Company (or either of them) to carry out and consummate the Merger and the Subsequent Merger, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the Acquired Companies not previously provided to Victoria required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (f) timely file with the FRB, the Department, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Victoria copies of all financial statements and other reports required to be so filed;

         (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

         (h) promptly notify Victoria upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or event of default under the Company Loan Documents and promptly notify and provide copies to Victoria of any material written or oral communications concerning the Company Loan Documents;

         (i) between the date of this Agreement and Closing, promptly give written notice to Victoria upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

         (j) deliver to Victoria a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Company and the Bank have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

         (k) deliver to Victoria a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities and obligations of the Company and the Bank, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

         (l) promptly notify Victoria of any material change or inaccuracies in any data previously given or made available to Victoria or pursuant to this Agreement;

         (m) provide access, to the extent that the Company or the Bank has the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Victoria to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

         SECTION 5.2 NEGATIVE COVENANTS OF THE COMPANY. Except with the prior written consent of Victoria or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

         (a) make any amendment to its articles of incorporation or association or bylaws;

         (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Victoria;

         (c) other than the redemption of its Preferred Stock by the Company prior to the Effective Time, make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

         (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

         (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

         (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

         (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

         (i) except for regular salary increases granted in the ordinary course of business within the Company's or the Bank's 1994 or 1995 budget and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

         (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for dividends from the Bank to the Company and except for regular quarterly dividends on the Company Preferred Stock consistent with past practice;

         (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

         (l) except as set forth on Schedule 5.2(l), make any capital expenditures exceeding $25,000 in the aggregate;

         (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

         (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

         (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or the Bank;

         (p) issue any certificates of deposit except in the ordinary course of business, consistent with prior practices and in accordance with prudent banking practices;

         (q) make any investments, including derivatives or structured notes, except in the ordinary course of business, consistent with prior practices and in accordance with prudent banking practices;

         (r) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

         (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is to an unaffiliated borrower and is made in the ordinary course of business and in accordance with prudent banking practices; provided, however, that any new loans made after the date hereof to any individual or entity and/or affiliate of such individual or entity that aggregate in excess of $50,000 shall be subject to the right of Victoria to defer Closing until such time as such loans are removed from the Bank;

         (t)     sell or contract to sell any part of the Bank premises;

         (u)     change any fiscal year or the length thereof;

         (v) take or agree to take any action that would prevent Victoria from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto; or

         (w) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and the Bank under this Agreement or any related written agreement.

         Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company or the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.
                             COVENANTS OF VICTORIA

         SECTION 6.1 COVENANTS OF VICTORIA. Victoria covenants and agrees with the Company as follows:

         (a) From the date hereof until the Effective Time of the Merger, Victoria will maintain its corporate existence in good standing; conduct, and cause VB&T to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Victoria or VB&T, their businesses or their properties; maintain all books and records of Victoria and VB&T, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the financial statements, except for changes in such principles and practices required under GAAP.

         (b) Victoria will furnish to the Company all the information concerning Victoria and VB&T required for inclusion in a proxy statement or statements to be sent to the shareholders of the Company, or in any statement or application made by the Company to any governmental body in connection with the transactions contemplated by this Agreement.

         (c) As promptly as practicable after the execution of this Agreement, Victoria will file with the SEC the Registration Statement on Form S-4 under the Securities Act and any other applicable documents, relating to the shares of Victoria Common Stock to be delivered to the shareholders of the Company pursuant to this Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Company shareholders, at the time of the Company shareholders' meeting held to approve the Merger and at the Effective Time of the Merger, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Victoria (the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Company or the Bank for use in the Registration Statement or the Prospectus.

         (d) Victoria will file all documents required to be filed to list the Victoria Common Stock to be issued pursuant to the Merger Agreement on the Nasdaq National Market and use its best efforts to effect said listing.

         (e) The shares of Victoria Common Stock to be issued by Victoria to the shareholders of the Company pursuant to this Agreement will, on such issuance and delivery to said shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Victoria Common Stock to be delivered to the shareholders of the Company pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of Victoria.

         (f) Victoria will file all documents required to obtain prior to the Effective Time of the Merger all necessary state securities laws permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

         (g) Victoria will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with the Company to obtain all such approvals and consents required by the Company.

         (h) Victoria will ensure that all rights to indemnification in the Company's Articles of Incorporation and Bylaws and in the Articles of Association and Bylaws of the Bank, as in effect on the date hereof, shall survive the Merger for one year from the Effective Time of the Merger; provided, however, that nothing contained herein shall require indemnification
(a) to a greater extent than the Company or the Bank is, as of the date hereof, required to indemnify any such person, and (b) with respect to claims based on, arising out of or pertaining to (i) the Merger and (ii) acquisitions of the Company Common Stock by affiliates prior to the date hereof. Victoria will acquire and maintain for one year following the Effective Time of the Merger directors' and officers' liability insurance for any such indemnification obligations.

         (i) From the date hereof to the Effective Date of the Merger, Victoria shall deliver to the Company, when reasonably available, Victoria's Quarterly Reports on Form 10-Q and Victoria's Annual Reports on Form 10-K as filed with the SEC under the Exchange Act and at Closing, will provide written notice of any additional disclosure occurring after the date of Victoria's most recent Exchange Act filing.

         (j) From and after the Effective Date of the Merger, Victoria shall file all reports with the SEC necessary to permit the stockholders of the Company who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of the Company Common Stock to sell Victoria Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled; provided, however, that Victoria is otherwise obligated to file such reports with the SEC.





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
                                  ARTICLE VII.
                             ADDITIONAL AGREEMENTS

         SECTION 7.1 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Victoria, its legal counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the Company's and the Bank's properties, books, contracts, commitments and records, permit Victoria to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Victoria during such period all such information concerning the Company and its Subsidiaries and their affairs as Victoria may reasonably request. All information disclosed by the Company to Victoria which is confidential and is so identified to Victoria as confidential shall be held confidential by Victoria and its representatives, except to the extent counsel to Victoria has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Victoria agrees to return to the Company all copies of such confidential information.

         SECTION 7.2 FILING OF REGULATORY APPROVALS. As soon as reasonably practicable, Victoria, the Company and the Bank shall file all notices and applications to the FRB, the Department and the FDIC which Victoria deems necessary or appropriate to complete the transactions contemplated herein, including the immediate subsequent merger of the Bank with and into VB&T. Victoria will deliver to the Company, and the Company will deliver to Victoria, copies of all non-confidential portions of any such applications and correspondence to and from regulatory authorities related thereto.

         SECTION 7.3 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, Victoria and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Victoria and the Company shall use their respective best efforts to obtain or cause to be obtained consents or approvals of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

         SECTION 7.4 COMPANY INDEBTEDNESS. Prior to the Effective Time, the Company shall take such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, or elimination of any outstanding indebtedness of the Company or the Bank.

         SECTION 7.5 EXCLUSIVITY. During the term of this Agreement, the Company shall not solicit, entertain or negotiate with respect to any offer to acquire the Company or the Bank from any other person. During the term of this Agreement, neither the Company nor any of the Bank shall provide information to any other person in connection with a possible acquisition of the Company or any of the Bank. Immediately upon receipt of any such unsolicited offer, the Company will communicate to Victoria the terms of any proposal or request for information and the identity of parties involved.

         SECTION 7.6 PUBLIC ANNOUNCEMENT. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Victoria.

         SECTION 7.7 EMPLOYEE BENEFIT PLANS. Victoria presently intends that, after the Merger, Victoria and the Bank will not make additional contributions to the Employee Benefit Plans. However, Victoria agrees that the employees of the Company and the Bank will be entitled to participate as new employees in the employee welfare and pension benefit plans maintained for employees of Victoria and its Affiliates, in accordance with their respective terms.

         SECTION 7.8 MERGER OF THE BANK. Victoria presently intends to cause the Bank to merge into VB&T immediately after the Merger, and the Company agrees to cause the Bank to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Victoria during the time the Merger transaction is pending in order to facilitate such Subsequent Merger.

         SECTION 7.9      ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE
AGREEMENT.

         (a) Victoria and its consultants, agents and representatives, shall have the right to the same extent that the Company or the Bank has such right, but not the obligation or responsibility, to inspect the Property to the extent that the Company or the Bank has the right to permit Victoria and its consultants, agents and representatives to inspect the Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time and shall complete such inspections on or prior to the 45th day after the date hereof. Victoria shall notify the Company prior to any physical inspections of Property, and the Company may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Victoria, Victoria shall notify the Company of the Properties on which it intends to conduct a secondary investigation on or prior to the 52nd day after the date hereof. Victoria shall notify the Company of any Properties that are not acceptable and require remediation on or prior to the 102nd day after the date hereof.

         With respect to any Property which is owned, operated or leased by the Company or the Bank or over which the Company or the Bank has managerial control, including without limitation the Company's and the Bank's premises and other real estate owned ("Controlled Property"), that Victoria has notified the Company is not acceptable and requires remediation, the Company shall promptly prepare a remediation plan acceptable to Victoria and obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority") on or prior to the 240th day after the date hereof. Promptly following the preparation of any such remediation plan and its approval by the appropriate Environmental Regulatory Authority, the Company shall perform the remediation contemplated by any such plan. In the event that the Company is unable to obtain the approval of any such remediation plan within the time period described above, any such approved remediation plan is not acceptable to Victoria, the Company refuses or fails to conduct remediation in accordance with any such approved plan on or prior to the 240th day after the date hereof, or the applicable Environmental Regulatory Authority disapproves of the results of any such remediation conducted by the Company, Victoria shall have the right to terminate this Agreement pursuant to written notice to the Company on or prior to the tenth business day after the date the Company advises Victoria in writing that, as applicable, the Company has been unable to obtain timely approval of any remediation plan, that any such approved remediation plan has been obtained, that any such Controlled Property has been remediated by the Company but the applicable Environmental Regulatory Authority does not approve the results of the remediation, or that the Company does not intend to remediate or has not timely remediated any such Controlled Property.

         With respect to any Property other than a Controlled Property ("Collateral Property") that Victoria has notified the Company is not acceptable and requires remediation, the Company agrees promptly to request the person ("Third Party Owner") who owns, operates, leases or otherwise exercises managerial control over any such Collateral Property to remediate such Collateral Property pursuant to a remediation plan approved by the appropriate Environmental Regulatory Authority on or prior to the 240th day after the date hereof. If the Third Party Owner's approved remediation plan is not acceptable to Victoria, Victoria shall have the right to terminate this Agreement within five business days after receiving notice and a copy of the approved remediation plan. In the event that the Third Party Owner remediates the Collateral Property but the applicable Environmental Regulatory Authority does not approve the results of the remediation or obtains the approval by the appropriate Environmental Regulatory Authority of a remediation plan but is unable to complete the remediation within the time period described above, the Company shall so advise Victoria in writing of such Third Party Owner's attempted remediation or approved but unperformed remediation plan, and Victoria shall have the right to terminate this Agreement within ten business days after the date of receiving such written notice from the Company. If a Third Party Owner refuses or fails to conduct any remediation or obtain any approved remediation plan with respect to any Collateral Property, the Company agrees to obtain a written estimate ("Remediation Estimate") from an environmental professional acceptable to Victoria of all costs of remediating any such Collateral Property (including the costs of preparing a remediation plan acceptable to Victoria and approved by the appropriate Environmental Regulatory Authority). A remediation plan prepared by the Third Party Owner and acceptable to Victoria may be the basis of the Remediation Estimate. Victoria shall have the right to terminate this Agreement by written notice to the Company within ten business days after receipt from the Company of any Remediation Estimate for a particular Collateral Property. Notwithstanding the foregoing, and without limiting any rights of Victoria, the Company shall not be obligated to incur aggregate expenditures in excess of $100,000 in connection with preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties and in connection with obtaining Remediation Estimates in connection with Collateral Properties.

         (b) With respect only to any investigation, Victoria agrees to indemnify and hold harmless the Company and the Bank for any claims for damage to the Property or injury or death to persons directly attributable to the negligent actions of Victoria or its agents in performing any secondary investigation, except to the extent caused in whole or in part by the negligence of the Company or the Bank. Victoria shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Victoria shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company or the Bank, as the case may be. Victoria shall have no liability to the Company or the Bank for making any report of such results to any governmental authority.

         (c) Victoria shall have the right to terminate this Agreement in the following circumstances: (i) the Company's material breach of any representation or warranty set forth in Section 3.23; (ii) the factual substance of any warranty or representation set forth in Section 3.23 is not true and accurate in any material respect irrespective of the knowledge or lack of knowledge of the Company or the Bank; (iii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Victoria because the Environmental Inspection, secondary investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or have a Material Adverse Effect upon the Company or the Bank; (v) the presence of any underground or above ground storage tank in, on or under any Property which is not registered properly with appropriate governmental authorities and otherwise entitled to applicable governmental remediation funds or which has resulted in a release of any Polluting Substances or which otherwise is in material violation of an Environmental Law; (vi) the presence of any asbestos containing material in, on or under any Property, the removal of which would constitute a Material Adverse Effect; or (vii) Victoria is not permitted to conduct an Environmental Inspection or secondary investigation of any Property to the extent it deems appropriate.

         (d) The Company agrees to make available to Victoria and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Victoria and shall be entitled to certify the same in favor of Victoria and its consultants, agents and representatives and make all other data available to Victoria and its consultants, agents and representatives. Victoria agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

         (e) The provisions of this Section 7.9 shall not apply to the environmental condition set forth on Schedule 7.9.

         SECTION 7.10 EXCHANGE AGREEMENT. Immediately prior to the Effective Time, the Company and Victoria agree to enter into the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Company and Victoria.

         SECTION 7.11 DISCLOSURE. The disclosure to Victoria of information in the due diligence process shall not satisfy the requirement of the Company to deliver complete Schedules to this Agreement. From time to time, the Company may supplement or amend the Schedules hereto with information which is required to be set forth or described or which is necessary to correct any information in the Schedules hereto. Upon delivery to Victoria, such supplemented or amended Schedules shall be deemed to be the Schedules for all purposes of this Agreement.

         SECTION 7.12 PROXIES. The Company acknowledges that the persons listed on Schedule 7.12 have agreed that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement and have given Victoria a proxy to vote such Shares in favor of the Merger if they should fail to do so, pursuant to a Voting Agreement and Irrevocable Proxy substantially in the form attached hereto as Exhibit D.

                                 ARTICLE VIII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) the receipt of all regulatory approvals sought and the expiration of any applicable waiting period with respect thereto;

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (c) the Pricing Average decreasing below $21.25 per share or rising above $33.75 per share;

         (d) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting; and

         (e) a registration statement covering the Victoria Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities.

         SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF VICTORIA TO EFFECT THE MERGER. The obligations of Victoria to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective
Time:

         (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to the Company or the Bank;

         (d)     concurrent with the delivery of the releases described in
Section 8.3(e), the directors of the Company and the Bank shall have delivered to Victoria an instrument in the form of Exhibit G attached hereto dated the Effective Time and shall have delivered to Victoria their resignations as directors of the Company and the Bank;

         (e)     concurrent with the delivery of the releases described in
Section 8.3(e), the officers of the Company and the Bank shall have delivered to Victoria an instrument in the form of Exhibit G attached hereto, dated the Effective Time;

         (f) Victoria shall have received the opinions of counsel to the Company reasonably acceptable to it as to the matters set forth on Exhibit E attached hereto;

         (g) the holders of no more than 7% of the Shares shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

         (h) Victoria shall have received a letter from Grant Thornton dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

         (i) The Company shall have taken all such actions to redeem, prepay or eliminate all Company Indebtedness;

         (j) the credits listed on Schedule 8.2(j) and any credits referenced in Section 5.2(s) shall have been removed from, or disposed by, the Bank;

         (k) all of the outstanding Company Preferred Stock shall have been redeemed;

         (l) the Company and the Bank shall have discontinued its mortgage warehousing operations, and shall have sold or otherwise disposed of any existing mortgage warehouse credits;

         (m) Victoria shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Victoria Common Stock received pursuant to the Merger;

         (n) The Company shall have delivered to Victoria a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

         (o) Victoria shall have determined, in its sole judgment, that the liabilities and obligations set forth on Schedule 5.1(k) do not have a Material Adverse Effect; and

         (p) Victoria shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Company and the Bank, respectively, certifying in such reasonable detail as Victoria may reasonably request, to the effect described in Sections 8.2(a), (b), (c), (g), (i), (j),
(k) and (l).

         SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of Victoria contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) Victoria shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to Victoria or VB&T;

         (d) the Company shall have received the opinions of counsel to Victoria reasonably acceptable to it, as to the matters set forth on Exhibit F attached hereto;

         (e) concurrent with the delivery of the releases described in Sections 8.2(d) and 8.2(e), the Company and the Bank shall have delivered to the directors of the Company and the Bank an instrument in the form of Exhibit H attached hereto dated the Effective Time; and

         (f) the shares of Victoria Common Stock to be delivered to shareholders of the Company pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market;

         (g) the Company shall have received all regulatory approvals necessary to redeem its Preferred Stock and repay the Company Indebtedness;

         (h) the Company shall have received an opinion, dated as of the Effective Time, of counsel to the Company that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by holders of Company Common Stock upon receipt of Victoria Common Stock except for cash received in lieu of fractional shares, (iii) the aggregate tax basis of Victoria Common Stock received by a shareholder of the Company will be the same as the aggregate basis of the Company Common Stock surrendered in exchange therefor, and (iv) the holding period of Victoria Common Stock to be received by each Company shareholder will include the period during which the shareholder held the Company Common Stock surrendered in exchange therefor, provided that the Company Common Stock is held as a capital asset on the date of the exchange; and

         (i) the Company shall have received certificates dated the Closing executed by appropriate officers of Victoria certifying, in such detail as the Company may reasonably request, to the effect described in Sections 8.3(a) and
(b).

                                  ARTICLE IX.
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective
Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Victoria and the Company;

         (b) by Victoria (i) if Victoria learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect,
(ii) pursuant to Section 7.9, or (iii) if any of the conditions to Closing contained in Section 8.1 or 8.2 are not satisfied or waived in writing by Victoria;

         (c)     by the Company if the conditions to Closing contained in
Section 8.1 or 8.3 are not satisfied or waived in writing by the Company;

         (d) by Victoria or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Victoria and the Company; or

         (e) by Victoria or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 9.2 and Section 10.1. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 9.3 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company and Victoria at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.
                                    SURVIVAL

         SECTION 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                  ARTICLE XI.
                                 MISCELLANEOUS

         SECTION 11.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, however, that all such costs and expenses incurred by the Company shall not exceed $50,000.

         SECTION 11.2 BROKERS AND FINDERS. All negotiations on behalf of Victoria and the Company relating to this Agreement and the transactions contemplated by this Agreement have been conducted by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Victoria, the Company or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby, and each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

         SECTION 11.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Victoria may assign its rights and obligations to any direct or indirect, wholly-owned, subsidiary of Victoria, but no such assignment shall relieve Victoria of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 11.4 FURTHER ASSURANCES. From time to time as and when requested by Victoria or its successors or assigns, the Company and the Bank, and the officers and directors of the Company and the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 11.5 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 11.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 11.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Victoria:

                 Charles R. Hrdlicka
                 Chairman and Chief Executive Officer
                 Victoria Bankshares, Inc.
                 One O'Connor Plaza
                 Victoria, Texas  77901
                 Telecopy No.:  (512) 574-5164

         with a copy to:

                 Donald E. Wood
                 Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                 3300 Texas Commerce Tower
                 Houston, Texas 77002
                 Telecopy No.:(713) 223-3717
         if to the Company:

                 D. W. Neuenschwander
                 United Bancshares, Inc.
                 2214 Avenue H
                 Rosenberg, Texas  77471
                 Telecopy No.: ____________

         with a copy to:

                 William T. Luedke IV
                 Bracewell & Patterson
                 711 Louisiana, Suite 2900
                 Houston, Texas  77002
                 Telecopy No.: (713) 221-1212

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 11.9 DESCRIPTIVE HEADINGS. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 11.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 11.12 INCORPORATION BY REFERENCES. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 11.13    CERTAIN DEFINITIONS.

         (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

         (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company and the Bank taken as a whole (or when the reference is to Victoria, to Victoria and its Subsidiaries, taken as a whole).

         (c) "Environmental Laws" shall mean laws, including, without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1987, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substance Control Act ("TSCA"), National Emissions Standard for Hazardous Pollutants ("NESHAP"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

         (d) "Polluting Substances" shall mean (a) asbestos, (b) urea formaldehyde foam insulation, (c) oil and gasoline products or wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

         (e) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or executive officer (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Company and the Bank are understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Company or the Bank.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                     VICTORIA BANKSHARES, INC.

By______________________                    By: ______________________________
  Secretary                                 Its: _____________________________



ATTEST:                                     UNITED BANCSHARES, INC.



By______________________                    By: ______________________________
  Secretary                                 Its: _____________________________

                                   EXHIBIT A

                    POOLING TRANSFER RESTRICTIONS AGREEMENT


         This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered as of the 12th day of January, 1995 by and between Victoria Bankshares, Inc. ("Victoria"), United Bancshares, Inc. (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

         WHEREAS, Victoria and the Company entered into an Agreement and Plan of Merger dated as of the date hereof ("Merger Agreement") pursuant to which the Company will be merged with and into Victoria (the "Merger"), and

         WHEREAS, Victoria has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Victoria an agreement in substantially the form hereof,

         NOW, THEREFORE, in consideration of Victoria's agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

         1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $1.00 per share, Series A 7-1/2% Cumulative Preferred Stock, par value $7.50 per share, or Series B 10% Cumulative Preferred Stock, par value $7.50 per share (collectively, the "Company Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Victoria, he will not sell, pledge, transfer or otherwise dispose of any shares of the Victoria common stock, par value $1.00 per share ("Victoria Common Stock"), to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Victoria Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Victoria Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Victoria Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Victoria's accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

         2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and agrees not to transfer any Victoria Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder.

         3. The Shareholder agrees that the shares of Victoria Common Stock to be issued to him in the merger will bear a restrictive transfer legend in substantially the following form:

         The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated as of January 12, 1995 which restricts any sale or other transfer of such shares prior to [insert due date of filing of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Victoria agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

         4. The Company agrees that it will not permit the transfer of any shares of Company Stock by the Shareholder within 30 days prior to the Effective Time.

         IN WITNESS WHEREOF, the undersigned have set their hands effective as of the day first written above.

                                        VICTORIA BANKSHARES, INC.

                                        By:_____________________________________
                                              Charles R. Hrdlicka
                                              Chairman of the Board and
                                              Chief Executive Officer

                                        UNITED BANCSHARES, INC.

                                        By:_____________________________________
                                              D. W. Neuenschwander
                                              President

                                        ________________________________________
                                        Signature of Shareholder

                                        ________________________________________
                                        Printed Name of Shareholder

                                   EXHIBIT B


                            EXCHANGE AGENT AGREEMENT

         This Exchange Agent Agreement, dated as of __________________, 1995, is made and entered into by and among Victoria Bankshares, Inc., a Texas corporation ("Victoria"), United Bancshares, Inc., a Texas corporation ("Company"), and Victoria Bank and Trust Company, a Texas chartered bank ("Exchange Agent").

                                   PREAMBLE:

         Pursuant to the Agreement and Plan of Merger dated as of January 12, 1995 ("Merger Agreement") between Victoria and the Company, the Company shall, at the Effective Time, be merged into Victoria. The name of the surviving corporation shall be Victoria Bankshares, Inc. ("Surviving Corporation").

         After the Effective Time, the outstanding shares of the Common Stock, par value $1.00 per share (the "Company Common Stock") of the Company issued and outstanding immediately prior to the Effective Time shall solely represent, in the aggregate, the right to payment by Victoria of total Merger Consideration of _________________ shares of Victoria common stock, par value $1.00 per share ("Victoria Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Company.

         The Company has requested Victoria to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Company Common Stock for shares of Victoria Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Company Common Stock ("Certificates") and related documents. Victoria desires that the Exchange Agent act in such capacity.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Appointment of Exchange Agent. Victoria Bank and Trust Company is hereby appointed as the Exchange Agent for payment of the Merger Consideration to shareholders of the Company. Such appointment shall be in accordance with the terms and conditions set forth herein. Nothing contained herein, however, shall prevent Victoria or the Surviving Corporation from revoking such appointment; provided, however, that any successor Exchange Agent shall be agreeable to Victoria and the Surviving Corporation.


         2. Closing of Stock Transfer Books. At the Effective Time, the Company's stock transfer books will be closed and no transfers shall be permitted.

         3. Duties of Exchange Agent. The Exchange Agent is authorized and directed to perform the following functions contemplated by the Merger Agreement and the Letter of Transmittal:

                 (a) Distribution of Letter of Transmittal. The Exchange Agent shall deliver at the closing or mail to the holders of record of Company Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as Annex A ("Letter of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

                 (b)      Acceptance of Certificates.

                 (i) The Exchange Agent will examine the Letter of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Common Stock and shall determine whether (i) the Letter of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Company's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letter of Transmittal. The Exchange Agent shall accept Certificates which are surrendered in accordance with the provisions of the Merger Agreement and accompanied by the executed Letter of Transmittal. Such Certificates and Letter of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letter of Transmittal and if the person or persons surrendering such Certificates and Letter of Transmittal appears as a shareholder of record of the number of shares surrendered on the list of shareholders supplied and certified to the Exchange Agent by the Company ("Shareholder List") attached as Annex B hereto. In the event the Exchange Agent shall have any questions as to whether a Certificate and Letter of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Victoria for resolution by Victoria and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Victoria. Determination of all questions as to the proper completion or execution of the Letter of Transmittal or as to the proper form for transfer of the Certificates for Company Common Stock shall be made by Victoria together with its attorneys, and such other persons as Victoria shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Victoria of any Letter of Transmittal or Certificates deemed by Victoria to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

                 (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

                 (iii) Tenders may be made only as set forth in the Letter of Transmittal;

                 (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

                 (v) At the close of business each Friday, the Exchange Agent shall inform Victoria in writing of the number of shares of Company Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Victoria such other information concerning the Company Common Stock as it may reasonably request. Such communications should be sent to:

                                           Victoria Bankshares, Inc.
                                           One O'Connor Plaza
                                           Victoria, Texas  77901
                                           Attn: Gregory Sprawka
                                           Telephone No. (512) 573-9432

                 (c) Exchange Fund. In order to provide for payment of the Merger Consideration in accordance with the terms of the Merger Agreement, Victoria, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

                 (d) Victoria Common Stock. Victoria and the Company shall jointly advise the Exchange Agent as to the number of shares of Victoria Common Stock to be distributed to each shareholder which shall be calculated by Victoria and the Company as follows:

                 (i) Company Common Stock. Each holder of Company Common Stock shall receive Merger Consideration equal to ___________ shares of Victoria Common Stock for each share of Company Common Stock held immediately prior to the Effective Time.

                 (ii) Fractional Shares. For each fractional share of Victoria Common Stock which would be delivered upon the surrender of Company Common Stock, each holder of Company Common Stock shall receive cash in an amount equal to the product of such fraction and $____________.

                          The Exchange Agent shall also act as Victoria's transfer agent hereunder. As soon as practicable after acceptance of properly executed Certificates and accompanying Letter of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall issue and mail certificates representing shares of Victoria Common Stock to the shareholders surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

                 (e)      Other Duties of Exchange Agent.

                 (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Victoria shall have issued sufficient Victoria Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

                 (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Company Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

                 (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Victoria or the Surviving Corporation with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Victoria or the Surviving Corporation, as appropriate, and to act in accordance therewith.

                 (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Victoria or the Surviving Corporation) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                 (v) The Exchange Agent shall take all other actions which it or Victoria deems necessary or appropriate under the terms of the Merger Agreement, the Letter of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company Common Stock and the proper maintenance of the Company's and Victoria's shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Victoria all documents received by it in connection with tenders of

         Certificates (including Letter of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof.

         5. Alteration of Instructions. The Exchange Agent shall follow and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Victoria or the Surviving Corporation in connection with the Merger Agreement or any of the transactions contemplated thereby.

         6. Indemnification of Exchange Agent. Victoria and the Surviving Corporation covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including, but not limited to, legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

         7. Compensation for Services. Victoria shall compensate the Exchange Agent for its services hereunder.

         8. Payment of Amounts Due Dissenting Shareholders. In the event that qualified dissenting shareholders of the Company exercise the rights afforded them under the Texas Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Corporation. The Exchange Agent may request and shall be provided additional funds from the Surviving Corporation in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Victoria any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Corporation as to all matters covered by this Paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

         9. Unclaimed Funds. Any monies or certificates deposited hereunder which shall remain unclaimed by the holders of shares of Company Common Stock for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Corporation, be returned to Victoria, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Victoria only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

         10. Investment of Exchange Fund. At the direction of the Surviving Corporation, the Exchange Agent shall invest portions of the Exchange Fund and remit earnings thereon monthly to the Surviving Corporation, provided that all such investments shall be in _____________________________________________________________ [(the "Fund")],
[managed by ________________________________________________________________],
or if for any reason [the Fund] is not available to the Exchange Agent as an investment alternative, as otherwise directed by the Surviving Corporation.

         11. Amendment. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Victoria and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

         12. Section Headings. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         13. GOVERNING LAW. THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

         14. Notices. Notices under this Agreement shall be deemed given if made in writing and sent via prepaid first-class United States mail, or by overnight courier, to:

         If to Victoria or, following the Effective Time, the Surviving
Corporation:

                 Victoria Bankshares, Inc.
                 One O'Connor Plaza
                 Victoria, Texas  77901
                 Attn:  Charles R. Hrdlicka,
                   Chairman of the Board and
                            Chief Executive Officer

         If to the Exchange Agent:

                 Victoria Bank and Trust Company
                 One O'Connor Plaza
                 Victoria, Texas  77901
                 Attn:  _____________________________________

         If to the Company prior
         to the Effective Time:

                 United Bancshares, Inc.
                 2214 Avenue H
                 Rosenberg, Texas  77471
                 Attn: D.W. Neuenschwander

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. Conflict. In the event the terms of this Agreement conflict with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

         17. Defined Terms. Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.


                                     VICTORIA BANKSHARES, INC.



                                     By: ______________________________________
                                              Charles R. Hrdlicka
                                              Chairman of the Board and Chief
                                              Executive Officer

                                     UNITED BANCSHARES, INC.


                                     By: ______________________________________
                                              D. W. Neuenschwander
                                              President

                                     VICTORIA BANK AND TRUST COMPANY


                                     By: ______________________________________

                                     Name: ____________________________________

                                     Title: ___________________________________

                                    ANNEX A


                             LETTER OF TRANSMITTAL

                         For Shares of Common Stock of

                            UNITED BANCSHARES, INC.

             Delivered Pursuant to the Agreement and Plan of Merger
                          dated as of January 12, 1995

                     By Mail or Overnight Delivery Service:

                        Victoria Bank and Trust Company
                               One O'Connor Plaza
                             Victoria, Texas 77901
                     Attention:  __________________________

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED

         Based on its stock transfer records, United Bancshares, Inc. (the "Company") has listed below your name, address and the certificate numbers representing your shares of Common Stock, par value $1.00 per share ("Shares"), of the Company. If any of the listed information appears to be incorrect, please notify _____________________________________________ at
_____________________ at once.

_______________________________________________________________________________
_______________________________________________________________________________

Name, Address and Social Security
  Number of Registered Holders               Certificate(s) Surrendered
_______________________________________________________________________________

                                                              Total Number of
                                          Certificate        Shares Represented
                                           Number(s)         By Certificate(s)
_________________________________      _________________     __________________
Name
                                       _________________     __________________

                                       _________________     __________________
_________________________________

_________________________________
Address


_________________________________        Total Shares        __________________
Social Security Number

_______________________________________________________________________________
_______________________________________________________________________________


              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Gentlemen:

         I, as the registered holder of the above described Shares of the Company, hereby tender to Victoria Bankshares, Inc. ("Victoria"), such Shares pursuant to the Agreement and Plan of Merger dated as of January 12, 1995 ("the Merger Agreement"), by and between Victoria and the Company. I hereby acknowledge receipt of the Proxy Statement dated _________________, 1995, which described the merger ("Merger") provided by the Merger Agreement.

         I represent and warrant to Victoria that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that Victoria Bank and Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Victoria reasonably necessary to complete the exchange of the Shares.

         The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives. I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

         If you wish to have the shares of Victoria Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Victoria Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Victoria Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

         If you are entitled to receive shares of Victoria Common Stock and wish to have certificates representing Victoria Common Stock issued in a name or to an address other than the name or address shown on your Company stock certificates, please indicate the name and address of your assignee below:

                         Name and Address of Assignee


Name:____________________________          Taxpayer I.D. No. or
     (Type or print full name)             Social Security No.:________________


Address:_______________________________________________________________________


City, State, Zip Code:_________________________________________________________

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9



Signatures       _________________________________
                 _________________________________

Dated            _________________________, 1995

Name(s)          _____________________________________________________________
                            (Please Print)

Capacity         _________________________________
                            (Full Title)

Address          _________________________________
                 _________________________________
                              (Include Zip Code)


Area Code and Telephone Number               _____________________________

Tax Identification or Social Security Number _____________________________

________________________________________________________________________________

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1.)

Authorized Signature      __________________________________

Name                      __________________________________
                                   (Please Print)
Title                     __________________________________

Name of Firm              __________________________________

Address                   __________________________________
                          __________________________________
                                      (Include Zip Code)

Area Code and Telephone Number    __________________________

Dated                     ____________________________, 1995

________________________________________________________________________________

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE
________________________________________________________________________________

                          DO NOT WRITE IN SPACE BELOW

Date Received:_________________ By:___________________ Date:______________, 1995



=========================================================================================================================
                                           Company           Victoria           No. of
      Shares        Share Accepted          Stock          Certificate        Fractional           Cash             Check
    Surrendered      for Exchange     Certificate Nos.      No. issued          Shares             Paid              No.
- -------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================


Accepted by:__________________  Checked By:___________ Date:______________, 1995

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS


         1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURE GUARANTEES. Please send all certificates for Shares to Victoria Bank and Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Victoria retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Victoria wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

                 If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to _________ _____________________________, a representative of the Exchange Agent, at ___________________.

         THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

        2. ISSUANCE OF VICTORIA COMMON STOCK. You will receive the Victoria Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Victoria of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

         3. PAYMENT FOR FRACTIONAL SHARES. As provided in Section 1.6(c) of the Merger Agreement, Victoria will not issue any certificates of Victoria Common Stock for fractional shares. In lieu of issuing fractional shares, Victoria will pay to any Company shareholder entitled to receive a fractional share of Victoria Common Stock, a cash payment based on a price of $_______ per share.

         4. NO CONDITIONAL TENDERS; WAIVER OF NOTICE. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

         5. SIGNATURES ON LETTER OF TRANSMITTAL. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

                 If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

                 If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

                 If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

                 If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

         6. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Victoria Common Stock and the payment of cash in lieu of fractional shares will be determined by Victoria, which determination shall be final and binding. Victoria reserves the absolute right to reject any or all tenders determined by Victoria not to be in appropriate form or which would, in the opinion of Victoria's counsel, be unlawful. Victoria also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Victoria's interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Victoria shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

         7. 20% BACKUP WITHHOLDING. Under the Federal income tax law, you must provide Victoria with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 20% of the payments to be received by you.

         8. REQUEST FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the addresses set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

         Under the Federal income tax law, you are to provide Victoria (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Victoria is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

         Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

         If backup withholding applies, Victoria is required to withhold 20% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

         To prevent backup withholding on payments that are made to you with respect to shares of Victoria Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Victoria of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

         As the record owner of the Shares, you are required to give Victoria your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number


PART 1   -       PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX     ______________________________
                 AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
                                                                                   ______________________________
                                                                                   Social Security Number or
                                                                                   Employer Identification Number



PART 2 -         Check the following box if you are NOT subject to backup          ______________________________
                 withholding under the provisions of Section 3406(a)(1)(C) of
                 the Internal Revenue Code because (1) you have not been           ______________________________
                 notified that you are subject to backup withholding as a
                 result of failure to report all interest or dividends or (2)
                 the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

PART 3 -         Check the following box if you are awaiting a Taxpayer            ______________________________
                 Identification Number.
                                                                                   ______________________________


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 20% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  _____________________________ Date:_______________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 20% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.---Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- -----------------------------------------------------------           --------------------------------------------------------
                                        GIVE THE SOCIAL                                                  GIVE THE EMPLOYER
 FOR THIS TYPE OF ACCOUNT:              SECURITY NUMBER               FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION NUMBER
                                        OF ----                                                          OF ----
- -----------------------------------------------------------           --------------------------------------------------------
 1.  An individual's account            The individual                9. A valid trust, estate, or       The legal entity (Do
                                                                         pension trust                   not furnish the
 2.  Two or more individuals (joint     The actual owner of                                              identifying number of
     account)                           the account or, if                                               the personal
                                        combined funds, any                                              representative or
                                        one of the                                                       trustee unless the
                                        individuals (1)                                                  legal entity itself
                                                                                                         is not designated in
 3.  Husband and wife (joint            The actual owner of                                              the account title.)
     account)                           the account or, if                                               (5)
                                        joint funds, either
                                        person(1)

 4.  Custodian account of a minor       The minor(2)                  10. Corporate account              The corporation
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint             The adult or, if the          11.  Religious, charitable, or     The organization
     account)                           minor is the only                  educational organization
                                        contributor, the                   account
                                        minor(1)
                                                                      12.  Partnership account held in   The partnership
                                                                           the name of the business

 6.  Account in the name of             The ward, minor, or           13.  Association, club, or other   The organization
     guardian or committee for a        incompetent person                 tax-exempt organization
     designated ward, minor, or         (3)
     incompetent person

 7.  a   The usual revocable savings    The grantor-                  14.  A broker or registered        The broker or nominee
         trust account (grantor is      trustee(1)                         nominee
         also trustee)

     b   So-called trust account that   The actual owner(1)           15.  Account with the              The public entity
         is not a legal or valid                                           Department of Agriculture
         trust under State law                                             in the name of a public
                                                                           entity (such as a State or
                                                                           local government, school
 8.  Sole proprietorship account        The owner(4)                       district, or prison) that
                                                                           receives agricultural
                                                                           program payments
- -----------------------------------------------------------           --------------------------------------------------------


(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- --  A corporation.

- --  A financial institution.

- -- An organization exempt from tax under section 501(a), or an individual retirement plan.

- --  The United States or any agency or instrumentality thereof.

- -- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- -- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- --  An international organization or any agency, or instrumentality thereof.

- -- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- --  A real estate investment trust.

- --  A common trust fund operated by a bank under section 584(a).

- --  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- --  An entity registered at all times under the Investment Company Act of 1940.

- --  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- --  Payments to nonresident aliens subject to withholding under section 1441.

- -- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- -- Payments of patronage dividends where the amount received is not paid in money.

- --  Payments made by certain foreign organizations.

- --  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- -- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- -- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- --  Payments described in section 6049(b)(5) to nonresident aliens.

- --  Payments on tax-free covenant bonds under section 1451.

- --  Payments made by certain foreign organizations.

- --  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                   EXHIBIT C

                          POOLING OF INTEREST CRITERIA


ATTRIBUTES OF COMBINING ENTERPRISES

(a) AUTONOMY CONDITION. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) INDEPENDENCE CONDITION. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) ONE-YEAR RULE. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) COMMON-STOCK-FOR-COMMON-STOCK-CONDITION. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) CHANGE-IN-EQUITY-INTERESTS CONDITION. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) TREASURY-STOCK CONDITION. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) PROPORTIONATE-INTEREST CONDITION. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) VOTING-RIGHTS CONDITION. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) CONTINGENCY CONDITION. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                   EXHIBIT D

                                VOTING AGREEMENT
                             AND IRREVOCABLE PROXY


                 This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of ______________, 1995 is executed by and among United Bancshares, Inc., a Texas corporation (the "Company"), Victoria Bankshares, Inc., a Texas corporation ("Victoria"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                 WHEREAS, the Company and Victoria have executed that certain Agreement and Plan of Merger dated as of January 12, 1995 (the "Merger Agreement") whereby the Company will be merged with and into Victoria (the "Merger"); and

                 WHEREAS, Section 7.12 of the Merger Agreement requires that the Company deliver to Victoria the irrevocable proxies of the Shareholders; and

                 WHEREAS, Victoria and the Company are relying on the irrevocable proxies in incurring expenses in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

                 NOW THEREFORE, the parties hereto agree as follows:

                 1. Each of the Shareholders hereby represents and warrants to Victoria and the Company that he is the registered holder of and has the exclusive right to vote the shares of common stock ("Stock") of the Company set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in
Section 1.8 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which such Shareholder holds beneficially and has the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of the authorization and approval of the Merger Agreement, and the other agreements and transactions contemplated thereby; provided, however, that no Shareholder shall have any obligation to vote any shares of Stock in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby if the Pricing Average (as defined in the Merger Agreement) of Victoria Common Stock, par value $1.00 per share ("Victoria Common Stock"), decreases below $21.25 per share.

                 2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Victoria (the

"Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement and the other agreements and transactions contemplated thereby if (i) the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form, or (ii) if the Pricing Average decreases below $21.25 per share.

                 3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, such Shareholder will not, and will not agree to, without the consent of Victoria, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Victoria an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

                 4. This proxy shall be limited strictly and solely to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

                 5. Each Shareholder has no present plan or intention to sell or otherwise dispose of the common stock of Victoria to be received pursuant to the Merger. As of the date of consummation of the Merger, each Shareholder agrees to deliver to Victoria a certificate stating that the Shareholder has no plan or intention to sell or otherwise dispose of the common stock of Victoria to be issued pursuant to the Merger as of the date of consummation of the Merger.

                 6. Each Shareholder acknowledges that Victoria and the Company are relying on this Agreement in incurring expenses in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 2.29C of the Texas Business Corporation Act. Each Shareholder and the Company acknowledge that the performance of this Agreement is intended to benefit Victoria.

                 7. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of Victoria Common Stock to be received by the Shareholders upon consummation of the Merger.

                 8. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

                 9. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Victoria and the Shareholder.

                 10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                 11. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

                 12. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

                 13. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.



                                     UNITED BANCSHARES, INC.


                                     By: ___________________________________

                                              D. W. Neuenschwander
                                              President

                                     Address:

                                     P. O. Box 712
                                     Rosenberg, Texas  77471
                                     Attention:  D. W. Neuenschwander



                                     VICTORIA BANKSHARES, INC.


                                     By: ___________________________________
                                              Charles R. Hrdlicka
                                              Chairman of the Board and
                                              Chief Financial Officer

                                     Address:

                                     One O'Connor Plaza
                                     Victoria, Texas  77902
                                     Attention:  Mr. Gregory Sprawka

                   SHAREHOLDERS:




                   ___________________________________________________________

                   Printed Name: _____________________________________________



                   Address:          _________________________________________

                                     _________________________________________


                   ____________ shares of Common Stock


                   (if applicable)

                   Pledgee:          _________________________________________


                   Address:
                            __________________________________________________


                                      ________________________________________

                   Loan No.:
                                      ________________________________________

                                   EXHIBIT E

                         OPINIONS REQUIRED FROM COUNSEL
                          TO THE COMPANY AND THE BANK

            (i) the Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank is a Texas state bank duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Company and the Bank has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Each of the Company and the Bank is duly qualified and in good standing in Texas.

            (ii) the Company has all requisite power and authority to execute and deliver the Agreement, the Exchange Agent Agreement, and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the authorized capital stock of the Company consists solely of (a) 5,000,000 shares of Company Common Stock, of which 235,806 shares are issued and outstanding, and 92 shares of which are held in the treasury; and (b) 1,000,000 shares of Preferred Stock, which are divided into (x) 66,726 shares of Series A 7 1/2% Cumulative Preferred Stock, of which 42,589 shares are issued and outstanding, and none of which are held in treasury; and (y) 26,667 shares of Series B 10% Cumulative Preferred Stock, all of which are issued and outstanding, and none of which are held in treasury; the Company is the record holder of all of the issued and outstanding capital stock of the Bank; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Bank is validly issued, fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

            (iv) to the best of our knowledge, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company or the Bank to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

            (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or association or bylaws of the Company or the Bank, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company or the Bank is a party or by which the Company or the Bank or any of their respective assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or the Bank, or their respective assets or properties;

            (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Victoria, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

            (vii) except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, neither the Company nor the Bank is a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company or the Bank, which by the terms of the Agreement would be required to be set forth in
Section 3.12;

            (viii)      to the best of our knowledge and except as set forth on
Schedule 3.18 to the Agreement, neither the Company nor the Bank is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

            (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Texas, and upon filing by the Secretary of State of Delaware of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the State of Texas with the consequences specified in Article 5.06 of the Texas Business Corporation Act.

                                   EXHIBIT F

                         OPINIONS REQUIRED FROM COUNSEL
                                  TO VICTORIA


            (i) Victoria is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is a bank holding company under the Bank Holding Company Act of 1956, as amended. Victoria has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties as now owned, leased or operated. Victoria is duly qualified and in good standing in the respective states where such qualification is required.

            (ii) Victoria has all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Victoria to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Victoria enforceable against Victoria in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and
(b) general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the shares of Victoria Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Victoria Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Victoria is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

            (iv) the execution and delivery by Victoria of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the certificate of incorporation or bylaws of Victoria, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Victoria is a party or by which Victoria or any of its assets or properties is bound, the breach or violation of which could have a material adverse effect on Victoria and its Subsidiaries taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Victoria or its assets or properties;

            (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Victoria of the Agreement;

            (vi) to the best of our knowledge, Victoria is not in violation of or default under the Certificate of Incorporation or Bylaws of Victoria or any agreement, document or instrument under which Victoria is obligated or bound, or any law, order, judgment, or regulation applicable to Victoria or any of its Subsidiaries, the violation of which could have a material adverse effect on Victoria and its Subsidiaries taken as a whole; and

            (vii) the shares of Victoria Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended.

                                   EXHIBIT G

                               RELEASE OF CLAIMS

         THIS RELEASE OF CLAIMS ("Release") dated the ___ day of ___________, 1995, is executed and delivered by the undersigned individual to United Bancshares, Inc., a Texas corporation (the "Company"), and Rosenberg Bank and Trust, a Texas state bank (the "Bank").

         WHEREAS, Victoria Bankshares, Inc. ("Victoria") will acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of January 12, 1995 by and between Victoria and the Company (the "Agreement"), whereby the Company will be merged with and into Victoria; and

         WHEREAS, Victoria has required as a condition to such acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Company or the Bank;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. Release. The undersigned hereby RELEASES and FOREVER DISCHARGES the Company and the Bank from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against the Company or the Bank, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that the Company and the Bank shall not be released from any of their respective obligations or liabilities to the undersigned (i) in respect of accrued compensation permitted by his agreement with the Company or the Bank; (ii) pursuant to the provisions of the articles of incorporation or association or bylaws of the Company or the Bank regarding the indemnification of directors and officers; and (iii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof.

         Section 2. Successors. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Company and the Bank and their respective successors and assigns.

         Section 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.

         Section 4. Modification. This Release may be modified only by a written instrument executed by the undersigned and the Company and the Bank.

         IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.





                                      ________________________________________
                                      Signature


                                      ________________________________________
                                      Printed Name



STATE OF TEXAS            )
                          )
COUNTY OF FORT BEND       )

         This instrument was acknowledged before me on _______________, 1995 by
____________________.






                                      ________________________________________
                                      Notary Public in and for the
                                      State of Texas


                                      ________________________________________
                                      Notary's Name Typed or Printed


                                      My Commission Expires: _________________

                                   EXHIBIT H

                               RELEASE OF CLAIMS


         THIS RELEASE OF CLAIMS ("Release") dated the _____ day of _________________, 1995, is executed and delivered by United Bancshares, Inc., a Texas corporation (the "Company"), and Rosenberg Bank and Trust, a Texas state bank (the "Bank").

         WHEREAS, the persons listed on Exhibit A attached hereto and made a part hereof constitute the duly elected officers ("Officers") and directors ("Directors") of the Company and the Bank on the date hereof;

         WHEREAS, Victoria Bankshares, Inc., a Texas corporation ("Victoria"), will acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of January 12, 1995 by and between Victoria or the Company ("Agreement"), whereby the Company will be merged with and into Victoria; and

         WHEREAS, the Company has required as a condition to such acquisition that the Officers and Directors be released of any claims by the Company or the Bank against the Officers and Directors;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bank hereby agree as follows:

         Section 1. Release. The Company and the Bank hereby RELEASE and FOREVER DISCHARGE the Officers and Directors from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Company or the Bank ever had, now have, or hereafter can, shall or may have against the Officers and Directors, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no Officer or Director shall be released from (i) any action arising from intentional fraud, deceit or wilful misconduct in connection with the transactions contemplated by the Agreement or otherwise, or (ii) his or her obligations or liabilities to the Company or the Bank in connection with any indebtedness or any contractual obligation or liability of such Officer or Director to the Company or the Bank existing on the date hereof.

         Section 2. Successors. This Release shall be binding upon the Company and the Bank and their respective successors and assigns and shall inure to the benefit of the Officers and Directors and their respective heirs, devisees, administrators, executors, successors and assigns.

         Section 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.

         Section 4. Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. Modification. This Release may be modified as to any Officer or Director only by a written instrument executed by the undersigned and such Officer or Director.

         IN WITNESS WHEREOF, the Company and the Bank have executed this Release effective as of the date first above written.




                                   UNITED BANCSHARES, INC.


                                   By: _______________________________________
                                       D. W. Neuenschwander
                                       President

                                   ROSENBERG BANK AND TRUST


                                   By: _______________________________________
                                       D. W. Neuenschwander
                                       President

STATE OF TEXAS            )
                          )
COUNTY OF FORT BEND       )


         This instrument was acknowledged before me on _______________, 1995 by D.W. Neuenschwander, President of United Bancshares, Inc. and Rosenberg Bank and Trust.




                                        _______________________________________
                                        Notary Public in and for the
                                        State of Texas



                                        _______________________________________
                                        Notary's Name Typed or Printed


                                        My Commission Expires: ________________

                         ______________________________

                                  APPENDIX II

                               DISSENTERS' RIGHTS
                                  OF APPRAISAL

                         ______________________________

                PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT
                                  RELATING TO
                       RIGHTS OF DISSENTING SHAREHOLDERS


ART. 5.12.       PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE
                 ACTIONS

         A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

                 (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
(10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

                 (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

                 (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

                 (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

         B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

         C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

         D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

         E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

         F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

         G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20:         Indemnification of Directors and Officers.

         Victoria has the power to indemnify its officers and directors against liability for certain of their acts consistent with Victoria's Articles of Incorporation, Bylaws, resolutions and other proper action. Article V of Victoria's Bylaws provides in part as follows:

                 The Corporation shall indemnify directors, officers, employees, and agents of the Corporation to the fullest extent required by Article 2.02-1 of the Texas Business Corporation Act and may indemnify such persons to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, subject in each case to restrictions, if any, in the Articles of Incorporation. The Corporation shall have the power to purchase and maintain at its cost and expense insurance on behalf of such persons to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act.

         In addition, Article Eleven of Victoria's Articles of Incorporation provides:

         To the fullest extent not prohibited by law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as director, except that this Article does not eliminate or limit the liability of a director for:

                 (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

                 (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

                 (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                 (4) an act or omission for which the liability of a director is expressly provided for by statute; or

                 (5) an act related to an unlawful stock repurchase or payment of a dividend.


Item 21:         Exhibits and Financial Statement Schedules.

         An Index to Exhibits appears at pages II-6 through II-7 hereof.

Item 22.         Undertakings.


         The undersigned Registrant hereby undertakes:



         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



                          Provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                 (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.


         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Victoria pursuant to the foregoing provisions, or otherwise, Victoria has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Victoria of expenses incurred or paid by a director, officer or controlling person of Victoria in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Victoria will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, State of Texas, on May 9, 1995.


                                       VICTORIA BANKSHARES, INC.



                                       By:  /s/ Gregory Sprawka
                                            -----------------------------
                                                Gregory Sprawka
                                                Executive Vice President and
                                                Chief Financial Officer and
                                                Secretary-Treasurer


         Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                 TITLE                             DATE
                ---------                                 -----                             ----
        /s/  Charles R. Hrdlicka              Chairman of the Board and Chief            May 9, 1995
- -----------------------------------------     Executive Officer and Director
            (Charles R. Hrdlicka)              (Principal Executive Officer)


          /s/  Gregory Sprawka                Executive Vice President, Chief            May 9, 1995
- -----------------------------------------     Financial Officer and Secretary-
              (Gregory Sprawka)                Treasurer (Principal Financial
                                                  and Accounting Officer)


                    *                                   Director                         May 9, 1995
- -----------------------------------------
           (D. H. Braman, Jr.)


                    *                                   Director                         May 9, 1995
- -----------------------------------------
            (R. W. Briggs, Jr.)


                    *                                   Director                         May 9, 1995
- -----------------------------------------
            (Edwin W. Dentler)


                    *                                   Director                         May 9, 1995
- -----------------------------------------
              (R. J. Hewitt)


                SIGNATURE                                 TITLE                             DATE
                ---------                                 -----                             ----
                    *                                    Director                        May 9, 1995
- ------------------------------------------
         (Ralph R. Gilster, III)


                    *                                    Director                        May 9, 1995
- ------------------------------------------
           (Jack R. Morrison)


                                                         Director                        May _, 1995
- ------------------------------------------
           (Dennis O'Connor)


                    *                                    Director                        May 9, 1995
- ------------------------------------------
          (Tom O'Connor, Jr.)


                                                         Director                        May _, 1995
- ------------------------------------------
           (Munson Smith)


*By        /s/  Gregory Sprawka
    --------------------------------------
         Gregory Sprawka, Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                          Sequentially
Exhibit Number                                                                            Numbered Page
- --------------                                                                            -------------
   *2.0           Merger Agreement by and between Victoria and United dated as of
                  January 12, 1995, (included as Appendix I to the Proxy
                  Statement/Prospectus in Part I of this Registration Statement).

   *3.1           Restated Articles of Incorporation of Victoria filed
                  September 8, 1994 (incorporated by reference to Exhibit 3.1 to
                  Victoria's Annual Report on form 10-K for the year ended
                  December 31, 1994 [File No. 0-8037]).

   *3.2 Amended and Restated Bylaws of Victoria (incorporated by reference to Exhibit 3.2 to Victoria's Annual Report on
                  Form 10-K for the year ended December 31, 1994 [File
                  No. 0-8037]).

  **5.0           Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon,
                  L.L.P. as to the legality of the securities being registered together with accompanying consent.

  **8.0 Opinion and consent of Bracewell & Patterson, L.L.P. pertaining to the federal income tax consequences of the Merger.

    9.0           Form of Voting Agreement and Irrevocable Proxy, dated as of
                  January 12, 1995, by and among United, Victoria and certain
                  Shareholders of United.

  *10.1           Dividend Reinvestment and Stock Purchase Plan of Victoria
                  (incorporated by reference to the Prospectus included in the Registration Statement of Victoria on Form S-3 filed with the Commission on September 5, 1985 [File No. 33-00091]).

  *10.2           Lease Agreement, dated December 14, 1984, between VB&T and the
                  Estate of Thos. O'Connor (incorporated by reference to Exhibit 10.5 to Victoria's Annual Report on Form 10-K for the year ended December 31, 1984 [File No. 0-8037]).

  *10.3 Purchase and Sale Agreement, dated as of December 21, 1984, between VB&T and Plaza Associates (incorporated by reference to Exhibit 10(d) to the Registration Statement of the Company on Form S-15 filed with the Commission on January 25, 1985 [File
                  No. 2-95482]).

__________________________________

*       Incorporated herein by reference

**      Previously filed


                                     II-7
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
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
  *10.4           Lease Agreement, effective November 1,  1992, between VB&T and
                  The Fordyce Company (incorporated by Reference to Exhibit 10.4 to the Company's Annual Report on Form  10-K for the year ended
                  December 31, 1992 [File No. 0-8037]).

  *10.5           Amended and Restated Nonqualified Supplemental Executive
                  Retirement Plan of Victoria effective January 1, 1994
                  (incorporated by reference to Exhibit 10.5 to Victoria's Annual
                  Report on Form 10-K for the year ended December 31, 1994 [File
                  No. 0-8037]).

  *10.6           Trust Agreement by and between Victoria and VB&T effective
                  January 1, 1994 (incorporated by reference to Exhibit 10.6 to
                  Victoria's Annual Report on Form 10-K for the year ended
                  December 31, 1994 [File No. 0-8037]).

  *10.7           Stock Option Plan of Victoria (incorporated by reference to
                  Exhibit 20 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991 [File No. 0-8037]).

 **10.8 Consulting Agreement by and between VB&T and D.W. Neuenschwander dated as of January 12, 1995.

  *13.1 Victoria's Annual Report to Shareholders (incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 0-8037]).

  *21.0 List of subsidiaries of Victoria (incorporated by reference to Exhibit 22 to Victoria's Annual Report on Form 10-K for the year ended December 31, 1992 [File No. 0-8037]).

 **24.1           Consent of Arthur Andersen LLP, Independent  Public Accountants--
                  Victoria.

 **24.2           Consent of Grant Thornton LLP, Independent Certified  Public
                  Accountants--United.

 **25.0           Powers of Attorney

   99.1           Form of Proxy


_____________________________


*        Incorporated herein by reference



**       Previously filed




                                     II-8